PROSPECTUS SUPPLEMENT
                                                      FILED PURSUANT TO RULE
                                                             424(B)(2)
                                                    REGISTRATION NO. 333-30905
                                                                AND
                                                    REGISTRATION NO. 333-39899

                          2,000,000 FELINE PRIDES-SM-

                          PROTECTIVE LIFE CORPORATION

                              PLC CAPITAL TRUST II
                                ----------------

    The securities offered hereby are 2,000,000 FELINE PRIDES-SM- ("FELINE PRIDES" or the "Securities") of Protective Life Corporation, a Delaware corporation ("Protective Life" or the "Company"), and PLC Capital Trust II, a statutory business trust formed under the laws of the State of Delaware ("PLC Capital" or the "Trust"). Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an Income PRIDES-SM-) with a Stated Amount of $50 (the "Stated Amount") comprised of (A) a stock purchase contract (a "Purchase Contract") under which (I) the holder will purchase from the Company on February 16, 2001 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, $.50 par value per share (the "Common Stock"), of the Company equal to the Settlement Rate described herein, and (II) the Company will pay the holder unsecured contract adjustment payments ("Contract Adjustment Payments") at the rate of 0% of the Stated Amount per annum, provided that if such rate is 0%, then the Company will not make any Contract Adjustment Payments, and (B) beneficial ownership of a 6 1/2% Trust Originated Preferred Security (a "Preferred Security"), having a stated liquidation amount per Preferred Security equal to the Stated Amount, representing a preferred undivided beneficial interest in the assets of
                                                        (CONTINUED ON NEXT PAGE)
                           --------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE S-22 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SECURITIES.

    Prior to the offering made hereby there has been no public market for the Securities. The Income PRIDES have been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "PLPrP", subject to official notice of issuance. On November 20, 1997, the last reported sale price of the Common Stock on the NYSE was $53 5/16 per share.
                           --------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                         PRICE TO           UNDERWRITING          PROCEEDS TO
                                                         PUBLIC(1)          COMMISSION(2)       THE COMPANY(3)
Per Income PRIDES.................................        $50.00                $1.50               $48.50
Total(4)..........................................     $100,000,000          $3,000,000           $97,000,000

(1) Plus accrued distributions on the related Preferred Securities and Contract Adjustment Payments, if any, from November 26, 1997. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and the related Preferred Security in proportion to their respective fair market values at the time of purchase. See "Certain Federal Income Tax Consequences -- Acquisition of Income PRIDES; Initial Basis in Preferred Securities and Purchase Contracts."

(2) The Company and PLC Capital have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) Before deducting estimated expenses payable by the Company estimated at $600,000.

(4) The Company and PLC Capital have granted to the Underwriters a 30-day option to purchase up to an additional 300,000 Income PRIDES, to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Commission and Proceeds to the Company will be $115,000,000, $3,450,000 and $111,550,000, respectively. See "Underwriting."
                           --------------------------

    The Securities are offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them, and subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Securities offered hereby will be made in New York, New York on or about November 26, 1997.
                           --------------------------

MERRILL LYNCH & CO.

          GOLDMAN, SACHS & CO.

                    FOX-PITT, KELTON INC.

                              THE ROBINSON-HUMPHREY COMPANY

                           --------------------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 20, 1997.

----------
-SM-Service Mark of Merrill Lynch & Co. Inc.

PLC Capital. The Company will, directly or indirectly, own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of PLC Capital. PLC Capital exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of 6 1/2% Subordinated Debentures of the Company, due February 16, 2003, Series C (the "Subordinated Debt Securities"). As long as the FELINE PRIDES are in the form of Income PRIDES, the related Preferred Securities will be pledged to the Collateral Agent (as defined herein), to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

    Aggregate payments of 6 1/2% of the Stated Amount per annum will be made or accrue on each Income PRIDES quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1997, until the Purchase Contract Settlement Date. These payments will consist of cumulative cash distributions on the related Preferred Securities payable by PLC Capital at the rate of 6 1/2% of the Stated Amount per annum, and Contract Adjustment Payments payable by the Company at the rate of 0% of the Stated Amount per annum (PROVIDED that if such rate is 0%, then the Company will not make any Contract Adjustment Payments), in each case, subject to the Company's right to defer payment of such amounts. The ability of PLC Capital to make the quarterly distributions on the Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the Company on the Subordinated Debt Securities. The Company will have the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Subordinated Debt Securities, to defer the interest payments due on the Subordinated Debt Securities, and to defer Contract Adjustment Payments, if any, until the Purchase Contract Settlement Date. As a consequence of such deferral, quarterly distributions on the Income PRIDES would be deferred, but would continue to accrue with interest compounded quarterly.

    The distribution rate on the Trust Securities and the interest rate on the related Subordinated Debt Securities that remain outstanding after the Purchase Contract Settlement Date will be reset on the Purchase Contract Settlement Date to a rate per annum (the "Reset Rate") which will be equal to the sum of (x) a spread amount (the "Reset Spread") to be determined by the Reset Agent (as defined herein) on the fifth Business Day (as defined herein) prior to the Purchase Contract Settlement Date and (y) the Treasury Rate (as defined herein) on the Two-Year Benchmark Treasury (as defined herein) in effect on the Purchase Contract Settlement Date. The Reset Spread will be the spread amount determined by the Reset Agent to be equal to the amount that, when added to the Treasury Rate, would be the distribution rate the Preferred Securities should bear in order for a Preferred Security to have an approximate market value of 100.5% of the Stated Amount on the Purchase Contract Settlement Date, PROVIDED that the Reset Spread may not exceed 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is set at the maximum of 2%.

    The payment of distributions and redemptions out of moneys held by PLC Capital and payments on liquidation of PLC Capital will be guaranteed by the Company (the "Preferred Securities Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantee." The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent PLC Capital has funds available therefor, which will not be the case unless the Company has made a payment of principal or interest on the Subordinated Debt Securities held by PLC Capital as its sole asset. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture (as defined herein) and the Company's obligations under the Declaration (as defined herein), provides a full and unconditional guarantee by the Company of amounts due on the Preferred Securities.

    The Company's obligations in respect of the Contract Adjustment Payments, the Subordinated Debt Securities and the Preferred Securities Guarantee generally will be (i) subordinate and junior in right of payment to all Senior Indebtedness (as defined herein), (ii) PARI PASSU with respect to the Company's guarantee of the Common Securities (the "Common Securities Guarantee"), the Company's guarantee of PLC Capital L.L.C.'s 9% Cumulative Monthly Income Preferred Securities, Series A (the "Series A Guarantee"), having an aggregate liquidation amount of $55 million, the Company's 9% Subordinated

Debentures, due 2024, Series A (the "Series A Subordinated Debentures"), having an aggregate liquidation amount of $69.6 million, the Company's guarantee of PLC Capital Trust I's 8 1/4% Trust Originated Preferred Securities (the "8 1/4% Preferred Securities Guarantee"), having an aggregate liquidation amount of $75 million, the Company's guarantee of PLC Capital Trust I's 8 1/4% Trust Originated Common Securities, having an aggregate liquidation amount of $2.3 million (the "8 1/4% Common Securities Guarantee" and together with the 8 1/4% Preferred Securities Guarantee, the "8 1/4% TOPrS Guarantees") and the Company's 8 1/4% Subordinated Debentures due 2027, Series B (the "Series B Subordinated Debentures"), having an aggregate liquidation amount of $77.3 million, and with all unsecured trade creditors of the Company and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or hereafter issued, from time to time, if any, by the Company and to any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company.

    Each holder of an Income PRIDES will have the right to substitute for the related Preferred Securities held by the Collateral Agent zero-coupon U.S. Treasury Securities (CUSIP No. 912820 AZ0), which are principal strips of the 7 3/4% U.S. Treasury Securities which mature on the Business Day immediately preceding the Purchase Contract Settlement Date (the "Treasury Securities"), in an amount per Income PRIDES equal to the Stated Amount per Preferred Security. Because Treasury Securities are issued in integral multiples of $1,000, holders may make such substitutions only in integral multiples of 20 Income PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Preferred Securities as collateral to secure such obligation are referred to herein as Growth PRIDES-SM-. Each Growth PRIDES will consist of a unit with a face amount of $50 comprised of (A) a Purchase Contract under which (I) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount of such Growth PRIDES, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate described herein and (II) the Company will pay the holder Contract Adjustment Payments at the rate of 0% of the Stated Amount per annum, PROVIDED that if such rate is 0%, then the Company will not make any Contract Adjustment Payments, and (B) a 1/20 undivided beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day immediately preceding the Purchase Contract Settlement Date. Upon the substitution of Treasury Securities for the related Preferred Securities as collateral, such Preferred Securities will be released to the holder as described herein and thereafter will trade separately from the resulting Growth PRIDES. Each such released Preferred Security that is not re-pledged with the Collateral Agent in connection with the recreation of Income PRIDES or in respect of which the related Subordinated Debt Security is not put to the Company on the Purchase Contract Settlement Date will remain outstanding following the Purchase Contract Settlement Date until it is automatically redeemed in connection with the maturity of the related Subordinated Debt Security on February 16, 2003. Contract Adjustment Payments, if any, will be payable by the Company on the Growth PRIDES on March 31, June 30, September 30 and December 31 of each year. In addition, imputed interest will continue to accrete on the related Treasury Securities. A holder of Growth PRIDES will have the right subsequently to recreate Income PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and the release of the related Treasury Security to such holder. Such Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

    In accordance with the terms of the Subordinated Debt Securities, holders of Subordinated Debt Securities (including the Institutional Trustee and, following the distribution of the Subordinated Debt Securities upon a dissolution of the Trust as described in "Description of the Preferred Securities-- Distribution of the Subordinated Debt Securities," any other holder) will have the right to put their Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, upon at least three Business Days' prior notice (or upon one Business Day's prior notice under the limited circumstances described in the next paragraph), at a price per Subordinated Debt Security equal to $50, plus accrued and unpaid interest, if any, thereon. Holders of Trust Securities will have the right, upon notice given prior to or on the third Business Day immediately preceding the Purchase Contract Settlement Date, to require the Institutional Trustee, as holder of the related Subordinated Debt Securities, to exercise such put right. Upon the repurchase by the Company of such Subordinated Debt Securities pursuant to such exercise, the proceeds from such repurchase shall simultaneously be applied to repay such Trust Securities in cash, at a price per Trust Security equal to $50, plus accumulated and unpaid distributions, if any, thereon. If such Trust Securities (or, in the event of a distribution of the Subordinated Debt Securities, such Subordinated Debt Securities) are components of Income PRIDES on the Business Day immediately preceding the Purchase Contract Settlement Date and, on or prior to such Business Day, the related Purchase Contracts have not been settled through the delivery of cash in the manner described herein, then, instead of being paid directly to the holder, the portion of the proceeds of such repayment or repurchase, as the case may be, equal to the aggregate stated liquidation amount of such Trust Securities or to the aggregate principal amount of such Subordinated Debt Securities, as the case may be, will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts, and the remainder will be paid to such holder in cash.

    On the Business Day immediately preceding the Purchase Contract Settlement Date, unless (a) the holder of the related Subordinated Debt Securities has previously notified the Company that it is exercising its right to put such Subordinated Debt Securities to the Company, (b) a holder of FELINE PRIDES has either (i) settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, or (ii) settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date in the manner provided herein or (c) an event described under "Description of the Purchase Contracts-- Termination" has occurred, then (x) in the case of Income PRIDES,
(A) the holder of the related Preferred Securities will be deemed to have requested the Institutional Trustee, as the holder of the related Subordinated Debt Securities, to exercise its right to put such related Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, and, upon the repurchase of such related Subordinated Debt Securities, the proceeds will be applied to repay such related Preferred Securities, and the portion of the proceeds equal to the aggregate stated liquidation amount of such Preferred Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts, and the remainder will be paid to such holder in cash, or (B) in the event that the Subordinated Debt Securities have been distributed, the holder of the Subordinated Debt Securities will be deemed to have exercised its right to put such Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, and, upon the repurchase of such Subordinated Debt Securities, the portion of the proceeds equal to the aggregate principal amount of such Subordinated Debt Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts, and the remainder will be paid to such holder in cash, and (y) in the case of Growth PRIDES, the principal amount of the related Treasury Securities, when paid at maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts.

    In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contracts through the delivery of cash or settles such Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein. Each such released Preferred Security that is not repaid as a result of the put of the related Subordinated Debt Security to the Company on the Purchase Contract Settlement Date will remain outstanding until it is automatically redeemed in connection with the maturity of the related Subordinated Debt Security on February 16, 2003.

    The Company will have the right at any time to dissolve the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities. If the Subordinated Debt Securities are distributed to the holders of the Trust Securities, the Company will use its best efforts to cause the Subordinated Debt Securities to be listed on such exchange on which the Preferred Securities are then listed, if any, including, if applicable, the NYSE. See "Risk Factors--Possible Illiquidity of the Secondary Market."
                            ------------------------

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                         PROSPECTUS SUPPLEMENT SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN, OR INCORPORATED BY REFERENCE IN, THE ACCOMPANYING PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. A LISTING OF THE PAGES ON WHICH APPEAR CERTAIN DEFINITIONS OF CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT SUMMARY AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT IS SET FORTH IN THE "INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT" HEREIN. UNLESS THE CONTEXT OTHERWISE REQUIRES, (I) AS USED IN THIS PROSPECTUS SUPPLEMENT, "PROTECTIVE LIFE" AND THE "COMPANY" REFER TO THE CONSOLIDATED GROUP OF PROTECTIVE LIFE CORPORATION AND ITS SUBSIDIARIES AND (II) ALL INFORMATION HEREIN ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION.

                                  THE COMPANY

    Protective Life, a Delaware corporation incorporated in 1981, is an insurance holding company that, through its subsidiary life insurance companies, produces, distributes and services a diverse array of life insurance, retirement savings and investment products and specialty insurance products. Protective Life markets individual life insurance, dental insurance, credit life and disability insurance, guaranteed investment contracts and annuities throughout the United States. The Company also maintains a separate line of business devoted exclusively to the acquisition of insurance policies from other companies and participates in a joint venture which owns a life insurance company in Hong Kong. Protective Life Insurance Company ("Protective Life Insurance"), founded in 1907, is Protective Life's principal operating subsidiary. Protective Life Insurance is currently assigned a rating of A+ (Superior) by A.M. Best Company, Inc. (2nd highest rating of 15), a claims-paying ability rating of AA (Excellent) by Standard & Poor's (3rd highest rating of 18) and an insurance financial strength rating of A1 by Moody's Investors Service (5th highest rating of 15). Protective Life's principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223 (telephone: (205) 879-9230).

    For the year ended December 31, 1996 and the nine months ended Septemer 30, 1997, Protective Life reported revenues of approximately $1.0 billion and $0.8 billion, respectively, and net income of $89.0 million and $82.7 million, respectively. At September 30, 1997, Protective Life had total assets of approximately $10.2 billion and stockholders' equity of $710.9 million. At December 31, 1996, Protective Life had life insurance in force of $69.3 billion.

    Over the five-year period ended December 31, 1996, Protective Life's total assets have grown from $3.1 billion to approximately $8.3 billion, a compound annual growth rate of 21.5%. In the same five-year period, Protective Life's net income has grown from $35.8 million to $89.0 million, a compound annual growth rate of 20.0%, and its return on equity has averaged 17.7%.

    The Company's operating strategy has been to acquire and consolidate selected books of insurance business and smaller insurance companies, grow its core business through the generation of new sales, and identify and enter higher growth specialty segments of the insurance industry. The Company believes that its diverse product mix supports this strategy by giving the Company broad exposure to attractive market opportunities and a more diverse base of earnings. The Company also emphasizes discipline in the allocation of capital, the pricing of products and the management of expenses.

                         SUMMARY FINANCIAL INFORMATION

    The following selected consolidated financial information as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 has been derived from previously published audited consolidated financial statements of Protective Life, prepared in accordance with generally accepted accounting principles, which have been examined and reported upon by Coopers & Lybrand L.L.P., independent auditors. The selected consolidated financial information at and for the nine-month periods ending on September 30, 1997 and September 30, 1996 have been derived from the third quarter 1997 and 1996 unaudited quarterly consolidated financial statements of Protective Life. The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements from which it has been derived and the accompanying notes thereto incorporated by reference herein. See also, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and accompanying notes included herein.

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,
                                          ----------------------
                                             1997        1996
                                          ----------  ----------
                                          (DOLLARS IN THOUSANDS,
                                             EXCEPT PER SHARE
                                                 AMOUNTS)
INCOME STATEMENT DATA
Premiums and policy fees................  $  363,817  $  366,533
Net investment income...................     426,001     384,149
Realized investment gains (losses)......         786       5,882
Other income............................      21,890      15,509
                                          ----------  ----------
        Total revenues..................     812,494     772,073
                                          ----------  ----------
Benefits and expenses...................     680,891     670,854
Income tax expense......................      44,745      34,415
Minority interest.......................       4,111       2,413
Change in accounting principle..........      --          --
                                          ----------  ----------
        Net income......................  $   82,747  $   64,391
                                          ----------  ----------
                                          ----------  ----------

PER SHARE DATA(1)
Net income(2)...........................  $     2.65  $     2.15
Cash dividends..........................  $     0.58  $     0.52
Weighted average number of shares
  outstanding...........................  31,219,799  29,995,190
Stockholders' equity....................  $    23.07  $    18.58
Stockholders' equity excluding net
  unrealized gains and losses on
  investments...........................  $    21.85  $    19.14


                                                               YEAR ENDED DECEMBER 31,
                                          ------------------------------------------------------------------
                                              1996          1995          1994          1993         1992
                                          ------------  ------------  ------------  ------------  ----------

INCOME STATEMENT DATA
Premiums and policy fees................  $    494,153  $    432,576  $    402,772  $    370,758  $  323,136
Net investment income...................       517,483       475,924       417,825       362,130     284,069
Realized investment gains (losses)......         5,510         1,612         6,298         5,054         (14)
Other income............................        20,857        11,768        21,553        21,695      18,835
                                          ------------  ------------  ------------  ------------  ----------
        Total revenues..................     1,038,003       921,880       848,448       759,637     626,026
                                          ------------  ------------  ------------  ------------  ----------
Benefits and expenses...................       898,262       800,846       742,275       674,593     566,079
Income tax expense......................        47,512        41,152        33,976        28,475      17,384
Minority interest.......................         3,217         3,217         1,796            19          90
Change in accounting principle..........       --            --            --            --            1,053
                                          ------------  ------------  ------------  ------------  ----------
        Net income......................  $     89,012  $     76,665  $     70,401  $     56,550  $   41,420
                                          ------------  ------------  ------------  ------------  ----------
                                          ------------  ------------  ------------  ------------  ----------
PER SHARE DATA(1)
Net income(2)...........................  $       2.94  $       2.68  $       2.57  $       2.07  $     1.52
Cash dividends..........................  $        .70  $        .62  $        .55  $       .505  $      .45
Weighted average number of shares
  outstanding...........................    30,285,911    28,627,345(3)   27,392,936(3)   27,381,578(3) 27,315,986
Stockholders' equity....................  $      19.98  $      18.30  $       9.86  $      13.17  $    10.28
Stockholders' equity excluding net
  unrealized gains and losses on
  investments...........................  $      19.76  $      16.29  $      13.78  $      11.74  $    10.16

                                              SEPTEMBER 30,
                                         -----------------------
                                            1997         1996
                                         -----------  ----------
                                         (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA
Total assets...........................  $10,155,520  $7,986,781
Long-term debt.........................      127,100     139,000
Total debt.............................      138,600     139,000
Guaranteed Preferred Beneficial
  Interests in Company's Subordinated
  Debentures
  Monthly Income Preferred Securities,
    Series A(4)........................       55,000      55,000
  8 1/4% Trust Originated Preferred
    Securities.........................       75,000      --
Stockholders' equity...................      710,928     572,217
Stockholders' equity excluding
  unrealized gains and losses on
  investments..........................  $   673,174  $  589,540

CONSOLIDATED STATUTORY FINANCIAL DATA
  (5)
Net income.............................  $    84,885  $   79,490
Total capital and surplus..............  $   417,227  $  458,900

                                                                    DECEMBER 31,
                                         ------------------------------------------------------------------
                                             1996          1995          1994          1993         1992
                                         ------------  ------------  ------------  ------------  ----------

BALANCE SHEET DATA
Total assets...........................  $  8,263,205  $  7,231,257  $  6,130,284  $  5,316,005  $4,006,667
Long-term debt.........................       168,200       115,500        98,000       137,598      31,014
Total debt.............................       181,000       115,500        98,000       147,118      88,248
Guaranteed Preferred Beneficial
  Interests in Company's Subordinated
  Debentures
  Monthly Income Preferred Securities,
    Series A(4)........................        55,000        55,000        55,000       --           --
  8 1/4% Trust Originated Preferred
    Securities.........................       --            --            --            --           --
Stockholders' equity...................       615,316       526,557       270,373       360,733     281,400
Stockholders' equity excluding
  unrealized gains and losses on
  investments..........................  $    608,628  $    468,694  $    377,905  $    321,449  $  278,244
CONSOLIDATED STATUTORY FINANCIAL DATA
  (5)
Net income.............................  $    102,337  $    115,259  $     68,945  $     53,138  $   32,426
Total capital and surplus..............  $    456,320  $    324,416  $    306,858  $    265,075  $  208,476

------------------------
(1) Prior periods have been restated to reflect a two-for-one stock split on June 1, 1995.

(2) Net income per share is computed using the weighted average number of shares outstanding during each period.

(3) Excludes contingently issuable shares of 266,293, 199,189, 208,233, 231,253, 262,730, and 257,272 at September 30, 1997 and 1996, and at December 31, 1996, 1995, 1994, and 1993, respectively. The dilutive effect of such shares on earnings per share is less than three percent.

(4) Historically the Series A Preferred Securities have been reported as "minority interest in consolidated subsidiaries" in the Company's financial statements. In the Company's future financial statements, the Series A Preferred Securities, the 8 1/4% Trust Originated Preferred Securities and the Preferred Securities will all be reported under "Guaranteed Preferred Beneficial Interests in the Company's Subordinated Debt Securities."

(5) Of Protective Life's insurance subsidiaries prepared in conformity with statutory accounting practices prescribed or permitted by insurance regulatory authorities. Statutory accounting practices differ in some respects from generally accepted accounting principles. For example, (a) acquisition costs of obtaining new businesses are expensed as incurred, (b) benefit liabilities are computed using methods statutorily mandated and are not adjusted for actual experience, (c) income tax expense is computed on taxable earnings and (d) furniture and equipment, agents' debt balances and prepaid expenses are charged directly against surplus rather than reported as assets.

                                   THE TRUST

    PLC Capital is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of July 1, 1997, executed by Protective Life, as sponsor (the "Sponsor"), and the trustees of PLC Capital (the "PLC Capital Trustees") and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware on July 1, 1997. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). PLC Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. See "The Trust."

                                  THE OFFERING

Securities Offered............  2,000,000 Income PRIDES.

Issuers.......................  Protective Life Corporation and PLC Capital Trust II.

Stated Amount.................  $50 per Income PRIDES.

Components of FELINE PRIDES...  Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an "Income PRIDES") comprised of (a)
                                a stock purchase contract (a "Purchase Contract") under
                                which (i) the holder will purchase from the Company on
                                February 16, 2001 (the "Purchase Contract Settlement Date"),
                                for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate (as defined herein), and (ii) the
                                Company will pay Contract Adjustment Payments, if any, to
                                the holder, and (b) beneficial ownership of a 6 1/2% Trust
                                Originated Preferred Security (a "Preferred Security"),
                                having a stated liquidation amount equal to the Stated
                                Amount, representing a preferred, undivided beneficial
                                interest in the assets of the Trust. The purchase price of each Income PRIDES will be allocated between the related
                                Purchase Contract and the related Preferred Security in
                                proportion to their respective fair market values at the
                                time of purchase. See "Certain Federal Income Tax
                                Consequences -- Acquisition of Income PRIDES; Initial Basis
                                in Preferred Securities and Purchase Contracts." The Company
                                will, directly or indirectly, own all of the Common
                                Securities. The Trust exists for the sole purpose of issuing the Preferred Securities and the Common Securities,
                                investing the proceeds thereof in an equivalent amount of
                                6 1/2% Subordinated Debentures of the Company, due February
                                16, 2003, Series C (the "Subordinated Debt Securities") and
                                engaging in only those other activities that are incidental thereto.

                                The distribution rate on the Trust Securities and the
                                interest rate on the related Subordinated Debt Securities
                                that remain outstanding after the Purchase Contract
                                Settlement Date will be reset on the Purchase Contract
                                Settlement Date to the Reset Rate, to be determined by a
                                nationally recognized investment banking firm chosen by the
                                Company (the "Reset Agent"). See "Description of the
                                Preferred Securities -- Market Rate Reset."

                                The Company will have the right at any time to dissolve the
                                Trust and, after satisfaction of liabilities to creditors of the Trust, if any, cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities.
                                References herein to Preferred Securities, unless the
                                context otherwise requires, mean (i) the Preferred
                                Securities or (ii) the Subordinated Debt Securities which
                                have been delivered to the holders upon dissolution of the
                                Trust. The distribution rate and the payment dates for the
                                Preferred Securities will correspond to the interest rate
                                and the payment dates for the Subordinated Debt Securities, which will be the sole assets of the

                                Trust. As long as a FELINE PRIDES is in the form of an
                                Income PRIDES, the related Preferred Securities will be
                                pledged with The Chase Manhattan Bank as collateral agent
                                for the Company (together with any successor thereto in such capacity, the "Collateral Agent") to secure the holder's
                                obligation to purchase Common Stock under the related
                                Purchase Contracts. See "Risk Factors."

Purchase Contract Agreement...  The FELINE PRIDES will be issued under a Purchase Contract
                                Agreement, to be dated as of November 26, 1997 (the
                                "Purchase Contract Agreement"), between the Company and The
                                Bank of New York, as agent for the holders of the FELINE
                                PRIDES (together with any successor thereto in such
                                capacity, the "Purchase Contract Agent").

Substitution of Pledged
  Securities..................  Each holder of an Income PRIDES will have the right to substitute for the related Preferred Securities held by the
                                Collateral Agent zero-coupon U.S. Treasury Securities (CUSIP
                                No. 912820 AZ0), which are principal strips of the 7 3/4%
                                U.S. Treasury Securities which mature on February 15, 2001
                                (the "Treasury Securities"), in an amount per Income PRIDES equal to the Stated Amount per Preferred Security. Because
                                Treasury Securities are issued in integral multiples of
                                $1,000, holders of Income PRIDES may make such substitutions only in integral multiples of 20 Income PRIDES. Such
                                Treasury Securities will be pledged with the Collateral
                                Agent to secure the holder's obligation to purchase Common
                                Stock under the related Purchase Contracts. FELINE PRIDES
                                with respect to which Treasury Securities have been
                                substituted for the related Preferred Securities as
                                collateral to secure such obligation will be referred to as
                                Growth PRIDES. Each Growth PRIDES will consist of a unit
                                with a face amount of $50 comprised of (a) a Purchase
                                Contract under which (i) the holder will purchase from the
                                Company on the Purchase Contract Settlement Date or earlier for an amount of cash equal to the Stated Amount of such
                                Growth PRIDES a number of newly issued shares of Common
                                Stock of the Company equal to the Settlement Rate described herein and (ii) the Company will pay the holder Contract
                                Adjustment Payments, if any, and (b) a 1/20 undivided
                                beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and
                                maturing on the Business Day immediately preceding the
                                Purchase Contract Settlement Date. Upon the substitution of
                                Treasury Securities for the related Preferred Securities as collateral, such Preferred Securities will be released to
                                the holder as described herein and thereafter will trade
                                separately from the resulting Growth PRIDES. Each such
                                released Preferred Security that is not re-pledged with the
                                Collateral Agent in connection with the recreation of Income
                                PRIDES, or in respect of which the related Subordinated Debt
                                Security is not put to the Company on the Purchase Contract
                                Settlement Date, will remain outstanding following the
                                Purchase Contract Settlement Date, until it is automatically redeemed in connection with the maturity of the related
                                Subordinated Debt Security on February 16, 2003. See

                                "Description of the FELINE PRIDES -- Substitution of Pledged
                                Securities."

                                Holders who elect to substitute Pledged Securities (as
                                defined in "Description of the Purchase Contracts -- Pledged
                                Securities and Pledge Agreement"), thereby creating Growth
                                PRIDES or recreating Income PRIDES (as discussed below),
                                will be responsible for any fees or expenses payable in
                                connection therewith. See "Certain Provisions of the
                                Purchase Contract Agreement and the Pledge Agreement --
                                Miscellaneous."

Recreating Income PRIDES......  A holder of Growth PRIDES will have the right subsequently to recreate Income PRIDES by delivering 20 Growth PRIDES to the Purchase Contract Agent plus 20 Preferred Securities to the Collateral Agent in exchange for 20 Income PRIDES and
                                the release of the related Treasury Security to such holder.
                                Such Preferred Securities will be pledged with the
                                Collateral Agent to secure the holder's obligation to
                                purchase Common Stock under the related Purchase Contracts.
                                See "Description of the FELINE PRIDES -- Recreating Income
                                PRIDES."

Current Payments..............  Holders of Income PRIDES will be entitled to receive aggregate cash distributions at a rate of 6 1/2% of the
                                Stated Amount per annum from and after November 26, 1997,
                                payable quarterly in arrears, consisting of cumulative cash distributions on the related Preferred Securities payable by the Trust at the rate of 6 1/2% of the Stated Amount per
                                annum, and Contract Adjustment Payments payable by the
                                Company at the rate of 0% of the Stated Amount per annum
                                (PROVIDED that if such rate is 0%, then the Company will not make any Contract Adjustment Payments), in each case subject to the Company's right to defer the payment of such amounts.
                                The ability of the Trust to make the quarterly distributions on the related Preferred Securities will be solely dependent upon the receipt of corresponding interest payments from the
                                Company on the Subordinated Debt Securities. The Company's
                                obligations with respect to the Subordinated Debt Securities and to the Contract Adjustment Payments, if any, will be
                                subordinate and junior in right of payment to all Senior
                                Indebtedness of the Company. See "Description of the FELINE
                                PRIDES -- Current Payments."

                                In the event that a holder of Income PRIDES substitutes
                                Treasury Securities for the related Preferred Securities,
                                such holder would receive on the resulting Growth PRIDES
                                only the quarterly distributions of Contract Adjustment
                                Payments, if any, subject to the Company's rights of
                                deferral described herein. In addition, imputed interest
                                would continue to accrete on the related Treasury
                                Securities. See "Risk Factors -- Right to Defer Current
                                Payments."

Contract Adjustment
  Payments....................  Contract Adjustment Payments will be fixed at a rate per annum of 0% of the Stated Amount per Purchase Contract,
                                PROVIDED that if such rate is 0%, then the Company will not make any Contract Adjustment Payments. Contract Adjustment
                                Payments will be specified as a positive component of the
                                distributions on the Income

                                PRIDES only if and to the extent that the rate of
                                distributions on the Preferred Securities, as determined on the date on which the Income PRIDES are priced for sale, is less than the aggregate distribution rate required on such date for the offer and sale of the Income PRIDES at the
                                price to the public specified on the cover page of this
                                Prospectus Supplement. Accordingly, the final Prospectus
                                Supplement will indicate whether and to what extent Contract
                                Adjustment Payments will be required to be made by the
                                Company. See "Description of the Purchase Contracts --
                                Contract Adjustment Payments."

Option to Extend Distribution
  Payment Periods.............  The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity date of the Subordinated Debt Securities, to defer the
                                interest payments due on the Subordinated Debt Securities.
                                As a consequence of such deferral, quarterly distributions to holders of Income PRIDES (or any Preferred Securities
                                outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such
                                deferral, would continue to accumulate quarterly and would accrue interest thereon compounded quarterly at the rate of
                                6 1/2% per annum through and including February 16, 2001,
                                and at the Reset Rate thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until no later
                                than the Purchase Contract Settlement Date; however, such
                                deferred Contract Adjustment Payments, if any, will bear
                                additional Contract Adjustment Payments at the rate of 0%
                                per annum (such deferred Contract Adjustment Payments
                                together with the additional Contract Adjustment Payments
                                shall be referred to as the "Deferred Contract Adjustment
                                Payments"). See "Description of the Purchase Contracts --
                                Contract Adjustment Payments." If interest payments on the
                                Subordinated Debt Securities or the Contract Adjustment
                                Payments, if any, are deferred, the Company has agreed,
                                among other things (subject to certain exceptions), not to declare or pay any dividend on or repurchase its capital
                                stock during the period of such deferral.

                                In the event that the Company elects to defer the payment of
                                Contract Adjustment Payments, if any, on the related
                                Purchase Contracts until the Purchase Contract Settlement
                                Date, each holder of the related Income PRIDES or Growth
                                PRIDES will receive on the Purchase Contract Settlement Date in respect of such Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to (x) the aggregate amount of Deferred Contract
                                Adjustment Payments payable to such holder divided by (y)
                                the Applicable Market Value (as defined herein). See
                                "Description of the Purchase Contracts -- Option to Defer
                                Contract Adjustment Payments."

Payment Dates.................  Subject to the deferral provisions described herein, the current payments described above in respect of the FELINE
                                PRIDES will be

                                payable quarterly in arrears on March 31, June 30, September
                                30 and December 31 of each year, commencing December 31,
                                1997, through and including (i) in the case of the Contract
                                Adjustment Payments, if any, the Purchase Contract
                                Settlement Date or the most recent such quarterly date on or prior to any early settlement of the related Purchase
                                Contracts and (ii) in the case of Preferred Securities,
                                through and including the most recent such quarterly date on or prior to the earlier of the Purchase Contract Settlement
                                Date and the date the liquidation amount of a Preferred
                                Security, together with all accumulated and unpaid
                                distributions thereon, is paid in full (each, a "Payment
                                Date").

Purchase Contract Settlement
  Date........................  February 16, 2001.

Settlement of Purchase
  Contracts...................  On the Business Day immediately preceding the Purchase
                                Contract Settlement Date, unless (a) the holder of the
                                related Subordinated Debt Securities has previously notified the Company that it is exercising its right to put such
                                Subordinated Debt Securities to the Company, (b) a holder of
                                FELINE PRIDES has either (i) settled the related Purchase
                                Contracts through the early delivery of cash to the Purchase
                                Contract Agent in the manner described herein, or (ii)
                                settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract
                                Settlement Date in the manner provided herein or (c) an
                                event described under "Description of the Purchase
                                Contracts-- Termination" has occurred, then (x) in the case of Income PRIDES, (A) the holder of the related Preferred
                                Securities will be deemed to have requested the
                                Institutional Trustee, as the holder of the related
                                Subordinated Debt Securities, to exercise its right to put such related Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, and, upon the
                                repurchase of such related Subordinated Debt Securities, the proceeds will be applied to repay such related Preferred
                                Securities, and the portion of the proceeds equal to the
                                aggregate stated liquidation amount of such Preferred
                                Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related
                                Purchase Contracts, and the remainder will be paid to such holder in cash, or (B) in the event that the Subordinated
                                Debt Securities have been distributed, the holder of the
                                Subordinated Debt Securities will be deemed to have
                                exercised its right to put such Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date,
                                and, upon the repurchase of such Subordinated Debt
                                Securities, the portion of the proceeds equal to the
                                aggregate principal amount of such Subordinated Debt
                                Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related
                                Purchase Contracts, and the remainder will be paid to such holder in cash, and (y) in the case of Growth PRIDES, the
                                principal amount of the related Treasury Securities, when
                                paid at maturity, will automatically be applied to satisfy in full such holder's obligation to

                                purchase Common Stock under the related Purchase Contracts.
                                See "Description of the Subordinated Debt Securities -- Put
                                Option."

                                In the event that a holder of either Income PRIDES or Growth
                                PRIDES effects the early settlement of the related Purchase
                                Contracts through the delivery of cash or settles such
                                Purchase Contracts with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related
                                Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein. Each such released Preferred Security in respect of which the
                                related Subordinated Debt Security is not put to the Company on the Purchase Contract Settlement Date will remain
                                outstanding following the Purchase Contract Settlement Date until it is automatically redeemed in connection with the
                                maturity of the related Subordinated Debt Security on
                                February 16, 2003.

Settlement Rate...............  The number of newly issued shares of Common Stock issuable upon settlement of each Purchase Contract on the Purchase
                                Contract Settlement Date (the "Settlement Rate") will be
                                calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or greater than $65.04 (the "Threshold Appreciation
                                Price," which is approximately 22% above the last reported sale price of the Common Stock set forth on the cover page of the final Prospectus Supplement (the "Reference Price")), the Settlement Rate (which will be equal to the Stated
                                Amount divided by the Threshold Appreciation Price) will be
                                0.769; accordingly, if, between the date of this Prospectus
                                Supplement and the period during which the Applicable Market
                                Value is measured, the market price for the Common Stock
                                increases to an amount that is higher than the Threshold
                                Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase
                                Contract (assuming that such market value is the same as the
                                Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is equal to the Threshold Appreciation Price, the aggregate market value of such shares (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; (b) if the Applicable Market
                                Value is less than the Threshold Appreciation Price but
                                greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable
                                Market Value; accordingly, if the market price for the
                                Common Stock increases between the date of this Prospectus
                                Supplement and the period during which the Applicable Market
                                Value is measured but such market price is less than the
                                Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each
                                Purchase Contract (assuming that such market value is the
                                same as the Applicable Market Value of such Common Stock)
                                will be equal to the Stated Amount; and (c) if the
                                Applicable Market Value is less than or equal to the
                                Reference Price, the Settlement Rate (which will be equal to the Stated Amount divided by the Reference Price) will be
                                0.938; accordingly, if the market price for the Common Stock decreases between the date of this Prospectus Supplement and the period during which the Applicable Market Value is
                                measured, the aggregate market value of the shares of Common
                                Stock issued upon settlement of each Purchase Contract
                                (assuming that such market value is the same as the
                                Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares (assuming
                                that such market value is the same as the Applicable Market
                                Value of such Common Stock) will be equal to the Stated
                                Amount.

                                "Applicable Market Value" means the average of the closing price per share of Common Stock on each of the thirty
                                consecutive trading days ending on the second trading day
                                immediately preceding the Purchase Contract Settlement Date.

Early Settlement..............  A holder of Income PRIDES or Growth PRIDES may settle (an
                                "Early Settlement") the related Purchase Contracts prior to the Purchase Contract Settlement Date in the manner
                                described herein, but only in integral multiples of 20
                                Income PRIDES or Growth PRIDES. Upon such Early Settlement,
                                (a) the holder will pay to the Company through the Purchase
                                Contract Agent in immediately available funds an amount
                                equal to the Stated Amount for each Purchase Contract to be settled and deliver the Income PRIDES or Growth PRIDES, as the case may be, to the Purchase Contract Agent, (b) the
                                related Preferred Securities or Treasury Securities, as
                                applicable, within three Business Days of the date of Early
                                Settlement, will be transferred to the holder free and clear of the Company's security interest therein, and (c) the
                                Company, within three Business Days of the date of Early
                                Settlement, will deliver newly issued shares of Common Stock to the holder for each Purchase Contract so settled. Upon
                                Early Settlement, (i) the holder's rights to receive
                                Deferred Contract Adjustment Payments, if any, on the
                                Purchase Contracts being settled will be forfeited, (ii) the holder's right to receive additional Contract Adjustment
                                Payments, if any, in respect of such Purchase Contracts will terminate and (iii) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amount accrued in respect of Contract
                                Adjustment Payments, if any.

Termination...................  The Purchase Contracts (including the right thereunder to receive accrued or Deferred Contract Adjustment Payments, if any, and the obligation to purchase Common Stock) will
                                automatically terminate upon the occurrence of certain
                                events of bankruptcy, insolvency or reorganization with
                                respect to the Company. Upon such termination, the
                                Collateral Agent will release the related Preferred
                                Securities or, if substituted, the related Treasury
                                Securities, held by it to the Purchase Contract Agent for
                                distribution to the holders, although there may be a limited delay before such release and distribution. In the event
                                that the Company becomes the subject of a case under the
                                United States Bankruptcy Code of 1978, as amended (the
                                "Bankruptcy Code"), such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.

Voting and Certain Other
  Rights......................  Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease
                                the number of Regular Trustees and will generally have no
                                voting rights except in the limited circumstances described under "Description of Preferred Securities -- Voting
                                Rights." Holders of Purchase Contracts forming part of the
                                Income PRIDES or Growth PRIDES in their capacities as such holders will have no voting or other rights in respect of
                                the Common Stock.

Listing of the
  Income PRIDES...............  The Income PRIDES have been approved for listing on the New
                                York Stock Exchange (the "NYSE") under the symbol "PLPrP", subject to official notice of issuance. The Growth PRIDES
                                and the Preferred Securities will not be listed or traded on any securities exchange. See "Risk Factors--Possible
                                Illiquidity of the Secondary Market" and "Underwriting."

NYSE Symbol of
  Common Stock................  "PL"

PREFERRED SECURITIES

The Trust.....................  PLC Capital Trust II, a Delaware business trust. The sole assets of the Trust will consist of the Subordinated Debt
                                Securities. The Company will directly or indirectly own all of the Common Securities representing undivided beneficial interests in the assets of the Trust.

Preferred Securities..........  2,000,000 of 6 1/2% Trust Originated Preferred Securities
                                (liquidation amount $50 per Preferred Security),
                                representing preferred, undivided beneficial interests in
                                the assets of the Trust.

Distributions.................  Distributions on the Preferred Securities, which will constitute all or a portion of the distributions on the
                                Income PRIDES, will be cumulative, will accrue from the
                                first date of issuance of the Preferred Securities and will be payable initially at the annual rate of 6 1/2% of the
                                liquidation amount of $50 per Preferred Security to but
                                excluding the Purchase Contract Settlement Date, and, in the case of Preferred Securities that remain outstanding after the Purchase Contract Settlement Date, from the Purchase
                                Contract Settlement Date to but excluding February 16, 2003, at the Reset Rate, in each case, when, as and if funds are available for payment. Subject to the distribution deferral provisions, distributions will be payable quarterly in
                                arrears on each March 31, June 30, September 30 and December
                                31, commencing December 31, 1997.

Market Rate Reset.............  The quarterly distribution rate on the Trust Securities and the interest rate on the Subordinated Debt Securities that remain outstanding after the Purchase Contract Settlement
                                Date will be reset on the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the
                                Treasury Rate and the Reset Spread. The Reset Spread will be the spread amount determined by

                                the Reset Agent to be equal to the amount that, when added to the Treasury Rate, would be the rate the Preferred
                                Securities should bear in order for a Preferred Security to have an approximate market value of 100.5% of the Stated
                                Amount on the Purchase Contract Settlement Date, PROVIDED,
                                that in no event will the Reset Spread be greater than 200 basis points (2%). Such market value may be less than 100.5%
                                if the Reset Spread is set at the maximum of 2%. It is
                                currently anticipated that Merrill Lynch & Co. will be the
                                Reset Agent. See "Description of the Preferred Securities --
                                Market Rate Reset."

Distribution Deferral
  Provisions..................  The ability of the Trust to pay distributions on the Trust
                                Securities will be solely dependent on the receipt of
                                interest payments from the Company on the Subordinated Debt
                                Securities. The Company will have the right at any time, and from time to time, to defer the interest payments due on the
                                Subordinated Debt Securities for successive extension
                                periods (each, an "Extension Period") limited, in the
                                aggregate, to a period not extending beyond the maturity
                                date of the Subordinated Debt Securities. The corresponding quarterly distributions on the Trust Securities would be
                                deferred by the Trust (but would continue to accumulate
                                quarterly and would accrue interest, compounded quarterly, at the rate of 6 1/2% per annum through and including
                                February 15, 2001, and at the Reset Rate thereafter) until the end of any such Extension Period. If a deferral of an
                                interest payment occurs, the holders of the Preferred
                                Securities will accrue interest income for United States
                                federal income tax purposes in advance of the receipt of any corresponding cash distribution with respect to such
                                deferred interest payment. See "Risk Factors -- Right to
                                Defer Current Payments," "Description of the Preferred
                                Securities -- Distributions" and "Certain Federal Income Tax
                                Consequences -- Interest Income and Original Issue Discount
                                on Preferred Securities."

Rights Upon Deferral of
  Distribution................  During any period in which interest payments on the
                                Subordinated Debt Securities are deferred, interest will
                                accrue on the Subordinated Debt Securities (compounded
                                quarterly) and quarterly distributions on the Trust
                                Securities will continue to accumulate with interest thereon at the rate of 6 1/2% per annum through and including
                                February 15, 2001, and at the Reset Rate thereafter,
                                compounded quarterly.

Liquidation Preference........  In the event of any liquidation of the Trust, and after satisfaction of liabilities to creditors of the Trust, if
                                any, holders of Trust Securities will be entitled to receive
                                Subordinated Debt Securities in an aggregate principal
                                amount equal to the aggregate stated liquidation amount of the Trust Securities.

Put Option....................  In accordance with the terms of Subordinated Debt
                                Securities, holders of Subordinated Debt Securities
                                (including the Institutional Trustee and, following the
                                distribution of the Subordinated Debt Securities upon a
                                dissolution of the Trust as described in

                                "Description of the Preferred Securities--Distribution of
                                the Subordinated Debt Securities," any other holder) will
                                have the right to put their Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, upon at least three Business Days' prior notice (or upon one
                                Business Day's prior notice under the limited circumstances described in the next paragraph), at a price per
                                Subordinated Debt Security equal to $50, plus accrued and
                                unpaid interest, if any, thereon. Holders of Trust
                                Securities will have the right, upon notice given prior to or on the third Business Day immediately preceding the
                                Purchase Contract Settlement Date, to require the
                                Institutional Trustee, as the holder of the related
                                Subordinated Debt Securities, to exercise such put right.
                                Upon the repurchase by the Company of such related
                                Subordinated Debt Securities, the proceeds from such
                                repurchase shall simultaneously be applied to repay such
                                Trust Securities in cash, at a price per Trust Security
                                equal to $50, plus accumulated and unpaid distributions, if any, thereon. If such Trust Securities (or, in the event of a distribution of the Subordinated Debt Securities, such
                                Subordinated Debt Securities) are components of Income
                                PRIDES on the Business Day immediately preceding the
                                Purchase Contract Settlement Date and, on or prior to such
                                Business Day, the related Purchase Contracts have not been settled through the delivery of cash in the manner described herein, then, instead of being paid directly to the holder, the proceeds of such repayment or repurchase, as the case
                                may be, equal to the aggregate stated liquidation amount of such Trust Securities or, the aggregate principal amount of such Subordinated Debt Securities, as the case may be, will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase
                                Contracts, and the remainder will be paid to such holder in cash.

                                On the Business Day immediately preceding the Purchase
                                Contract Settlement Date, in the case of Income PRIDES,
                                unless (a) the holder of the related Subordinated Debt
                                Securities has previously notified the Company that it is
                                exercising its right to put such Subordinated Debt
                                Securities to the Company, (b) the holder of such Income
                                PRIDES has either (i) settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract
                                Agent in the manner described herein, or (ii) settled the
                                related Purchase Contracts with separate cash on the
                                Business Day immediately preceding the Purchase Contract
                                Settlement Date in the manner provided herein or (c) an
                                event described under "Description of the Purchase
                                Contracts--Termination" has occurred, then the holder of the related Preferred Securities will be deemed to have
                                requested the Institutional Trustee, as the holder of the
                                related Subordinated Debt Securities, to exercise its right to put such related Subordinated Debt Securities to the
                                Company on the Purchase Contract Settlement Date (or, in the
                                event of a distribution of the Subordinated Debt Securities, the holder of such Subordinated Debt Securities will be
                                deemed to have exercised its right to put such Subordinated
                                Debt Securities to the Company on the Purchase Contract
                                Settlement

                                Date) for a price per Subordinated Debt Security equal to
                                $50, plus accrued and unpaid interest, if any, thereon (a
                                "Put Option"). Upon the repurchase of such related
                                Subordinated Debt Securities by the Company pursuant to such
                                Put Option, (i) the proceeds will be applied to repay the
                                related Preferred Securities, and the portion of the
                                proceeds equal to the aggregate stated liquidation amount of such Preferred Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock
                                under the related Purchase Contracts and the remainder will be paid to such holder in cash, or (ii) in the event the
                                Subordinated Debt Securities have been distributed, upon the repurchase of such Subordinated Debt Securities, the portion of the proceeds equal to the aggregate principal amount of such Subordinated Debt Securities will automatically be
                                applied to satisfy in full the obligation to purchase Common
                                Stock under the related Purchase Contracts, and the
                                remainder will be paid to such holder in cash.

                                To the extent that holders of Income PRIDES exercise their right of Early Settlement or settle their related Purchase
                                Contracts with cash on the Business Day immediately
                                preceding the Purchase Contract Settlement Date, such
                                holders will not be deemed to have requested the Trust to
                                put the related Subordinated Debt Securities to the Company and the related Preferred Securities will not be repaid on the Purchase Contract Settlement Date as stated above.

Distribution of the
  Subordinated Debt
  Securities..................  The Company will have the right at any time to dissolve the
                                Trust with the result that, after satisfaction of
                                liabilities to creditors of the Trust, if any, Subordinated
                                Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust
                                Securities would be distributed to the holders of the Trust
                                Securities on a PRO RATA basis. In such event, the Preferred
                                Securities will no longer be deemed to be outstanding, and an Income PRIDES would thereafter consist of a Subordinated
                                Debt Security with a principal amount equal to the Stated
                                Amount of such Income PRIDES and the related Purchase
                                Contract, and a holder could, on the Purchase Contract
                                Settlement Date, cause the Subordinated Debt Security to be repaid and the proceeds thereof applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contract as described herein.

Redemption....................  The Company will not have the ability to redeem the
                                Subordinated Debt Securities prior to their stated maturity date.

Preferred Securities
  Guarantee...................  The Company will irrevocably and unconditionally guarantee
                                (the "Preferred Securities Guarantee"), on a subordinated
                                basis and to the extent described herein, the payment in
                                full of (i) distributions on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the
                                repayment price of Preferred Securities in respect of which the related Subordinated Debt Securities have been
                                repurchased by the Company on the Purchase Contract
                                Settlement Date, to the extent the Trust has funds available therefor, and (iii) generally, the liquidation amount of the
                                Preferred Securities to the

                                extent the Trust has assets available for distribution to
                                holders of Preferred Securities in the event of a
                                dissolution of the Trust. The Preferred Securities Guarantee will be unsecured and (i) will be subordinate and junior in right of payment to all Senior Indebtedness of the Company,
                                (ii) will rank PARI PASSU in right of payment with the
                                Contract Adjustment Payments, the Subordinated Debt
                                Securities, the Common Securities Guarantee, the Series A
                                Guarantee, the Series A Subordinated Debentures, the 8 1/4%
                                TOPrS Guarantees, the Series B Subordinated Debentures, and
                                with all unsecured trade creditors of the Company and any
                                other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or
                                hereafter issued, from time to time, if any, by the Company and to any guarantee now or hereafter entered into by the
                                Company in respect of any preferred or preference stock of any affiliate of the Company. See "Risk Factors--Ranking of
                                Contract Adjustment Payments and Subordinated Obligations
                                under the Preferred Securities Guarantee and the
                                Subordinated Debt Securities; Holding Company Structure."

Subordinated Debt
  Securities..................  The Subordinated Debt Securities will mature on February 16,
                                2003, and will bear, initially, interest at the rate of
                                6 1/2% per annum, payable quarterly in arrears on each March
                                31, June 30, September 30 and December 31 commencing
                                December 31, 1997. The interest rate on the Subordinated
                                Debt Securities and distribution rate on the Trust
                                Securities that remain outstanding after the Purchase
                                Contract Settlement Date will be reset on the Purchase
                                Contract Settlement Date to the Reset Rate determined by the
                                Reset Agent. See "Description of Subordinated Debt
                                Securities -- Interest." Interest payments on the
                                Subordinated Debt Securities may be deferred from time to
                                time by the Company for successive Extension Periods not
                                extending, in the aggregate, beyond the stated maturity date of the Subordinated Debt Securities. During any Extension
                                Period, interest at the rate of 6 1/2% per annum through and including February 15, 2001, and at the Reset Rate
                                thereafter, would continue to accrue and compound quarterly.
                                Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new
                                Extension Period, PROVIDED, that such new Extension Period does not extend beyond the stated maturity date of the
                                Subordinated Debt Securities. No interest shall be due
                                during an Extension Period until the end of such period.
                                During an Extension Period, with certain limited exceptions, the Company will be prohibited from paying dividends on or purchasing any of its capital stock and making certain other restricted payments until quarterly interest payments are
                                resumed and all amounts then due on the Subordinated Debt
                                Securities are paid. The Subordinated Debt Securities (i)
                                will be subordinate in right of payment of principal and
                                interest to all Senior Indebtedness of the Company, (ii)
                                will rank PARI PASSU in right of payment with the Contract
                                Adjustment Payments, the Preferred Securities Guarantee, the
                                Common Securities Guarantee, the Series A Guarantee, the
                                Series A Subordinated Debentures, the 8 1/4% TOPrS
                                Guarantees, the Series B Debentures and with all unsecured trade creditors of the Company and any other

                                liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the the Company's common stock,
                                the most senior preferred or preference stock issued, from time to time, if any, by the Company and to any guarantee
                                now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the
                                Company. See "Description of the Subordinated Debt
                                Securities."
Federal Income Tax
  Consequences................  The Subordinated Debt Securities may be issued with original issue discount ("OID"), in which case a holder will be
                                required to include such OID in income on an economic
                                accrual basis, or if the Company exercises its right to
                                defer payments of interest on the Subordinated Debt
                                Securities, such Subordinated Debt Securities will be
                                treated as reissued with OID. Contract Adjustment Payments, if any, and Deferred Contract Adjustment Payments (whether payable in cash or additional shares of Common Stock), if
                                any, may constitute income to a holder when received or
                                accrued, in accordance with such holder's method of
                                accounting. Holders should consult their advisors concerning the treatment of Contract Adjustment Payments and Deferred
                                Contract Adjustment Payments, if any, including the
                                possibility that any such payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to a option premium, rather than being includible in income on a current basis. A holder of Growth PRIDES will continue to
                                include in income any interest, OID or market discount or
                                amortize any bond premium otherwise includible or
                                deductible, respectively, with respect to Treasury
                                Securities held by the Collateral Agent. See "Certain
                                Federal Income Tax Consequences."
Use of Proceeds...............  The portion of the purchase price for the Income PRIDES, of which the Preferred Securities are a component, that is
                                allocated to the Preferred Securities will be invested by
                                the Trust in Subordinated Debt Securities of the Company,
                                and the remainder of such purchase price, if any, will be
                                paid to the Company. The net proceeds from the sale of the
                                FELINE PRIDES (after deducting the underwriting discount and estimated expenses and assuming that the over-allotment
                                option granted to the Underwriters is not exercised),
                                estimated to equal approximately $96.4 million, will be
                                primarily invested by Protective Life in its insurance
                                company subsidiaries. Pending such use, the net proceeds
                                will be invested in short-term securities. A significant
                                portion of the proceeds is expected to be used over time by such subsidiaries to finance acquisitions of additional
                                blocks of insurance policies or otherwise support the
                                continued growth of the business.

                                  RISK FACTORS

    POTENTIAL PURCHASERS OF THE FELINE PRIDES OFFERED HEREBY SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH HEREIN UNDER "RISK FACTORS" AS WELL AS OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE INFORMATION INCORPORATED HEREIN AND THEREIN BY REFERENCE INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THOSE IDENTIFIED IN "RISK FACTORS," WHICH WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR THOSE ANTICIPATED. FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF WORDS SUCH AS "EXPECT," "ESTIMATE," "PROJECT," "BUDGET," "FORECAST," "ANTICIPATED," "PLAN" AND SIMILAR EXPRESSIONS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

THE SECURITIES

    INVESTMENT IN FELINE PRIDES WILL BECOME INVESTMENT IN COMMON STOCK; RISK OF
     DECLINE IN EQUITY VALUE

    Although holders of the FELINE PRIDES will be the beneficial owners of the related Preferred Securities or Treasury Securities, as the case may be, prior to the Purchase Contract Settlement Date, unless a holder of FELINE PRIDES settles the related Purchase Contracts through the delivery of cash to the Purchase Contract Agent in the manner described below or the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the proceeds of the repurchase by the Company of the related Subordinated Debt Securities or the principal of the related Treasury Securities, when paid at maturity, as the case may be, will automatically be applied to the purchase of a specified number of shares of Common Stock on behalf of such holder. Thus, unless a holder of Income PRIDES has cash settled, following the Purchase Contract Settlement Date, holders will own shares of Common Stock rather than a beneficial interest in Preferred Securities. See "Description of the Purchase Contracts--General." There can be no assurance that the market value of the Common Stock receivable by the holder on the Purchase Contract Settlement Date will be equal to or greater than the Stated Amount of the FELINE PRIDES held by such holder. If the Applicable Market Value of the Common Stock is less than the Reference Price, the aggregate market value of the Common Stock issued to the holder in settlement of each Purchase Contract on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount paid for the FELINE PRIDES and the market value per share of such Common Stock will be less than the effective price per share paid by each holder for such Common Stock, in which case an investment in the Securities will result in a loss. Accordingly, a holder of the FELINE PRIDES assumes the risk that the market value of the Common Stock may decline, and that such decline could be substantial.

    LIMITATIONS ON OPPORTUNITY FOR EQUITY APPRECIATION

    The opportunity for equity appreciation afforded by an investment in the FELINE PRIDES is less than the opportunity for equity appreciation afforded by a direct investment in the Common Stock because the market value of the Common Stock to be received by a holder of Purchase Contracts on the Purchase Contract Settlement Date (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will only exceed the Stated Amount if the Applicable Market Value of the Common Stock exceeds the Threshold Appreciation Price (which represents an appreciation of 22% over the Reference Price). Moreover, in such event, holders of FELINE PRIDES would receive on the Purchase Contract Settlement Date only approximately 82% (the percentage equal to the Reference Price divided by the Threshold Appreciation Price) of the shares of Common Stock that such holders would have received if they had made a direct investment in the Common Stock on the date hereof, and therefore would receive on the Purchase Contract Settlement Date only approximately 82% of the appreciation in the value of the Common Stock in excess of the Threshold Appreciation Price that such holders would have received if they had made a direct investment in the Common Stock on the date hereof.

    FACTORS AFFECTING TRADING PRICES

    The trading prices of Income PRIDES and Growth PRIDES in the secondary market will be directly affected by the trading prices of the Common Stock in the secondary market, the general level of interest rates and the credit quality of the Company. It is impossible to predict whether the price of Common Stock or interest rates will rise or fall. Trading prices of Common Stock will be influenced by the Company's operating results and prospects and by economic, financial and other factors and market conditions that can affect the capital markets generally, including the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of Common Stock in the market subsequent to the offering of the Securities or the perception that such sales could occur. Fluctuations in interest rates may give rise to opportunities of arbitrage based upon changes in the relative value of the Common Stock underlying the Purchase Contracts and of the other components of the FELINE PRIDES. Any such arbitrage could, in turn, affect the trading prices of the Income PRIDES, Growth PRIDES, Preferred Securities and Common Stock.

    VOTING AND CERTAIN OTHER RIGHTS

    Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace or to increase or decrease the number of PLC Capital Trustees, and generally will have no voting rights except in the limited circumstances described under "Description of the Preferred Securities--Voting Rights." Holders of FELINE PRIDES will not be entitled to any rights with respect to the Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions in respect thereof) unless and until such time as the Company shall have delivered shares of Common Stock for FELINE PRIDES on the Purchase Contract Settlement Date or as a result of Early Settlement, as the case may be, and unless the applicable record date, if any, for the exercise of such rights occurs after such date. For example, in the event that an amendment is proposed to the Certificate of Incorporation or By-Laws of the Company and the record date for determining the stockholders of record entitled to vote on such amendment occurs prior to such delivery, holders of FELINE PRIDES will not be entitled to vote on such amendment.

    DILUTION OF COMMON STOCK

    The number of shares of Common Stock that holders of the FELINE PRIDES are entitled to receive on the Purchase Contract Settlement Date or as a result of Early Settlement is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions of the Company that modify its capital structure. See "Description of the Purchase Contracts--Anti-Dilution Adjustments." Such number of shares of Common Stock to be received by such holders on the Purchase Contract Settlement Date or as a result of Early Settlement will not be adjusted for other events, such as offerings of Common Stock for cash or in connection with acquisitions. The Company is not restricted from issuing additional Common Stock during the term of either the Purchase Contracts or the Preferred Securities and has no obligation to consider the interests of the holders of FELINE PRIDES for any reason. Additional issuances may materially and adversely affect the price of the Common Stock and, because of the relationship of the number of shares to be received on the Purchase Contract Settlement Date to the price of the Common Stock, such other events may adversely affect the trading price of Income PRIDES or Growth PRIDES.

    POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

    It is not possible to predict how Income PRIDES, Growth PRIDES or Preferred Securities will trade in the secondary market or whether such market will be liquid or illiquid. There is currently no secondary market for either Income PRIDES or Growth PRIDES. The Income PRIDES have been approved for listing on the NYSE, subject to official notice of issuance. The Growth PRIDES and the Preferred Securities will not be listed or traded on any securities exchange. The Company and the Trust have been advised by the Underwriters that they presently intend to make a market for the Growth PRIDES and the Preferred Securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance as to the liquidity of any market that may develop for the Income PRIDES, the Growth PRIDES or the Preferred Securities, the ability of holders to sell such securities, the price at which holders would be able to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that holders of Income PRIDES were to substitute Treasury Securities for Preferred Securities, thereby converting their Income PRIDES to Growth PRIDES, the liquidity of Income PRIDES could be adversely affected. There can be no assurance that the Income PRIDES will not be delisted from the NYSE or that trading in the Income PRIDES will not be suspended as a result of the election by holders to create Growth PRIDES through the substitution of collateral, which could cause the number of Income PRIDES to fall below the requirement for listing securities on the NYSE that at least 1,000,000 Income PRIDES be outstanding at any time.

    PLEDGED SECURITIES ENCUMBERED

    Although holders of FELINE PRIDES will be beneficial owners of the related Preferred Securities or Treasury Securities (together, the "Pledged Securities"), as applicable, those Pledged Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. Thus, rights of the holders to their Pledged Securities will be subject to the Company's security interest. Additionally, notwithstanding the automatic termination of the Purchase Contracts, in the event that the Company becomes the subject of a case under the Bankruptcy Code, the delivery of the Pledged Securities to holders of the FELINE PRIDES may be delayed by the imposition of the automatic stay of Section 362 of the Bankruptcy Code.

    DISTRIBUTION OF SUBORDINATED DEBT SECURITIES

    The Company will have the right at any time to dissolve the Trust with the result that Subordinated Debt Securities with an aggregate principal amount equal to the aggregate stated liquidation amount of the Trust Securities would be distributed to the holders of the Trust Securities on a PRO RATA basis. See "Description of the Preferred Securities--Distribution of the Subordinated Debt Securities." Under current United States federal income tax law, a distribution of Subordinated Debt Securities upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Distribution of Subordinated Debt Securities to U.S. Holders of Preferred Securities."

    There can be no assurance as to the impact on the market prices for Income PRIDES of a distribution of the Subordinated Debt Securities in exchange for Preferred Securities upon a dissolution of the Trust. Because Income PRIDES will consist of Subordinated Debt Securities and related Purchase Contracts upon the occurrence of the dissolution of the Trust, prospective purchasers of Income PRIDES are also making an investment decision with regard to the Subordinated Debt Securities and should carefully review all the information regarding the Subordinated Debt Securities contained herein. See "Description of the Preferred Securities--Distribution of the Subordinated Debt Securities" and "Description of the Subordinated Debt Securities--General."

    RIGHT TO DEFER CURRENT PAYMENTS

    The Company may, at its option, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date. However, deferred installments of Contract Adjustment Payments, if any, will bear Deferred Contract Adjustment Payments at the rate of 6 1/2% per annum (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are settled early or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments (other than any accrued but unpaid Contract Adjustment Payments that have not been deferred), if any, and Deferred Contract Adjustment Payments, if any, will also terminate.

    In the event that the Company elects to defer the payment of any Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of Purchase Contracts will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to
(x) the aggregate amount of Deferred Contract Adjustment Payments payable to a holder of FELINE PRIDES divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts--Contract Adjustment Payments."

    The Company also will have the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, on the Subordinated Debt Securities. As a consequence of such an extension, quarterly distributions on the Preferred Securities, held either as a component of the Income PRIDES or held separately, would be deferred (but despite such deferrals would accrue interest at a rate of 6 1/2% per annum through and including February 15, 2001, and at the Reset Rate thereafter, compounded on a quarterly basis) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debt Securities will be limited such that an Extension Period may not extend beyond the maturity date of the Subordinated Debt Securities. During any such Extension Period, (a) Protective Life shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of the Company's capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its capital stock, (ii) as a result of a reclassification of the Company's stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases pursuant to the Company's Rights Agreement (together with any successor thereto, the "Rights Agreement"), dated as of August 7, 1995, between Protective Life and AmSouth Bank (as successor by merger to AmSouth Bank of Alabama, successor by conversion of charter to AmSouth Bank N.A.) ("AmSouth Bank"), as Rights Agent), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Protective Life that rank PARI PASSU with or junior to the Subordinated Debt Securities and (c) the Company shall not make any Guarantee Payments (as defined herein) with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee, the Common Securities Guarantee, the 8 1/4% TOPrS Guarantees and the Series A Guarantee). Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities--Distributions" and "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period."

    The Company believes, and intends to take the position, that as of the issue date of the Subordinated Debt Securities, the likelihood that it will exercise its right to defer payments of interest on the

Subordinated Debt Securities is remote and that, therefore, the Subordinated Debt Securities should not be considered to be issued with original issue discount as a result of the Company's right to defer payments of interest on the Subordinated Debt Securities unless it actually exercises such deferral right. There is no assurance that the Internal Revenue Service will agree with such position. See "Certain Federal Income Tax Consequences."

    Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities held either as a component of the Income PRIDES or held separately would be required to accrue original issue discount in its gross income for United States federal income tax purposes even though the Company would not make actual cash payments during an Extension Period. As a result, each such holder of Preferred Securities would recognize income for United States federal income tax purposes in advance of the receipt of cash and would not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the assets of the Trust) may be more volatile than the market price of other securities that are not subject to such deferral. See "Certain Federal Income Tax Consequences."

    RANKING OF CONTRACT ADJUSTMENT PAYMENTS AND SUBORDINATED OBLIGATIONS UNDER
     THE PREFERRED SECURITIES GUARANTEE AND THE SUBORDINATED DEBT SECURITIES; HOLDING COMPANY STRUCTURE

    The Company's obligations with respect to the Contract Adjustment Payments and under the Preferred Securities Guarantee and Subordinated Debt Securities rank (i) subordinate and junior in right of payment to all Senior Indebtedness,
(ii) PARI PASSU with the Common Securities Guarantee, the Series A Guarantee, the Series A Subordinated Debentures, the 8 1/4% TOPrS Guarantees, the Series B Subordinated Debentures and with all unsecured trade creditors of the Company and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or hereafter issued, from time to time, if any, by the Company and to any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. No payment of principal (including redemption payments, if any) or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of Protective Life is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. As of September 30, 1997, Senior Indebtedness of Protective Life aggregated approximately $138.6 million. There are no terms in the Preferred Securities, the Subordinated Debt Securities or the Preferred Securities Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities and the Preferred Securities Guarantee. Protective Life's ability to pay principal and interest on the Subordinated Debt Securities is affected by the ability of its insurance company subsidiaries, Protective Life's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes (i.e., deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective Life that are treated as equity capital of such insurance company subsidiaries for statutory accounting purposes), both of which may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. In addition, because Protective Life is a holding company, the Company's obligations with respect to the Contract Adjustment Payments and the Subordinated Debt Securities are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including obligations to policyholders. See "The Company-- Holding Company Structure," "Description of the Preferred Securities Guarantee," "Description of the Subordinated Debt Securities" and "Description of Debt Securities of Protective Life" in the accompanying Prospectus.

    PURCHASE CONTRACT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED
     OBLIGATIONS OF PURCHASE CONTRACT AGENT

    Although the Preferred Securities constituting a part of the Income PRIDES will be issued pursuant to a Declaration qualified under the Trust Indenture Act, the Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act, and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, holders will not have the benefit of the protection of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under an indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will not be required to resign as agent in the event of a "conflicting interest," will not be obligated to establish a separate account for the benefit of holders in the case of a credit relationship with the Company at the time of a default under the Purchase Contract Agreement and will not be required to furnish any annual reports. A holder of a Preferred Security, as a part of an Income PRIDES or otherwise, will have the protections of the Declaration, which will be qualified under the Trust Indenture Act.

    UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    No statutory, judicial or administrative authority directly addresses the treatment of the FELINE PRIDES or instruments similar to the FELINE PRIDES for United States federal income tax purposes. As a result, certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES are not entirely clear, including in particular the treatment of any Contract Adjustment Payments or Deferred Contract Adjustment Payments and the consequences of an acquisition or disposition of FELINE PRIDES at a time when the Purchase Contracts have negative value. See "Certain Federal Income Tax Consequences."

    RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

    The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities Guarantee Trustee (as defined herein) will act as indenture trustee under the Preferred Securities Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

    The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accumulated and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the repayment price, including all accumulated and unpaid distributions to the date of repayment, of Preferred Securities in respect of which the related Subordinated Debt Securities have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Preferred Securities to the date of payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debt Securities or otherwise, the Trust would lack funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Subordinated Debt Securities against the Company pursuant to the terms of the Indenture and the Subordinated Debt Securities or
(2) by such holder of the Institutional Trustee's or such holder's own rights against the Company to enforce payments on the Subordinated Debt Securities. See "--Enforcement of Certain Rights by Holders of Preferred Securities," "Description of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantee." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and the Indenture.

    ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Declaration Event of Default (as defined herein) occurs and is continuing, the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as registered holder of the Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as the holder of the Subordinated Debt Securities. The Indenture provides that the Debt Trustee (as defined herein) shall give holders of Subordinated Debt Securities notice of all defaults or events of default within 30 days after occurrence. However, except in the cases of a default or an event of default in payment on the Subordinated Debt Securities, the Debt Trustee will be protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the interest of such holders.

    If the Company fails to pay interest or principal on the Subordinated Debt Securities (a "Debt Payment Failure") on the date such interest or principal is otherwise payable and such Debt Payment Failure constitutes an Indenture Event of Default (as defined herein), and such Debt Payment Failure is continuing, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate stated liquidation amount of the Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Protective Life, as holder of the Common Securities, will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Protective Life to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Description of the Preferred Securities--Declaration Events of Default."

    LIMITED RIGHTS OF ACCELERATION

    The Institutional Trustee, as holder of the Subordinated Debt Securities, may accelerate payment of the principal and accrued and unpaid interest on the Subordinated Debt Securities only upon the occurrence and continuation of an Indenture Event of Default, which generally are limited to: (i) certain failures to pay interest on, or principal of, the Subordinated Debt Securities, (ii) failure to comply in any material respect with any agreements or covenants in, or provisions of, the Indenture, (iii) a default under certain agreements relating to the issuance of the Company's debt and (iv) certain events of bankruptcy, insolvency and reorganization of the Company. See "Description of the Subordinated Debt Securities-- Indenture Events of Default." Accordingly, there is no right to acceleration with respect to the Subordinated Debt Securities upon default by the Company of its payment obligations under the Preferred Securities Guarantee.

    TRADING PRICE OF THE PREFERRED SECURITIES

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debt Securities. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Subordinated Debt Securities are deemed to be issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Subordinated Debt Securities through the date of disposition in income as ordinary income (I.E., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a loss. See "Certain Federal Income Consequences--Interest Income and Original Issue Discount on Preferred Securities" and "--Sales or Redemptions of Preferred Securities."

THE INDUSTRY

    MATURE INDUSTRY; COMPETITION

    Life and health insurance is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life insurance is a highly competitive industry and Protective Life encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than Protective Life, as well as competition from other providers of financial services.

    Management believes that Protective Life's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong claims-paying and financial strength ratings from ratings agencies.

    The Company competes against other insurance companies and financial institutions in the origination of commercial mortgage loans.

    RATINGS

    Ratings are an important factor in the competitive position of insurance companies. Rating organizations periodically review the financial performance and condition of insurers, including Protective Life's insurance subsidiaries. A downgrade in the ratings of Protective Life's insurance subsidiaries could adversely affect its ability to sell its products and its ability to compete for attractive acquisition opportunities. See "Prospectus Supplement Summary--The Company" and "The Company." Rating organizations assign ratings based upon several factors. While most of the considered factors relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control.

    Rating downgrades have exceeded upgrades for the past several years, and public pronouncements by the rating agencies indicate that this trend is expected to continue for the near future.

    POLICY CLAIMS FLUCTUATIONS

    The Company's results of operations may fluctuate from year to year on account of fluctuations in policy claims received by the Company.

    LIQUIDITY AND INVESTMENT PORTFOLIO

    Many of the products offered by Protective Life's insurance subsidiaries allow policyholders and contractholders to withdraw their funds under defined circumstances. Protective Life's insurance subsidiaries design products and configure investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. Formal asset/liability management programs and procedures are used continuously to monitor the relative duration of the Company's assets and liabilities. While Protective Life's insurance subsidiaries own a significant amount of liquid assets, many of their assets are relatively illiquid. Significant unanticipated withdrawal or surrender activity could, under some circumstances, compel Protective Life's insurance subsidiaries to dispose of illiquid assets on unfavorable terms, which could have a material adverse effect on Protective Life.

    INTEREST RATE FLUCTUATIONS

    Sudden and/or significant changes in interest rates expose life insurance companies to the risk of not earning anticipated spreads between the returns earned on investments and the credited rates paid on outstanding policies. Both rising and declining interest rates can negatively affect the Company's spread income. For example, certain of Protective Life's insurance products guarantee a minimum credited interest rate. While Protective Life develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that significant changes in interest rates will not materially affect such spreads.

    Lower interest rates may result in lower sales of the Company's life insurance and investment products.

    REGULATION AND TAXATION

    Protective Life's insurance subsidiaries are subject to government regulation in each of the states, in which they conduct business. Such regulation is vested in state agencies having broad administrative power over all aspects of the insurance business, including premium rates, marketing practices, advertising, policy forms and capital adequacy, and is concerned primarily with the protection of policyholders rather than stockholders. Protective Life cannot predict the form of any future regulatory initiatives.

    Under the Internal Revenue Code of 1986, as amended, (the "Code") income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of Protective Life's products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax deferred status of competing products, all life insurance companies, including Protective Life, would be adversely affected.

    LITIGATION

    A number of civil jury verdicts have been returned against life and health insurers in the jurisdictions in which Protective Life does business involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages that are disproportionate to the actual damages. In some states (including Alabama), juries have substantial discretion in awarding punitive damages which creates the potential for unpredictable material adverse judgments in any given punitive damages suit. Protective Life and its subsidiaries, like other life and health insurers, in the ordinary course of business are involved in such litigation. The outcome of any litigation cannot be predicted with certainty. In addition, in some class action and other lawsuits involving insurers' sales practices, insurers have made material settlement payments.

    INVESTMENT RISKS

    Protective Life's invested assets are subject to customary risks of credit defaults and changes in market values. The value of the Company's commercial mortgage portfolio depends in part on the creditworthiness of the tenants occupying the properties which the Company has financed. Factors that may affect the overall default rate on, and market value of, the Company's invested assets include interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

    CONTINUING SUCCESS OF ACQUISITION STRATEGY

    The Company has actively pursued a strategy of acquiring blocks of insurance policies and small insurance companies. This acquisition strategy has increased the Company's earnings in part by allowing the Company to position itself to realize certain operating efficiencies associated with economies of scale. There can be no assurance, however, that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to the Company, or that the Company will realize the anticipated financial results from its acquisitions.

    RELIANCE ON THE PERFORMANCE OF OTHERS

    The Company has entered into various ventures involving other parties. Examples include, but are not limited to: many of the Company's products are sold through independent distribution channels; the Investment Products Division's variable annuity deposits are invested in funds managed by four unaffiliated investment managers; a portion of the sales in the Financial Institutions, Dental and Consumer Benefits, and Individual Life Divisions comes from arrangements with unrelated marketing organizations; and the Company has entered the Hong Kong insurance market in a joint venture. Therefore the Company's results may be affected by the performance of others.

    REINSURANCE

    As is customary in the insurance industry, Protective Life's insurance subsidiaries cede insurance to other insurance companies. However, the ceding insurance company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. Additionally, Protective Life assumes policies of other insurers. Any regulatory or other development affecting the ceding insurer could also have an adverse effect on Protective Life.

                                  THE COMPANY

    Protective Life Corporation, a Delaware corporation incorporated in 1981, is an insurance holding company that, through its subsidiary life insurance companies, produces, distributes and services a diverse array of life insurance, retirement savings and investment products and specialty insurance products. Protective Life markets individual life insurance, dental insurance, credit life and disability insurance, guaranteed investment contracts and annuities throughout the United States. The Company also maintains a separate line of business devoted exclusively to the acquisition of insurance policies from other companies and participates in a joint venture which owns a life insurance company in Hong Kong. Protective Life Insurance, founded in 1907, is Protective Life's principal operating subsidiary. Protective Life Insurance is currently assigned a rating of A+ (Superior) by A.M. Best Company, Inc. (2nd highest rating of 15), a claims-paying ability rating of AA (Excellent) by Standard & Poor's (3rd highest rating of 18) and an insurance financial strength rating of A1 by Moody's Investors Service (5th highest rating of 15). Protective Life's principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223 (Telephone: (205) 879-9230).

    For the year ended December 31, 1996 and the nine months ended September 30, 1997, Protective Life reported revenues of approximately $1.0 billion and $0.8 billion, respectively, and net income of $89.0 million and $82.7 million, respectively. At September 30, 1997, Protective Life had total assets of approximately $10.2 billion and stockholders' equity of $710.9 million. At December 31, 1996, Protective Life had life insurance in force of $69.3 billion.

    Over the five-year period ended December 31, 1996, Protective Life's total assets have grown from $3.1 billion to approximately $8.3 billion, a compound annual growth rate of 21.5%. In the same five-year period, Protective Life's net income has grown from $35.8 million to $89.0 million, a compound annual growth rate of 20.0%, and its return on equity has averaged 17.7%.

STRATEGY

    The Company's operating strategy has been to acquire and consolidate selected books of insurance business and smaller insurance companies, grow its core business through the generation of new sales and identify and enter higher growth specialty segments of the insurance industry. The Company believes that its diverse product mix supports this strategy by giving the Company broad exposure to attractive market opportunities and a more diverse base of earnings. The Company also emphasizes discipline in the allocation of capital, the pricing of products and the management of expenses.

    Protective Life is organized around six primary divisions: the Acquisitions Division, the Guaranteed Investment Contracts Division, the Individual Life Insurance Division, the Dental and Consumer Benefits Division, the Investment Products Division and the Financial Institutions Division.

    Set forth below are the operating earnings (unaudited), realized investment gains (losses) and related amortization of deferred policy acquisition costs (unaudited), and income before income tax for each of the Company's Divisions and a Corporate and Other segment, and unallocated realized investment gains (losses) for the nine month periods ended September 30, 1997 and 1996 and each of the years ended December 31, 1996, 1995, 1994, 1993 and 1992.

                                                      NINE MONTHS ENDED
                                                                                              YEARS ENDED
                                                      SEPTEMBER 30,(1)                      DECEMBER 31,(1)
                                                    ---------------------   -----------------------------------------------
                                                      1997        1996        1996        1995        1994         1993
                                                    ---------   ---------   ---------   ---------   ---------   -----------
                                                                                (IN THOUSANDS)
OPERATING EARNINGS(2)(3)
Acquisitions......................................  $  45,033   $  38,252   $  52,670   $  48,490   $  36,796   $    27,415(4)
Dental and Consumer Benefits......................     14,103       2,821       5,138      10,060      10,139         8,501
Financial Institutions............................      9,197       6,893       9,531       8,375       9,024         7,137
Guaranteed Investment Contracts...................     21,922      30,069      40,082      31,557      26,005        22,070
Individual Life...................................     14,778      10,378      14,027      13,490      13,933        18,005(4)
Investment Products...............................      8,419       7,391       9,624       6,352         120          (748)(4)
Corporate and Other (5)...........................     17,796       3,840       7,020       2,663       2,183        (2,390)(4)
                                                    ---------   ---------   ---------   ---------   ---------   -----------
Total Operating Earnings..........................    131,248      99,644     138,092     120,987      98,200        79,990
REALIZED INVESTMENT GAINS (LOSSES)
Acquisitions......................................          0           0           0           0         532             0
Guaranteed Investment Contracts...................     (1,840)     (7,770)     (7,963)     (3,908)      3,000         1,175
Individual Life...................................          0       3,098       3,098           0           0             0
Investment Products...............................        589       4,764       3,858       4,937      (2,500)        2,003
Unallocated Realized Investment Gains (Losses)....      2,037       5,790       6,517         583       5,266         1,876
RELATED AMORTIZATION OF DEFERRED POLICY
  ACQUISITION COSTS
Individual Life...................................          0      (1,974)     (1,974)          0           0             0
Investment Products...............................       (431)     (2,333)     (1,887)     (1,565)      1,675             0
                                                    ---------   ---------   ---------   ---------   ---------   -----------
Total Net.........................................        355       1,575       1,649          47       7,973         5,054
INCOME BEFORE INCOME TAX (3)
Acquisitions......................................     45,033      38,252      52,670      48,490      37,328        27,415(4)
Dental and Consumer Benefits......................     14,103       2,821       5,138      10,060      10,139         8,501
Financial Institutions............................      9,197       6,893       9,531       8,375       9,024         7,137
Guaranteed Investment Contracts...................     20,082      22,299      32,119      27,649      29,005        23,245
Individual Life...................................     14,778      11,502      15,151      13,490      13,933        18,005(4)
Investment Products...............................      8,577       9,822      11,595       9,724        (705)        1,255(4)
Corporate and Other (5)...........................     17,796       3,840       7,020       2,663       2,183        (2,390)(4)
Unallocated Realized Investment Gains (Losses)....      2,037       5,790       6,517         583       5,266         1,876
                                                    ---------   ---------   ---------   ---------   ---------   -----------
    Total Income before Income Tax................  $ 131,603   $ 101,219   $ 139,741   $ 121,034   $ 106,173   $    85,044


                                                      1992
                                                    --------

OPERATING EARNINGS(2)(3)
Acquisitions......................................  $ 18,785
Dental and Consumer Benefits......................     6,723
Financial Institutions............................     4,907
Guaranteed Investment Contracts...................    12,438
Individual Life...................................    11,875
Investment Products...............................     3,217
Corporate and Other (5)...........................     2,016
                                                    --------
Total Operating Earnings..........................    59,961
REALIZED INVESTMENT GAINS (LOSSES)
Acquisitions......................................         0
Guaranteed Investment Contracts...................       962
Individual Life...................................         0
Investment Products...............................       473
Unallocated Realized Investment Gains (Losses)....    (1,449)
RELATED AMORTIZATION OF DEFERRED POLICY
  ACQUISITION COSTS
Individual Life...................................         0
Investment Products...............................         0
                                                    --------
Total Net.........................................       (14)
INCOME BEFORE INCOME TAX (3)
Acquisitions......................................    18,785
Dental and Consumer Benefits......................     6,723
Financial Institutions............................     4,907
Guaranteed Investment Contracts...................    13,400
Individual Life...................................    11,875
Investment Products...............................     3,690
Corporate and Other (5)...........................     2,016
Unallocated Realized Investment Gains (Losses)....    (1,449)
                                                    --------
    Total Income before Income Tax................  $ 59,947

------------------------------
(1) The selected financial data for the periods ended September 30, 1997 and 1996 is unaudited. The selected financial data for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 have been derived from previously audited consolidated financial statements of Protective Life.

(2) Income before Income Tax excluding realized investment gains and losses and related amortization of deferred policy acquisition costs.

(3) Certain reclassifications have been made in the previously reported results relating to the allocation of corporate overhead to make prior period results comparable to those of the current year. Such reclassifications had no effect on previously reported net income, total assets or stockholders' equity.

(4) In 1993 Protective Life changed the method used to apportion net investment income within Protective Life. The change resulted in increased income attributable to the Acquisitions, Individual Life Insurance, and Investment Products business segments of approximately $2,600, $3,000 and $2,000, respectively, while decreasing income of the Corporate and Other segment.

(5) Pre-tax income for the Corporate and Other segment has not been reduced by pre-tax minority interest of $6,325 and $3,713 in the periods ended September 30, 1997 and 1996, respectively, $4,950 in 1996, $4,950 in 1995,
    $2,764 in 1994, $19 in 1993 and $90 in 1992. Such minority interest in 1997, 1996, 1995 and 1994 arises from payments made on Monthly Income Preferred Securities issued in 1994 and Trust Originated Preferred Securities issued in 1997.

ACQUISITIONS DIVISION

    Protective Life is an active participant in the consolidation of the life and health insurance industry. The Acquisitions Division focuses solely on acquiring, converting and servicing business acquired from other companies. The Company has long been an active acquiror of blocks of insurance policies and the Division has closed a total of 39 acquisitions over the last 27 years, including 12 since 1989. In 1990, the

Company became more focused on the acquisitions business and, since that year, the Division has invested $335.1 million in acquired blocks of policies and small insurance companies. Blocks of policies acquired through the Acquisition Division are usually administered as "closed" blocks, i.e., no new policies are sold after the closing of the transaction. However, in the case of the most recent acquisition closed by the Division (West Coast Life Insurance Company ("West Coast"), which is discussed below) the Company has elected to continue the marketing of new policies. In the future, as in this transaction, if the Company should continue marketing new policies through the acquired company, the results of the acquisition may be included in one of the Company's other divisions. Protective Life believes that its highly focused and disciplined approach to the acquisitions process and its extensive experience in the assimilation, conservation and servicing of purchased books of business give it a significant competitive advantage over many other companies that attempt to make similar acquisitions. The Company expects acquisition opportunities to continue to be available as the life insurance industry continues to consolidate; however, management believes that the Company may face increased competition for some future acquisitions. In the five-year period ended December 31, 1996, pretax operating earnings from the Acquisitions Division increased from $18.8 million to $52.7 million.

GUARANTEED INVESTMENT CONTRACTS DIVISION

    Protective Life's Guaranteed Investment Contracts ("GIC") Division markets GICs to 401(k) and other qualified retirement savings plans. The Division also offers guaranteed funding agreements and annuity contracts. Protective Life entered the GIC business in 1989. The Division's emphasis is on a consistent and disciplined approach to product pricing and asset/liability management, careful underwriting of early withdrawal risks and maintaining low distribution and administration costs. In the five-year period ended December 31, 1996, the Division's operating earnings increased from $12.4 million to $40.1 million.

INDIVIDUAL LIFE DIVISION

    The Individual Life Division markets universal and other life insurance products on a national basis through a network of independent insurance agents. The Division has grown sales by developing niche marketing strategies. The strategies include marketing specialty products through insurance brokerage channels and traditional life insurance products through regional stock brokers. The Division has also developed a unit to distribute life insurance products on a "private label" basis through other insurance companies. In the five-year period ended December 31, 1996, the Division's sales (as measured by new annualized premium) have grown from $27.7 million to $45.4 million. Over the same period, the U.S. life insurance industry has experienced virtually no growth in annualized new premium sales.

    On June 3, 1997, Protective Life Insurance acquired all of the outstanding capital stock of West Coast from Nationwide Corporation, a member of the Nationwide Insurance Enterprise, for approximately $157 million in cash (a $100 million dividend was also paid to the seller prior to closing). Headquartered in San Francisco, West Coast sells universal life and traditional ordinary life products. The acquisition was financed from funds internally generated at Protective Life Insurance. West Coast is included in the Individual Life Division because Protective Life intends to continue the marketing of new policies through this company.

DENTAL AND CONSUMER BENEFITS DIVISION

    The Dental and Consumer Benefits Division's strategic emphasis is on indemnity and managed-care dental products. At September 30, 1997, the Company had approximately 537,000 members in its dental HMOs and over 1,139,000 lives covered in total by its dental programs.

    The Dental and Consumer Benefits Division was a pioneer in developing indemnity dental products for the voluntary payroll deduction market. In the first quarter of 1995, Protective Life entered the dental managed care segment when it acquired a dental managed care company which transacts business under the trade name "DentiCare." The acquisition combined DentiCare's high quality service and product capabilities with the Dental and Consumer Benefits Division's marketing strength and capacity to distribute dental products through a much broader geographic distribution framework. The Division's strategy is to promote a "dual choice" option by offering DentiCare's products through Protective Life's existing indemnity dental distribution channels. The Division has developed an innovative system for prospecting and selling dental insurance products by telephone. The Division also plans to grow the dental business through acquisitions. In 1996, the Division extended the geographic reach of its dental managed care operations into Oklahoma, Arkansas and Missouri and added approximately 38,000 new members through the acquisition of two dental managed care plans licensed to do business in those states. In 1997, the Division has acquired three dental health maintenance organizations: one with approximately 18,000 members in Wisconsin, a second with approximately 14,000 members in Texas and a third with 57,576 members in Georgia. The Company's dental annualized new premium and premium equivalent sales were $27.0 million in 1995 and $38.4 million in 1996. In 1996 the Division's operating earnings were reduced by a one-time charge of $6.8 million related to a refund of cancer premiums and related expenses. In the five-year period ended December 31, 1996, the Dental and Consumer Benefits Division's operating earnings increased from $6.7 million to $11.9 million excluding the one-time charge described above.

    The Dental and Consumer Benefits Division also actively markets group life and disability coverages, typically to employee groups of 25 to 1,000. As part of its strategy to focus primarily on dental products, the Dental and Consumer Benefits Division recently exited the traditional group major medical business. The decision is not expected to have a significant effect on the Dental and Consumer Benefits Division's operating results. The Division also markets an individual cancer insurance policy.

    The Company recently launched Network Plans, which offers discounted fee-for-service dental programs to individual consumers and to groups. Enrolled consumers have access to a contracted network of dental providers who have agreed to a discounted fee schedule.

INVESTMENT PRODUCTS DIVISION

    The Investment Products Division markets fixed and variable annuity products. Annuity products are primarily used by consumers as a source of retirement savings. Overall industry sales of annuity products have grown in recent years as the "baby-boom" generation has increased its level of retirement savings. The Division's annuity products are sold through broker-dealers, financial institutions and the Individual Life Insurance Division's agent sales force. In 1994, the Division introduced a variable annuity product which offers the policyholder the opportunity to invest in mutual funds. The variable annuity account balance was $624.7 million at December 31, 1996. Variable annuity products represented 45.9% of the Division's 1996 sales.

    The Division has recently launched Network Plans, which is a referral or access plan that offers discounted fee-for-service dental programs to individual consumers and groups. Enrolled Consumers have access to a contracted network of dental providers who have agreed to a discounted fee schedule.

FINANCIAL INSTITUTIONS DIVISION

    The Company's Financial Institutions Division specializes in marketing credit life and disability insurance products through commercial banks, savings and loan associations, mortgage bankers and automobile dealers. The majority of these policies cover consumer loans made by financial institutions located primarily in the southeastern United States and automobile dealers throughout the United States. The Division markets through employee field representatives, independent brokers and a wholly-owned subsidiary. The Division also offers certain products through direct mail solicitation to customers of financial institutions. The Company believes it has been a beneficiary of a "flight to quality," as financial institutions and automobile dealers increasingly prefer to do business with insurers having quality products, strong balance sheets and high-quality training and service capabilities.

    In 1992, the Company acquired the credit insurance business of Durham Life Insurance Company, which more than doubled the size of the Division. In 1996, the Division coinsured a closed block of credit insurance policies.

    In 1995, the Division entered into a reinsurance arrangement whereby most of the Division's new credit insurance sales are being ceded to a reinsurer. In the second quarter of 1995, the Division also ceded a block of older policies. In the five-year period ended December 31, 1996, the Division's sales and operating earnings have increased from $68.4 million and $4.9 million to $146.7 million and $9.5 million respectively.

    On September 30, 1997, the Division acquired Western Diversified Group from John Alden Financial Corporation. The Western Diversified Group markets credit insurance and related products through automobile dealers. In addition, on October 1, 1997, the Division acquired a closed block of credit policies.

CORPORATE AND OTHER

    The Corporate and Other segment consists of earnings from the Company's fifty-percent-owned joint venture in Hong Kong, unallocated net investment income on capital, interest expense on substantially all debt, charitable contributions, and earnings from several small insurance and noninsurance subsidiaries. In 1996, its second year of operations, the Hong Kong joint venture company, Lippo Protective Life Insurance Company, had new premium sales of $12.7 million, an increase of $6.9 million from its $5.8 million of annualized new premium sales in 1995.

INVESTMENT PORTFOLIO

    Protective Life believes its investment strategy is a key component of its financial success. The Company targets three primary asset categories: mortgage-backed securities, corporate bonds and a specialized class of commercial mortgage loans. The types of assets in which the Company may invest are influenced by state laws which prescribe qualified investment assets. Within the parameters of these laws, the Company's investment portfolio is actively managed to support the liabilities of Protective Life's lines of business, giving consideration to such factors as liquidity needs, investment quality, investment return, matching of assets and liabilities and the composition of the portfolio by asset type and credit exposure. The following table shows the composition of Protective Life's invested assets at September 30, 1997:

                                                                                  PERCENT OF
                                                                       ASSET         TOTAL
                                                                       VALUE      INVESTMENTS
                                                                     ---------  ---------------
                                                                       (DOLLARS IN THOUSANDS)
Fixed Maturities:
    Bonds:
        Mortgage-backed securities.................................  $2,909,143         36.7%
        United States Government and government agencies and
          authorities..............................................     60,100           0.8
        States, municipalities, and political subdivisions.........     23,071           0.3
        Public utilities...........................................    481,236           6.1
        Convertibles and bonds with warrants attached..............        585        --
        All other corporate bonds..................................  2,653,729          33.5
    Bank loan participations.......................................     23,758           0.3
    Redeemable preferred stocks....................................      5,966           0.1
                                                                     ---------         -----
        Total fixed maturities.....................................  6,157,588          77.8
                                                                     ---------         -----
Equity securities:
    Common stocks--industrial, miscellaneous, and all other........      8,176           0.1
    Nonredeemable preferred stocks.................................     10,444           0.1
                                                                     ---------         -----
        Total equity securities....................................     18,620           0.2

                                                                                  PERCENT OF
                                                                       ASSET         TOTAL
                                                                       VALUE      INVESTMENTS
                                                                     ---------  ---------------
                                                                       (DOLLARS IN THOUSANDS)
Mortgage loans on real estate......................................  1,261,809          15.9
Investment real estate.............................................     14,770           0.2
Policy loans.......................................................    194,190           2.5
Other long-term investments........................................     66,630           0.8
Short-term investments.............................................    202,463           2.6
                                                                     ---------         -----
Total investments..................................................  $7,916,070        100.0%

    In its mortgage-backed securities portfolio, Protective Life has focused on sequential and planned amortization class securities, which tend to be less volatile than other classes of mortgage-backed securities, and on strict underwriting and constant monitoring of the portfolio through the use of state-of-the-art technology.

    In its approach to commercial mortgage loans, the Company has, for 26 years, specialized in originating small loans (average new loan size of $2.9 million) to finance shopping centers, typically in smaller communities. The Company provides a high level of service to the developers of such properties and generally does not attempt to compete for business solely by offering the lowest interest rates available. Such loans provide attractive yields to the Company and historically have performed very well. On a cumulative basis, the Company has had no significant loss of principal on its commercial mortgage loan portfolio over the last 20 years. As of September 30, 1997, 1.9% of the commercial loan portfolio was classified as 90 days past due, foreclosed or restructured, which the Company believes to be well below the June 30, 1997 life insurance industry average of 8.13%. The Company believes that its many years of specialization in this subsegment of the real estate industry helps it to maintain the quality of its loan underwriting and loan approval process.

HOLDING COMPANY STRUCTURE

    Protective Life's ability to pay principal and interest on the Subordinated Debt Securities is affected by the ability of its insurance company subsidiaries, Protective Life's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes (I.E., deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective Life that are treated as equity capital of such insurance company subsidiaries for statutory accounting purposes), both of which may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. Protective Life's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries. Insurance company subsidiaries of Protective Life are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective Life. Under Tennessee insurance laws, Protective Life Insurance generally may pay dividends to Protective Life only out of its unassigned surplus as reflected in its statutory financial statements filed in that State. In addition, the Tennessee Commissioner of Insurance must approve (or not disapprove within 30 days of notice) payment of an "extraordinary" dividend from Protective Life Insurance, which generally under Tennessee insurance laws is a dividend that exceeds, together with all dividends paid by Protective Life Insurance within the previous 12 months, the greater of (i) 10% of Protective Life Insurance's surplus as regards policyholders at the preceding December 31 or (ii) the net gain from operations of Protective Life Insurance for the 12 months ended on such December 31. No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which Protective Life's insurance subsidiaries are domiciled, which restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective Life by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

    In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Protective Life, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective Life, as shareholder or holder of surplus notes, would be entitled to any payment, and thus such creditors would have to be paid in full before the creditors of Protective Life (including holders of Subordinated Debt Securities) would be entitled to receive any payment from the assets of such subsidiary.

                                   THE TRUST

    PLC Capital is a statutory business trust formed under Delaware law pursuant to the (i) Declaration and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware on July 1, 1997. The Declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Although the holders of Income PRIDES will be the beneficial owners of the related Preferred Securities upon their issuance, such Preferred Securities will be pledged with the Collateral Agent to secure the obligations of the holders under the related Purchase Contracts. See "Description of the Purchase Contracts--Pledged Securities and Pledge Agreement" and "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." Protective Life will directly or indirectly acquire all the Common Securities, which will represent an aggregate liquidation amount equal to at least 3% of the total capital of PLC Capital. PLC Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities and
(iii) engaging in only those other activities necessary or incidental thereto. PLC Capital has a term of approximately seven years, but may terminate earlier as provided in the Declaration.

    Pursuant to the Declaration, the number of PLC Capital Trustees will initially be three. Two of the PLC Capital Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, Protective Life. The third trustee will be a financial institution that is unaffiliated with Protective Life, which trustee will serve as institutional or property trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, Wilmington Trust Company, a Delaware banking corporation, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Wilmington Trust Company will also act as the Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee and as trustee resident in the State of Delaware (the "Delaware Trustee") for purposes of the Delaware Business Trust Act (the "Trust Act"). See "Description of the Preferred Securities Guarantee" and "Description of the Preferred Securities--Voting Rights."

    The Institutional Trustee will hold title to the Subordinated Debt Securities for the benefit of the holders of the Trust Securities and in such capacity will have the power to exercise all rights, powers and privileges under the Subordinated Indenture. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest-bearing bank account (the "Institutional Account") to hold all payments made in respect of the Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Institutional Account. The Preferred Securities Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Protective Life, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any PLC Capital Trustee and to increase or decrease the number of PLC Capital Trustees. Protective Life, as issuer of the Subordinated Debt Securities, will pay all fees and expenses related to PLC Capital and the offering of the Trust Securities. See "Description of the Subordinated Debt Securities--Miscellaneous."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Trust Act and the Trust Indenture Act. See "Description of the Preferred Securities."

    The office of the Delaware Trustee for PLC Capital in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration. PLC Capital's offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223 (Telephone: (205) 879-9230).

                                USE OF PROCEEDS

    The portion of the purchase price for the Income PRIDES, of which the Preferred Securities are a component, that is allocated to the Preferred Securities will be invested by the Trust in the Subordinated Debt Securities of the Company, and the remainder of such purchase price, if any, will be paid to the Company. The net proceeds from the sale of the FELINE PRIDES (after deducting the underwriting discount and estimated expenses and assuming that the over-allotment option granted to the Underwriters is not exercised), estimated to equal approximately $96.4 million, will be primarily invested by Protective Life in its insurance company subsidiaries. Pending such use, the net proceeds will be invested in short-term securities. A significant portion of the proceeds is expected to be used over time by such subsidiaries to finance acquisitions of additional blocks of insurance policies or otherwise support the continued growth of the business.

                             THIRD QUARTER RESULTS

    The Company's operating income, which excludes realized investment gains and losses and related amortization, was $.97 per share in the 1997 third quarter, compared to $.63 per share for the same period in 1996. Consolidated net income for the third quarter of 1997 was $30.4 million or $.97 per share, compared to $20.0 million or $.64 per share reported for the 1996 third quarter. In the 1997 third quarter, the Company had approximately $.08 per share of unusual investment income. In the 1996 third quarter, the Company had a one-time charge of $.15 per share relating to a refund of premiums. Excluding both items, the Company's operating income was $.89 per share in the 1997 third quarter, a 14% increase over the $.78 per share in the 1996 third quarter.

    The Company's operating income was $2.64 per share in the first nine months of 1997, compared to the $2.12 per share reported for the first nine months of 1996. Consolidated net income in the first nine months of 1997 was $82.7 million or $2.65 per share, compared to $64.4 million or $2.15 per share last year.

    At September 30, 1997, the Company's assets were $10.2 billion. Stockholders' equity per share was $21.85 (excluding $1.22 per share of unrealized investment gains resulting from marking the Company's securities to market values).

    Operating return on average equity for the twelve months ending September 30, 1997, was 17.0%. (Average equity excludes the effect of unrealized gains and losses on stockholders' equity.)

    Premiums and policy fees decreased $2.7 million or 0.7% in the first nine months of 1997 over the first nine months of 1996. The coinsurance by the Acquisitions Division of a block of policies and the acquisition of a small life insurance company in the fourth quarter of 1996 resulted in a $6.1 million increase in premiums and policy fees. Decreases in older acquired blocks resulted in a $6.0 million decrease in premiums and policy fees. The Dental and Consumer Benefits Division's exit from the group major medical business resulted in a $22.4 million decrease in premiums and policy fees. Premiums and policy fees related to the Dental and Consumer Benefits Division's other businesses increased $26.2 million in the first nine months of 1997 as compared to the same period in 1996. Premiums and policy fees from the Financial Institutions Division decreased $27.1 million in the first nine months of 1997 as compared to the first nine months of 1996. Decreases of $12.8 million resulted from a reinsurance arrangement begun in 1995 whereby most of the Financial Institutions Division's new credit insurance sales are being ceded to a reinsurer. Decreases of $14.3 million related to the normal decrease in premiums on a closed block of credit insurance policies reinsured in 1996. The Individual Life Division's premium and policy fees increased $16.0 million, including $6.4 million from the acquisition of West Coast in the second quarter of 1997. The increase in premiums and policy fees from the Investment Products Divisions was $2.7 million.

    Net investment income in the first nine months of 1997 was $41.9 million or 10.9% higher than the corresponding period of the preceding year primarily due to increases in the average amount of invested assets and an increase in participating mortgage loan income. Invested assets have increased primarily due to receiving annuity deposits and due to acquisitions. The coinsurance of a block of policies and the acquisition of a small life insurance company in the fourth quarter of 1996 and the acquisition of West Coast in the second quarter of 1997 resulted in an increase in net investment income of $24.9 million in the first nine months of 1997 as compared to the same period in 1996.

    Net realized investment gains were $0.8 million for the first nine months of 1997 compared to $5.9 million for the corresponding period of 1996. In the 1996 first quarter, the Company reported a $6.1 million gain relating to a securitization transaction.

    Other income consists primarily of revenues of the Company's broker-dealer subsidiary, fees from variable insurance products, revenues of the Company's wholly-owned insurance marketing organizations and small noninsurance subsidiaries, and the results of the Company's 50%-owned joint venture in Hong Kong. Other income in the first nine months of 1997 was $6.4 million higher than the corresponding period of 1996. Revenues from the Company's broker-dealer subsidiary increased $4.1 million in the first nine months of 1997 as compared to the same period in 1996. Other income from all other sources increased $2.3 million in the first nine months of 1997 as compared with the first nine months of 1996.

    Pretax earnings from the Acquisitions Division increased $6.8 million in the first nine months of 1997 as compared to the same period of 1996. Earnings from the Acquisitions Division are normally expected to decline over time (due to the lapsing of policies resulting from deaths of insureds or terminations of coverage) unless new acquisitions are made. The Division's most recent acquisitions resulted in a $3.3 million increase in pretax earnings. In addition, the Division's mortality experience was approximately $7.2 million more favorable in the first nine months of 1997 as compared to the same period last year.

    Dental and Consumer Benefit Divisions pretax earnings were $4.5 million higher in the first nine months of 1997 as compared to the first nine months of 1996 excluding a $6.8 million refund of premiums and related expenses in the 1996 third quarter. Dental earnings were $8.3 million, an increase of $1.6 million, before expenses of $1.8 million to develop a new discounted fee-for-service dental program. $1.8 million of the increase was a one-time release of reserves associated with exiting the group major medical business. Lower cancer earnings partially offset improved results in other lines.

    Pretax earnings of the Financial Institutions Division were $2.3 million higher in the first nine months of 1997 as compared to the same period in 1996. Included in the Division's results are earnings from the coinsurance of a block of policies in the second quarter of 1996.

    The GIC Division had pretax earnings of $21.9 million in the first nine months of 1997 and $30.1 million in the corresponding period of 1996. The decline largely reflects a reallocation of investment income from the GIC Division to the Company's other divisions and Corporate and Other segment. In December, 1996, the Company sold a major portion of its bank loan participations in a securitization transaction which has reduced the Division's earnings. The decrease was partially offset by a related improvement in earnings in the Corporate and Other segment. In addition, the Company has shortened the duration of the GIC Division's invested assets which also reduced earnings and lengthened the duration of the other division's invested assets to better match assets to liabilities on a divisional level. Realized investment losses associated with this Division in the first nine months of 1997 were $1.8 million as compared to $7.8 million in the same period last year. As a result, total pretax earnings were $20.1 million in the first nine months of 1997 compared to $22.3 million for the same period last year.

    The Individual Life Division's results include West Coast which the Company acquired on June 3. The Division's pretax operating earnings of $14.8 million in the first nine months of 1997 were $4.4 million above the same period of 1996. West Coast represents $3.0 million of the increase. Mortality returned to normal levels in the 1997 third quarter after experiencing record high mortality in the previous quarter which reduced earnings approximately $4.3 million. Realized investment gains, net of related amortization of deferred policy acquisition costs, associated with this Division were $1.1 million in 1996. As a result, total pretax earnings were $14.8 million in the first nine months of 1997 as compared to $11.5 million in the first nine months of 1996.

    Investment Products Division pretax earnings of $8.4 million were $1.0 million higher in the first nine months of 1997 compared to the same period of 1996. The Division's 1996 results included a one-time $0.9 million addition to earnings. Realized investment gains associated with the Division, net of related amortization of deferred policy acquisition costs, were $0.2 million in the first nine months of 1997 as compared to $2.4 million in 1996, resulting in total pretax earnings of $8.6 million in the first nine months of 1997 as compared to $9.8 million in the same period of 1996.

    The Corporate and Other segment consists primarily of net investment income on capital, interest expense on substantially all debt, the Company's 50%-owned joint venture in Hong Kong, several small insurance lines of business, and the operations of several small noninsurance subsidiaries. Pretax earnings for this segment increased $14.0 million in the first nine months of 1997 as compared to the first nine months of 1996. In the 1997 second quarter the Company sold its interest in a money management joint venture resulting in a gain of $4.1 million. In the 1997 third quarter the segment had $3.0 million of income from the Company's participation commercial mortgage loan program. In addition, the segment's results include a decrease in interest expense of $2.6 million representing the dividends on the Company's Trust Originated Preferred Securities which are reported as "minority interest in net income of consolidated subsidiaries" rather than as expenses of the Corporate and Other segment. The remaining increase in earnings relates primarily to increased net investment income on capital and income from securitization transactions.

    The effective income tax rate for the full year of 1996 was 34%. Management's estimate of the effective income tax rate for 1997 is also 34%.

    Compared to the same period in 1996, net income per share in the first nine months of 1997 increased 23.3%, reflecting improved operating earnings in the Acquisitions, Dental and Consumer Benefits, Financial Institutions, and Individual Life and Investment Products Divisions and the Corporate and Other segment, which were partially offset by lower operating earnings in the GICs and lower realized investment gains (net of related amortization of deferred policy acquisition costs.)

    The Company's investments in debt and equity securities are reported at market value, and investments in mortgage loans are reported at amortized cost. At September 30, 1997, the fixed maturity investments (bonds, bank loan participations, and redeemable preferred stocks) had a market value of $6,157.6 million, which is 1.4% above amortized cost (less allowances for uncollectible amounts on investments) of $6,072.0 million. The Company had $1,261.8 million in mortgage loans at September 30, 1997. While the Company's mortgage loans do not have quoted market values, at September 30, 1997, the Company estimates the market value of its mortgage loans to be $1,339.8 million (using discounted cash flows from the next call date) which is 6.2% in excess of amortized book value. Most of the Company's mortgage loans have significant prepayment penalties. These assets are invested for terms approximately corresponding to anticipated future benefit payments. Thus, market value fluctuations should not adversely affect liquidity.

    For several years the Company has offered a type of commercial loan under which the Company will permit a slightly higher loan-to-value ratio in exchange for a participating interest in the cash flows from the underlying real estate. Approximately $487.7 million of the Company's mortgage loans have this participation feature.

    At September 30, 1997, mortgage loans more than 90 days delinquent and foreclosed real estate were 0.2% of assets. Bonds rated less than investment grade were 1.9% of assets. Additionally, the Company had bank loan participations that were less than investment grade representing 0.2% of assets. The Company does not expect these investments to adversely affect its liquidity or ability to maintain proper matching of assets and liabilities. The Company's allowance for uncollectible amounts on investments was $24.7 million at September 30, 1997.

    Policy loans at September 30, 1997, were $194.2 million, a decrease of $3.4 million from December 31, 1996 (after excluding approximately $30.9 million of policy loans associated with an acquisition in the second quarter of 1997). Policy loan rates are generally in the 4.5% to 8.0% range and are at least equal the assumed interest rates used for future policy benefits.

    The Company does not use derivative financial instruments for trading purposes. Combinations of futures contracts, interest rate options, and interest rate swaps are sometimes used as hedges for asset/ liability management of certain investments, primarily mortgage loans on real estate, mortgage-backed securities, and liabilities arising from interest-sensitive products such as GICs and annuities. Realized investment gains and losses of such contracts are deferred and amortized over the life of the hedged asset. At September 30, 1997, open option contracts with a notional amount of $1.2 billion were in a $1.1 million unrealized loss position.

    The Company may also sometimes use interest rate swap contracts and options to enter into interest rate swap contracts ("swaptions") to convert certain investments from a variable to a fixed rate of interest and from a fixed to a variable rate of interest, and to convert a portion of its Senior Notes, Medium-Term Notes, Monthly Income Preferred Securities, and Trust Originated Preferred Securities from a fixed rate to a variable rate of interest. The proceeds from the sale of swaptions are deferred and amortized over the life of the related debt. At September 30, 1997, related open interest rate swap contracts with a notional amount of $460.3 million were in a $0.9 million net unrealized gain position.

    In anticipation of receiving GIC and annuity deposits, the life insurance subsidiaries were committed at September 30, 1997 to fund mortgage loans and to purchase fixed maturity and other long-term investments in the amount of $426.0 million. The Company's subsidiaries held $199.8 million in cash and short-term investments at September 30, 1997. Protective Life had an additional $2.9 million in cash and short-term investments available for general corporate purposes.

    On September 25, 1997, the Company sold approximately $445 million of its commercial mortgage loans in a securitization transaction. Proceeds from the sale consisted of cash of approximately $328 million, net of expenses, and securities issued in the securitization transaction of approximately $110 million.

    At September 30, 1997, Protective Life had borrowed $7.1 million of a $70 million revolving line of credit bearing an interest rate of approximately 6.1% and an additional $11.5 million at a rate of 5.9%.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

    The Common Stock is listed and traded on the NYSE under the symbol "PL." The following table sets forth, for the periods indicated, the highest and lowest closing prices per share of the Common Stock as reported by the NYSE.

                                                                        RANGE
                                                                 --------------------
                                                                   HIGH        LOW       DIVIDENDS
                                                                 ---------  ---------  -------------
1995
    First Quarter..............................................  $   24.25  $   21.44    $     .14
    Second Quarter.............................................      27.50      21.63          .16
    Third Quarter..............................................      29.63      27.38          .16
    Fourth Quarter.............................................      31.25      26.88          .16

1996
    First Quarter..............................................      36.50      30.50          .16
    Second Quarter.............................................      38.38      33.13          .18
    Third Quarter..............................................      37.75      31.38          .18
    Fourth Quarter.............................................      41.63      34.50          .18

1997
    First Quarter..............................................      44.63      37.63          .18
    Second Quarter.............................................      50.75      40.63          .20
    Third Quarter..............................................      53.50      47.63          .20
    Fourth Quarter
      (through November 20, 1997)..............................      55.25      50.13          .20

    A recent closing sale price for the Common Stock as reported on the NYSE Composite Transactions Tape is set forth on the cover page of this Prospectus Supplement.

                       CAPITALIZATION OF PROTECTIVE LIFE

    The following table sets forth the unaudited summary capitalization of Protective Life at September 30, 1997 and as adjusted to give effect to the issuance of the FELINE PRIDES and the application of the estimated net proceeds received by the Company in connection therewith as set forth under "Use of Proceeds." The table below should be read in conjunction with Protective Life's consolidated financial statements and notes thereto and other financial data incorporated by reference herein. See also, the Consolidated Financial Statements and accompanying notes included herein and "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                                        AS OF SEPTEMBER 30,
                                                                                1997
                                                                        --------------------
                                                                         ACTUAL    ADJUSTED
                                                                        ---------  ---------
                                                                           (IN THOUSANDS)
Short-term debt.......................................................  $  11,500  $  11,500
Long-term debt
    Notes payable to banks............................................      7,100      7,100
    7.95% Senior Notes due July 1, 2004...............................     75,000     75,000
    Medium-term Notes.................................................     45,000     45,000
                                                                        ---------  ---------
    Total long-term debt..............................................    127,100    127,100
Guaranteed Preferred Beneficial Interests in the Company's
  Subordinated Debt Securities
    Cumulative Monthly Income Preferred Securities, Series A
      Subordinated Debentures.........................................     55,000     55,000
    Trust Originated Preferred Securities, Series B Subordinated
      Debentures......................................................     75,000     75,000
    Trust Originated Preferred Securities, Series C Subordinated
      Debentures......................................................     --        100,000
Stockholders' equity
    Preferred Stock ($1 par value shares authorized: 3,600,000;
      issued: none)...................................................     --         --
    Junior Participating Cumulative Preferred Stock ($1 par value
      shares authorized: 400,000; issued: none........................     --         --
    Common equity ($.50 par value shares authorized: 80,000,000;
      issued and outstanding: 30,814,136).............................    710,928    710,928
                                                                        ---------  ---------
    Total stockholders' equity........................................    710,928    710,928
                                                                        ---------  ---------
        Total capitalization..........................................  $ 979,528  $1,079,528
                                                                        ---------  ---------
                                                                        ---------  ---------

                              ACCOUNTING TREATMENT

    The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Preferred Securities shown on the Company's balance sheet under the caption "Guaranteed Preferred Beneficial Interests in the Company's Subordinated Debt Securities." The financial statement footnotes to the Company's consolidated financial statements will reflect that the sole asset of the Trust will be the Subordinated Debt Securities due February 16, 2003 of the Company. Dividends on the Preferred Securities will be reflected as a change to the Company's consolidated income, identified as Minority Interest in Net Income of Consolidated Subsidiaries, whether paid or accrued.

    The Purchase Contracts are forward transactions in Protective Life's Common Stock. Upon settlement of a Purchase Contract, Protective Life will receive the Stated Amount on such Purchase Contract and will issue the requisite number of shares of Common Stock. The Stated Amount thus received will be credited to shareholders' equity allocated between the common stock and paid in capital accounts. The present value of the Contract Adjustment Payments, if any, will initially be charged to equity, with an offsetting credit to liabilities. Subsequent Contract Adjustment Payments, if any, will be allocated between this liability account and interest expense based on a constant rate calculation over the life of the transaction.

    Prior to the issuance of shares of Common Stock upon settlement of the Purchase Contracts, it is anticipated that the FELINE PRIDES will be reflected in the Company's earnings per share calculations using the treasury stock method. Under this method, the number of shares of Common Stock used in calculating earnings per share is deemed to be increased by the excess, if any, of the number of shares issuable upon settlement of the Purchase Contracts over the number of shares that could be purchased by the Company in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, it is anticipated there will be no dilutive effect on the Company's earnings per share except during periods when the average market price of Common Stock is above the Threshold Appreciation Price.

                 SELECTED FINANCIAL INFORMATION OF THE COMPANY

    The following selected consolidated financial information as of and for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 has been derived from previously published audited consolidated financial statements of Protective Life, prepared in accordance with generally accepted accounting principles, which have been examined and reported upon by Coopers & Lybrand L.L.P., independent auditors. The selected consolidated financial information at and for the nine-month periods ending on September 30, 1997 and September 30, 1996 have been derived from the third quarter 1997 and 1996 unaudited quarterly consolidated financial statements of Protective Life. The consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements from which it has been derived and the accompanying notes thereto incorporated by reference herein. See also, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and accompanying notes included herein.

                                      NINE MONTHS ENDED
                                        SEPTEMBER 30,
                                -----------------------------
                                    1997            1996
                                -------------   -------------
                                (DOLLARS IN THOUSANDS, EXCEPT
                                     PER SHARE AMOUNTS)
Income Statement Data
Premiums and policy fees......     $  363,817      $  366,533
Net investment income.........        426,001         384,149
Realized investment gains
  (losses)....................            786           5,882
Other income..................         21,890          15,509
                                -------------   -------------
    Total revenues............        812,494         772,073
                                -------------   -------------
Benefits and expenses.........        680,891         670,854
Income tax expense............         44,745          34,415
Minority interest.............          4,111           2,413
Change in accounting
  principle...................             --              --
                                -------------   -------------
  Net income..................     $   82,747      $   64,391
                                -------------   -------------
                                -------------   -------------
PER SHARE DATA(1)
Net income(2).................     $     2.65      $     2.15
Cash dividends................     $     0.58      $     0.52
Weighted average number of
  shares outstanding..........     31,219,799      29,995,190
Stockholders' equity..........     $    23.07      $    18.58
Stockholders' equity excluding
  net unrealized gains and
  losses on investments.......     $    21.85      $    19.14


                                                               YEAR ENDED DECEMBER 31,
                                -------------------------------------------------------------------------------------
                                    1996              1995              1994              1993              1992
                                -------------     -------------     -------------     -------------     -------------

Income Statement Data
Premiums and policy fees......     $  494,153        $  432,576        $  402,772        $  370,758        $  323,136
Net investment income.........        517,483           475,924           417,825           362,130           284,069
Realized investment gains
  (losses)....................          5,510             1,612             6,298             5,054               (14)

Other income..................         20,857            11,768            21,553            21,695            18,835
                                -------------     -------------     -------------     -------------     -------------
    Total revenues............      1,038,003           921,880           848,448           759,637           626,026
                                -------------     -------------     -------------     -------------     -------------
Benefits and expenses.........        898,262           800,846           742,275           674,593           566,079
Income tax expense............         47,512            41,152            33,976            28,475            17,384
Minority interest.............          3,217             3,217             1,796                19                90
Change in accounting
  principle...................             --                --                --                --             1,053
                                -------------     -------------     -------------     -------------     -------------
  Net income..................     $   89,012        $   76,665        $   70,401        $   56,550        $   41,420
                                -------------     -------------     -------------     -------------     -------------
                                -------------     -------------     -------------     -------------     -------------
PER SHARE DATA(1)
Net income(2).................     $     2.94        $     2.68        $     2.57        $     2.07        $     1.52
Cash dividends................     $      .70        $      .62        $      .55        $     .505        $      .45
Weighted average number of
  shares outstanding..........     30,285,911(3)     28,627,345(3)     27,392,936(3)     27,381,578(3)     27,315,986
Stockholders' equity..........     $    19.98        $    18.30        $     9.86        $    13.17        $    10.28
Stockholders' equity excluding
  net unrealized gains and
  losses on investments.......     $    19.76        $    16.29        $    13.78        $    11.74        $    10.16

                                    SEPTEMBER 30,                          DECEMBER 31,
                                ---------------------  -----------------------------------------------------
                                   1997       1996       1996       1995       1994       1993       1992
                                ----------  ---------  ---------  ---------  ---------  ---------  ---------
                                                           (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA
Total assets..................  $10,155,520 $7,986,781 $8,263,205 $7,231,257 $6,130,284 $5,316,005 $4,006,667
Long-term debt................     127,100    139,000    168,200    115,500     98,000    137,598     31,014
Total debt....................     138,600    139,000    181,000    115,500     98,000    147,118     88,248
Guaranteed Preferred
  Beneficial Interests in
  Company's Subordinated
  Debentures
  Monthly Income Preferred
    Securities,
    Series A(4)...............      55,000     55,000     55,000     55,000     55,000         --         --
  8 1/4% Trust Originated
    Preferred Securities......      75,000         --         --         --         --         --         --
Stockholders' equity..........     710,928    572,217    615,316    526,557    270,373    360,733    281,400
Stockholders' equity excluding
  unrealized gains and losses
  on investments..............  $  673,174  $ 589,540  $ 608,628  $ 468,694  $ 377,905  $ 321,449  $ 278,244
CONSOLIDATED STATUTORY
  FINANCIAL DATA(5)
Net income....................  $   84,885  $  79,490  $ 102,337  $ 115,259  $  68,945  $  53,138  $  32,426
Total capital and surplus.....  $  417,227  $ 458,900  $ 456,320  $ 324,416  $ 306,858  $ 265,075  $ 208,476

------------------------------
(1) Prior periods have been restated to reflect a two-for-one stock split on June 1, 1995.

(2) Net income per share is computed using the weighted average number of shares outstanding during each period.

(3) Excludes contingently issuable shares of 266,293, 199,189, 208,233, 231,253, 262,730, and 257,272 at September 30, 1997 and 1996, and at December 31, 1996, 1995, 1994, and 1993, respectively. The dilutive effect of such shares on earnings per share is less than three percent.

(4) Historically the Series A Preferred Securities have been reported as "minority interest in consolidated subsidiaries" in the Company's financial statements. In the Company's future financial statements, the Series A Preferred Securities, the 8 1/4% Trust Originated Preferred Securities, and the Preferred Securities will all be reported under "Guaranteed Preferred Beneficial Interests in the Company's Subordinated Debt Securities."

(5) Of Protective Life's insurance subsidiaries prepared in conformity with statutory accounting practices prescribed or permitted by insurance regulatory authorities. Statutory accounting practices differ in some respects from generally accepted accounting principles. For example, (a) acquisition costs of obtaining new businesses are expensed as incurred, (b) benefit liabilities are computed using methods statutorily mandated and are not adjusted for actual experience, (c) income tax expense is computed on taxable earnings and (d) furniture and equipment, agents' debt balances and prepaid expenses are charged directly against surplus rather than reported as assets.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    The following discussion is based on Management's Discussion and Analysis included in Protective Life's Annual Report on Form 10-K for the year ending December 31, 1996 and a more extensive discussion and analysis of Protective Life is contained therein. For additional information see "Recent Developments--Third Quarter Results" and "Risk Factors--The Industry" herein, and "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

RESULTS OF OPERATIONS

    PREMIUMS AND POLICY FEES

    The following table sets forth for the periods shown the amount of premiums and policy fees and the percentage change from the prior period:

                            PREMIUMS AND POLICY FEES

                    YEAR ENDED                                    PERCENTAGE
                   DECEMBER 31                        AMOUNT       INCREASE
                  -------------                     -----------  -------------
                                                        (IN
                                                    THOUSANDS)
1994..............................................   $ 402,772           8.6%
1995..............................................     432,576           7.4
1996..............................................     494,153          14.2

    Premiums and policy fees increased $29.8 million or 7.4% in 1995 over 1994. The 1994 assumptions of two blocks of policies by the Acquisitions Division resulted in an $11.1 million increase in premiums and policy fees in 1995. On June 15, 1995, the Division coinsured a block of policies which resulted in an $8.3 million increase in premiums and policy fees. Decreases in older acquired blocks of policies represented a $7.2 million decrease in premiums and policy fees. Premiums and policy fees from the Financial Institutions Division decreased $32.4 million. This resulted from a reinsurance arrangement begun in the 1995 first quarter whereby most of the Division's new credit insurance sales are being ceded to a reinsurer. Increases in premiums and policy fees from the Dental and Consumer Benefits Division and the Individual Life Division represent increases of $32.3 million and $14.1 million, respectively. On March 20, 1995, the Company completed its acquisition of National Health Care Systems of Florida, Inc. ("NHCS", also known as "DentiCare"), based in Jacksonville, Florida. DentiCare operates prepaid dental plans (also referred to as dental health maintenance organizations or dental capitation plans). The acquisition represented $20.9 million of the increase in Group Division premiums and policy fees. Policy fees from the Investment Products Division increased $2.9 million.

    Premiums and policy fees increased $61.6 million or 14.2% in 1996 over 1995. The coinsurance by the Acquisitions Division of three blocks of policies in the first and fourth quarters of 1996 resulted in a $19.2 million increase in premiums and policy fees. Decreases in older acquired blocks resulted in an $11.1 million decrease in premiums and policy fees. Premiums and policy fees from the Financial Institutions Division increased $7.8 million. This resulted from the coinsurance of a block of policies in the second quarter of 1996 representing a $32.6 million increase in premiums and policy fees. This increase was largely offset by decreases resulting from the reinsurance arrangement begun in 1995. Premiums and policy fees from the Dental and Consumer Benefits Division increased $25.3 million. Premiums and policy fees related to the Dental and Consumer Benefits Division's dental business increased $33.7 million. This increase was partially offset by a reduction to premiums related to a refund of premiums to certain cancer insurance policyholders and to decreases in traditional group health premiums. Increases in premiums and policy fees from the Individual Life and Investment Product Divisions were $17.7 million and $3.6 million, respectively.

    On October 7, 1996, the Company announced that it would make voluntary refunds to certain of its cancer insurance policyholders and would reduce premium rates charged to such policyholders until certain conditions are met. The estimated refunds reduced the Dental and Consumer Benefits Division's premiums and policy fees, as noted above.

    NET INVESTMENT INCOME

    The following table sets forth for the periods shown the amount of net investment income, the percentage change from the prior period, and the percentage earned on average cash and investments:

                             NET INVESTMENT INCOME

                                                                     PERCENTAGE
                                                                       EARNED
                                                    PERCENTAGE     ON AVERAGE CASH
            DECEMBER 31                 AMOUNT       INCREASE      AND INVESTMENTS
           -------------              -----------  -------------  -----------------
                                          (IN
                                      THOUSANDS)
1994................................   $ 417,825          15.4%             8.3%
1995................................     475,924          13.9              8.2
1996................................     517,483           8.7              8.1

    Net investment income in 1995 was $58.1 million or 13.9% higher, and in 1996 was $41.6 million or 8.7% higher than the preceding year, primarily due to increases in the average amount of invested assets. Invested assets have increased primarily due to receiving annuity and GIC deposits and to acquisitions. The assumption of two blocks of policies in 1994 and one block of policies in the second quarter of 1995 resulted in an increase in net investment income of $8.9 million in 1995. The assumption of four blocks of policies during 1996 resulted in an increase in net investment income of $18.4 million.

    The percentage earned on average cash and investments in 1995 was 8.2%, and in 1996 was 8.1%, each slightly below that of the preceding year due to a general decline in interest rates.

    REALIZED INVESTMENT GAINS (LOSSES)

    The Company generally purchases its investments with the intent to hold such investments to maturity by purchasing investments that match future cash flow needs. However, the Company may sell any of its investments to maintain proper matching of assets and liabilities. Accordingly, the Company has classified its fixed maturities and certain other securities as "available for sale." The sales of investments that have occurred generally result from portfolio management decisions to maintain proper matching of assets and liabilities. The following table sets forth realized investment gains for the periods shown:

                       REALIZED INVESTMENT GAINS (LOSSES)

                         YEAR ENDED
                        DECEMBER 31                              AMOUNT
                       -------------                          -------------
                                                                   (IN
                                                               THOUSANDS)
1994........................................................    $   6,298
1995........................................................        1,612
1996........................................................        5,510

    The Company maintains an allowance for uncollectible amounts on investments. The allowance totaled $33.4 million at December 31, 1995 and $31.6 million at December 31, 1996.

    Realized investment gains in 1995 of $21.6 million were largely offset by realized investment losses of $20.0 million. Realized investment losses in 1995 were reduced by a $2.5 million reduction to the allowance for uncollectible amounts on investments. Realized investment gains in 1996 of $19.3 million were largely offset by realized investment losses of $13.8 million. In the 1996 first quarter, the Company sold $554 million of its commercial mortgage loans in a securitization transaction, resulting in a $6.1 million realized investment gain. Realized investment losses in 1996 were reduced by a $1.8 million reduction to the allowance for uncollectible amounts on investments.

    OTHER INCOME

    The following table sets forth other income for the periods shown:

                                  OTHER INCOME

                         YEAR ENDED
                        DECEMBER 31                             AMOUNT
                       -------------                          -----------
                                                                  (IN
                                                              THOUSANDS)
1994........................................................   $  21,553
1995........................................................      11,768
1996........................................................      20,857

    Other income consists primarily of revenues of the Company's broker-dealer subsidiary, fees from variable insurance products and administrative-services-only types of group accident and health insurance contracts, revenues of the Company's insurance marketing organizations and small noninsurance subsidiaries, and the results of the Company's 50%-owned joint venture in Hong Kong. In 1994 the Company received $8.2 million in settlement of litigation. Other income from all other sources decreased $1.6 million in 1995. In 1996, revenues from the Company's broker-dealer subsidiary increased $4.2 million. Other income from all other sources increased $4.9 million.

    INCOME BEFORE INCOME TAX

    The following table sets forth income or loss before income tax by business segment for the periods shown:

                        INCOME (LOSS) BEFORE INCOME TAX
                             YEAR ENDED DECEMBER 31

BUSINESS SEGMENT                               1994       1995       1996
-------------------------------------------  ---------  ---------  ---------
                                                     (IN THOUSANDS)
Acquisitions...............................  $  37,328  $  48,490  $  52,670
Financial Institutions.....................      9,024      8,375      9,531
Dental and Consumer Benefits (formerly
known as the Group Division)...............     10,139     10,060      5,138
Guaranteed Investment Contracts............     29,005     27,649     32,119
Individual Life............................     13,933     13,490     15,151
Investment Products........................       (705)     9,724     11,595
Corporate and Other*.......................      2,183      2,663      7,020
Unallocated Realized Investment Gains
(Losses)...................................      5,266        583      6,517
                                             ---------  ---------  ---------
                                             $ 106,173  $ 121,034  $ 139,741
                                             ---------  ---------  ---------

------------------------

* Income before income tax for the Corporate and Other segment has not been reduced by pretax minority interest of $2,764 in 1994 and $4,950 in 1995 and 1996.

    In the 1996 first quarter the Company changed the way it allocates certain expenses to its operating divisions. Accordingly, prior period division results have been restated to reflect the change.

    Earnings from the Acquisitions Division are normally expected to decline over time (due to the lapsing of policies resulting from deaths of insureds or terminations of coverage) unless new acquisitions are made. In the ordinary course of business, the Acquisitions Division regularly considers acquisitions of smaller insurance companies or blocks of policies. 1995 pretax earnings from the Acquisitions Division increased $11.2 million to $48.5 million. The two blocks of policies coinsured during 1994 and the block of policies coinsured during the second quarter of 1995 represent $10.4 million of the increase. The Division's 1996 pretax earnings increased $4.2 million to $52.7 million. The Division's most recent acquisitions resulted in a $4.7 million increase in pretax earnings.

    The Financial Institutions Division's 1995 pretax earnings of $8.4 million were $0.6 million lower than 1994. In 1995 the Division entered into a reinsurance arrangement whereby all of the Division's new credit insurance sales are being ceded to a reinsurer. The Division also ceded a block of older policies. Though the Division's reported earnings were reduced by approximately $2.0 million, these reinsurance transactions are expected to improve the Division's return on investment. The Division's pretax earnings increased $1.1 million to $9.5 million in 1996. Included in the Division's 1996 results are earnings from the coinsurance of a block of policies in the second quarter of 1996. The reinsurance arrangement begun in the first quarter of 1995 reduced the Division's reported earnings by approximately $3.3 million, which was contemplated when the arrangement was entered into.

    The Dental and Consumer Benefits Division's 1995 pretax earnings of $10.1 million were equal to pretax earnings in 1994. Total dental earnings were $4.6 million, up $4.5 million. DentiCare represented $1.9 million of the increase. Lower traditional group life and health earnings offset higher dental earnings. The Division's 1996 pretax earnings of $5.1 million were lower than 1995. The previously discussed refund of cancer premiums and related expenses resulted in a $6.8 million decrease in the Division's pretax earnings. Dental earnings improved $4.9 million and traditional group health earnings declined by $1.9 million.

    The GIC Division had pretax earnings of $31.6 million in 1995 and $40.1 million in 1996. Operating earnings in 1995 were benefited by lower expenses and a favorable interest rate environment. This increase was also partially due to the growth in GIC deposits. The 1996 increase was due to improved operating spreads and to the growth in GIC deposits. Realized investment losses associated with this Division in 1995 were $4.0 million as compared to $8.0 million in 1996. As a result, total pretax earnings were $27.6 million in 1995 and $32.1 million in 1996. The rate of growth in GIC deposits has decreased as the amount of maturing contracts has increased.

    The Individual Life Division had 1995 pretax earnings of $13.5 million, $0.4 million lower than 1994. The Division had 1996 pretax earnings of $14.0 million, $0.5 million above 1995. Realized investment gains, net of related amortization of deferred policy acquisition costs, associated with this Division were $1.2 million in 1996. As a result, total pretax earnings were $15.2 million in 1996 which was $1.7 million higher than 1995 in which there were no realized investment gains.

    The Investment Products Division's 1995 pretax earnings of $6.4 million were $6.2 million higher than 1994. During 1994 the Division completed the amortization of the deferred policy acquisition costs related to its book value annuities. Accordingly, 1995 operating earnings were $7.2 million higher due to lower amortization. The Division also benefited from a favorable interest rate environment. The Division's 1996 pretax operating earnings were $9.6 million which was $3.2 million higher than 1995. Earnings increased primarily due to growth in variable annuity deposits. Realized investment gains, net of related amortization of deferred policy acquisition costs, were $3.3 million in 1995 as compared with $2.0 million in 1996. As a result, total pretax earnings were $9.7 million in 1995 and $11.6 million in 1996.

    The Corporate and Other segment consists primarily of net investment income on capital, interest expense on substantially all debt, the Company's 50%-owned joint venture in Hong Kong, several small insurance lines of business, and the operations of several small noninsurance subsidiaries. 1995 pretax income for this segment was $2.7 million. The segment's 1995 and 1996 results reflect $2.4 million and $2.2 million, respectively, of additional dividends with respect to Series A Preferred Securities reported as "minority interest in net income of consolidated subsidiaries" rather than expenses of the Corporate and Other segment. 1996 pretax earnings for this segment increased $4.3 million to $7.0 million due to improved operating results from the Company's joint venture in Hong Kong and increased net investment income on capital.

    INCOME TAX EXPENSE

    The following table sets forth the effective income tax rates for the periods shown:

                               INCOME TAX EXPENSE

                                                                   EFFECTIVE
                          YEAR ENDED                              INCOME TAX
                         DECEMBER 31                                 RATES
--------------------------------------------------------------  ---------------
1994..........................................................            32%
1995..........................................................            34
1996..........................................................            34

    Management's current estimate of the effective tax rate for 1997 is also
34%.

NET INCOME

    The following table sets forth net income and net income per share for the periods shown (all references to prior period per share amounts have been restated to reflect a two-for-one stock split on June 1, 1995):

                                   NET INCOME

                YEAR ENDED                                   PER      PERCENTAGE
                DECEMBER 31                    AMOUNT       SHARE      INCREASE
               -------------                 -----------  ---------  -------------
                                                 (IN
                                             THOUSANDS)
1994.......................................   $  70,401   $    2.57         24.4%
1995.......................................      76,665        2.68          4.3
1996.......................................      89,012        2.94          9.7

    Net income per share in 1995 increased 4.3%, reflecting improved operating earnings in the Acquisitions, GIC, and Investment Products Divisions and the Corporate and Other segment, which were partially offset by lower realized investment gains and lower earnings in the Financial Institutions, Dental and Consumer Benefits, and Individual Life Divisions. Net income per share in 1996 was 9.7% higher than 1995, reflecting improved operating earnings in the Acquisitions, Financial Institutions, GIC, Individual Life, and Investment Products Divisions and Corporate and Other segment, and higher realized investment gains partially offset by lower earnings in the Dental and Consumer Benefits Division.

KNOWN TRENDS AND UNCERTAINTIES

    The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, and other factors. For a discussion of certain known trends and uncertainties which may affect future results of the Company, see "Risk Factors."

RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1996 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement is effective for transactions entered into after January 1, 1997.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's operations usually produce a positive cash flow. This cash flow is used to fund an investment portfolio to finance future benefit payments. Since future benefit payments largely represent medium and long-term obligations reserved using certain assumed interest rates, the Company's investments are predominantly in medium and long-term, fixed-rate investments such as bonds and mortgage loans.

    Many of the Company's products contain surrender charges and other features which reward persistency and penalize the early withdrawal of funds. Surrender charges for these products are generally sufficient to cover the Company's unamortized deferred policy acquisition costs with respect to the policy being surrendered. GICs and certain annuity contracts have market value adjustments that protect the Company against investment losses if interest rates are higher at the time of surrender than at the time of issue.

    The Company's investments in debt and equity securities are reported at market value, and investments in mortgage loans are reported at amortized cost. At December 31, 1996, the fixed maturity investments (bonds, bank loan participations, and redeemable preferred stocks) had a market value of $4,686.1 million, which is less than 1% below amortized cost (less allowances for uncollectible amounts on investments) of $4,671.6 million. The Company had $1,503.1 million in mortgage loans at December 31, 1996. While the Company's mortgage loans do not have quoted market values, at December 31, 1996, the Company estimates the market value of its mortgage loans to be $1,581.7 million (using discounted cash flows from the next call date) which is 5.2% above amortized cost. Most of the Company's mortgage loans have significant prepayment penalties. These assets are invested for terms approximately corresponding to anticipated future benefit payments. Thus, market fluctuations should not adversely affect liquidity.

    For several years the Company has offered a type of commercial loan under which the Company will permit a slightly higher loan-to-value ratio in exchange for a participating interest in the cash flows from the underlying real estate. Approximately $498 million of the Company's mortgage loans have this participation feature.

    At December 31, 1996, delinquent mortgage loans and foreclosed properties were 0.3% of assets. Bonds rated less than investment grade were 1.4% of assets. Additionally, the Company had bank loan participations that were less than investment grade, representing 0.5% of assets. The Company does not expect these investments to adversely affect its liquidity or ability to maintain proper matching of assets and liabilities. The Company's allowance for uncollectible amounts on investments was $31.6 million at December 31, 1996.

    Policy loans at December 31, 1996, were $166.7 million, a decrease of $0.8 million from December 31, 1995, (after excluding the $24.1 million of policy loans obtained through acquisitions). Policy loan rates are generally in the 4.5% to 8.0% range. Such rates at least equal the assumed interest rates used for future policy benefits.

    The Company believes its asset/liability management programs and procedures and certain product features provide significant protection for the Company against the effects of changes in interest rates. However, approximately one-fourth of the Company's liabilities relates to products (primarily whole life insurance) the profitability of which may be affected by changes in interest rates. The effect of such changes in any one year is not expected to be material. Additionally, the Company believes its asset/liability management programs and procedures provide sufficient liquidity to enable it to fulfill its obligation to pay benefits under its various insurance and deposit contracts.

    The Company's asset/liability management programs and procedures involve the monitoring of asset and liability durations for various product lines; cash flow testing under various interest rate scenarios; and the continuous rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics. It is the Company's general policy to maintain asset and liability durations within one-half year of one another, although from time to time a broader interval may be allowed.

    The Company does not use derivative financial instruments for trading purposes. Combinations of futures contracts and options on treasury notes are sometimes used as hedges for asset/liability management of certain investments, primarily mortgage loans on real estate, mortgage-backed securities, and liabilities arising from interest-sensitive products such as GICs and annuities. Realized investment gains and losses of such contracts are deferred and amortized over the life of the hedged asset. Net realized losses, incurred due to a decline in interest rates, of $0.2 million were deferred in 1996. At December 31, 1996, open futures contracts with a notional amount of $805.0 million were in a $1.9 million net unrealized loss position.

    The Company may also sometimes use interest rate swap contracts and options to enter into swaptions to convert certain investments from a variable rate of interest to a fixed rate of interest and from a fixed rate to a variable rate of interest, and to convert its Senior Notes, Medium Term Notes, Trust Originated Preferred Securities and Monthly Income Preferred Securities from a fixed rate to a variable rate of interest. The proceeds from the sale of swaptions are deferred and amortized over the life of the related debt. Proceeds from the sale of swaptions totaling $1.6 million were deferred in 1996. At December 31, 1996 related open interest rate swap contracts and swaptions with a notional amount of $280.3 million were in a $0.2 million net unrealized loss position.

    Withdrawals related to GIC contracts were approximately $786 million during 1996. Withdrawals related to GIC contracts are estimated to be approximately $600 million in 1997. The Company's asset/ liability matching practices take into account maturing contracts. Accordingly, the Company does not expect maturing contracts to have an unusual effect on the future operations and liquidity of the Company.

    On March 22, 1996, the Company sold approximately $554 million of its commercial mortgage loans in a securitization transaction. Proceeds from the sale consisted of cash of approximately $400 million, net of expenses, and securities issued in the securitization transaction of approximately $161 million. The sale resulted in a realized gain of approximately $6.1 million. The cash proceeds were reinvested in fixed maturity and short-term investments. On December 17, 1996, the Company sold approximately $315 million of its bank loan participations in a larger securitization transaction. The sale resulted in a realized gain of approximately $0.5 million. The proceeds were reinvested in fixed maturity and short-term investments. In a related transaction, the Company purchased $23 million of the securities issued in the securitization transaction. The Company is investigating other securitization opportunities.

    In anticipation of receiving GIC and annuity deposits, the life insurance subsidiaries were committed at December 31, 1996, to fund mortgage loans and to purchase fixed maturity and other long-term investments in the amount of $331.5 million. The Company's subsidiaries held $234.3 million in cash and short-term investments at December 31, 1996. Protective Life had an additional $1.0 million in cash and short-term investments available for general corporate purposes.

    While the Company generally anticipates that the cash flow of its subsidiaries will be sufficient to meet their investment commitments and operating cash needs, the Company recognizes that investment commitments scheduled to be funded may from time to time exceed the funds then available. Therefore, the Company has arranged sources of credit for its insurance subsidiaries to use when needed. The Company expects that the rate received on its investments will equal or exceed its borrowing rate. Additionally, the Company may from time to time sell short-duration GICs to complement its cash management practices.

    During 1996, the Company issued $45 million (in four separate offerings) of Medium-Term Notes. Net proceeds of $43.8 million were used to repay bank borrowings. The notes bear interest rates ranging from 7.00% to 7.45% and mature in 2011.

    At December 31, 1996, Protective Life had borrowed $48.2 million of its $70.0 million revolving line of credit bearing interest rates averaging 5.9%. The Company's bank borrowings have increased $20.5 million since December 31, 1995. Proceeds have been primarily used to contribute additional statutory capital to the Company's insurance subsidiaries, and for general corporate purposes including the acquisition of a small dental managed care organization, an additional investment in the Hong Kong joint venture.

    Protective Life's cash flow is dependent on cash dividends and payments on surplus notes from its subsidiaries, revenues from investment, data processing, legal and investment income. At December 31, 1996, approximately $173 million of consolidated stockholders' equity, excluding net unrealized investment gains and losses, represented net assets of the Company's insurance subsidiaries that cannot be transferred to the Company in loans or advances to the parent company. In addition, the states in which the Company's insurance subsidiaries are domiciled impose certain restrictions on the insurance subsidiaries' ability to pay dividends to Protective Life. Also, distributions, including cash dividends to Protective Life from its life insurance subsidiaries, in excess of approximately $439 million, would be subject to federal income tax at rates then effective. The Company does not anticipate involuntarily making distributions that would be subject to tax.

    Due to the expected growth of the Company's insurance sales, the Company plans to retain substantial portions of the earnings of its life insurance subsidiaries in those companies primarily to support their future growth. Protective Life's cash disbursements have from time to time exceeded its cash receipts, and these shortfalls have been funded through various external financings. Therefore, Protective Life may from time to time require additional external financing.

    A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC"), as modified by the insurance company's state of domicile. Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The achievement of long-term growth will require growth in the statutory capital of the Company's insurance subsidiaries. The subsidiaries may secure additional statutory of the Company's insurance subsidiaries. The subsidiaries may secure additional statutory capital through various sources, such as retained statutory earnings or equity contributions by the Company.

    On March 20, 1995, in connection with the acquisition of DentiCare, the Company reissued 1,316,458 (adjusted for the two-for-one stock split on June 1, 1995) shares of its Common Stock previously held as Treasury Stock.

    On May 30, 1996, the Company completed a public offering of 2 million shares of its Common Stock. Net proceeds of approximately $70.5 million were primarily invested in the Company's insurance subsidiaries to support future growth.

    Under insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company does not believe that any such assessments will be materially different from amounts already reflected in the financial statements.

    The Company is not aware of any material pending or threatened regulatory action with respect to the Company or any of its subsidiaries.

IMPACT OF INFLATION

    Inflation increases the need for life insurance. Many policyholders who once had adequate insurance programs may increase their life insurance coverage to provide the same relative financial benefits and protection. Inflation increases the cost of health care. The adequacy of premium rates in relation to the level of accident and health claims is constantly monitored, and where appropriate, premium rates on such policies are increased as policy benefits increase. Failure to make such increases commensurate with healthcare cost increases may result in a loss from health insurance.

    The higher interest rates that have traditionally accompanied inflation may also affect the Company's investment operation. Policy loans increase as policy loan interest rates become relatively more attractive. As interest rates increase, disintermediation of GIC and annuity deposits and individual life policy cash values may increase, the market value of the Company's fixed-rate, long-term investments may decrease, and the Company may be unable to implement fully the interest rate reset and call provisions of its mortgage loans. The difference between the interest rate earned on investments and the interest rate credited to life insurance and investment products may also be adversely affected by rising interest rates.

                          DESCRIPTION OF FELINE PRIDES

    THE FOLLOWING DESCRIPTIONS OF CERTAIN TERMS OF THE FELINE PRIDES OFFERED HEREBY SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH REPLACES, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE FELINE PRIDES SET FORTH IN THE ACCOMPANYING PROSPECTUS, TO WHICH REFERENCE IS HEREBY MADE. ALTHOUGH THE MATERIAL PROVISIONS OF DOCUMENTS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT HAVE BEEN SUMMARIZED, STATEMENTS CONTAINED HEREIN CONCERNING THE PROVISIONS OF ANY SUCH DOCUMENTS ARE NOT NECESSARILY COMPLETE, AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF SUCH DOCUMENT FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OR INCORPORATED HEREIN BY REFERENCE. EACH SUCH STATEMENT IS QUALIFIED IN ITS ENTIRETY BE SUCH REFERENCE. CAPITALIZED TERMS NOT DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE ACCOMPANYING PROSPECTUS.

    Each FELINE PRIDES will be issued under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. Each FELINE PRIDES offered hereby initially will consist of a unit (referred to as an Income PRIDES) with a Stated Amount of $50 comprised of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount of cash equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate described below under "Description of the Purchase Contracts--General," and (ii) the Company will pay Contract Adjustment Payments, if any, to the holder, and (b) (i) beneficial ownership of a related Preferred Security, having a stated liquidation amount per Preferred Security equal to the Stated Amount, representing a preferred, undivided beneficial interest in the assets of the Trust, which will consist solely of the Subordinated Debt Securities, or (ii) in the case of a distribution of the Subordinated Debt Securities upon the dissolution of the Trust, Subordinated Debt Securities having a principal amount equal to the Stated Amount. The purchase price of each Income PRIDES will be allocated between the related Purchase Contract and the related Preferred Security in proportion to their respective fair market values at the time of purchase. See "Certain Federal Income Tax Consequences -- Acquisition of Income PRIDES; Initial Basis in Preferred Securities and Purchase Contracts." As long as a FELINE PRIDES is in the form of an Income PRIDES, the related Preferred Securities will be pledged to the Collateral Agent, to secure the holder's obligation to purchase Common Stock under the related Purchase Contract.

SUBSTITUTION OF PLEDGED SECURITIES

    Each holder of an Income PRIDES will have the right, at any time, to substitute for the related Preferred Securities held by the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of such Preferred Securities. Because Treasury Securities are issued in integral multiples of $1,000, holders of Income PRIDES may make such substitution only in integral multiples of 20 Income PRIDES. Such Treasury Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. FELINE PRIDES with respect to which Treasury Securities have been substituted for the related Preferred Securities as collateral to secure such holder's obligation under the related Purchase Contracts will be referred to as Growth PRIDES. To create 20 Growth PRIDES, the Income PRIDES holder will (a) deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000 and (b) transfer 20 Income PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Income PRIDES holder has deposited a Treasury Security with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the 20 Preferred Securities relating to such 20 Income PRIDES. Upon such deposit and receipt of an instruction from the Purchase Contract Agent, the Collateral Agent will effect the release of the related 20 Preferred Securities from the pledge under the Pledge Agreement, free and clear of the Company's security interest therein, to the Purchase Contract Agent, which will (i) cancel the 20 Income PRIDES, (ii) transfer the 20 related Preferred Securities to such holder and (iii) deliver 20 Growth PRIDES to the holder. The substituted Treasury Security will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts. Each Growth PRIDES will consist of a unit with a

Stated Amount of $50 comprised of (a) a Purchase Contract with respect to which
(i) the holder will purchase from the Company on the Purchase Contract Settlement Date or earlier for an amount of cash equal to the Stated Amount of such Growth PRIDES, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate described herein, and (ii) the Company will pay the holder Contract Adjustment Payments, if any, and (b) a 1/20 undivided beneficial ownership interest in a related Treasury Security having a principal amount at maturity equal to $1,000 and maturing on the Business Day immediately preceding the Purchase Contract Settlement Date. The related Preferred Securities released to the holder thereafter will trade separately from the resulting Growth PRIDES. Each such released Preferred Security that is not re-pledged with the Collateral Agent in connection with the recreation of Income PRIDES, or in respect of which the related Subordianted Debt Security is not put to the Company on the Purchase Contract Settlement Date, will remain outstanding until it is automatically redeemed in connection with the maturity of the related Subordinated Debt Security on February 16, 2003. Contract Adjustment Payments, if any, will be payable by the Company on the Growth PRIDES on each Payment Date from the later of December 31, 1997 and the last Payment Date on which Contract Adjustment Payments, if any, were paid. In addition, imputed interest would accrete on the related Treasury Securities. Distributions on such released Preferred Securities will continue to be payable by the Trust at the rate of 6 1/2% of the Stated Amount per annum through and including February 15, 2001, and the Reset Rate thereafter, subject to the Company's deferral rights described in "-- Current Payments."

    Holders who elect to substitute Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES (as discussed below), shall be responsible for any fees or expenses payable in connection with such substitution. See "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement --Miscellaneous."

RECREATING INCOME PRIDES

    A holder of Growth PRIDES may recreate Income PRIDES by (a) depositing with the Collateral Agent 20 Preferred Securities and (b) transferring 20 Growth PRIDES to the Purchase Contract Agent accompanied by a notice stating that the Growth PRIDES holder has deposited 20 Preferred Securities with the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release to such holder the related Treasury Security. Upon such deposit and receipt of instructions from the Purchase Contract Agent, the Collateral Agent will effect the release of the related Treasury Security from the pledge of the Pledge Agreement, free and clear of the Company's security interest therein, to the Purchase Contract Agent, which will (i) cancel the 20 Growth PRIDES, (ii) transfer such Treasury Security to such holder and (iii) deliver 20 Income PRIDES to such holder. The substituted Preferred Securities will be pledged with the Collateral Agent to secure the holder's obligation to purchase Common Stock under the related Purchase Contracts.

CURRENT PAYMENTS

    Holders of Income PRIDES are entitled to receive aggregate cash distributions at a rate of 6 1/2% of the Stated Amount per annum from and after November 26, 1997, payable quarterly in arrears. The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the related Preferred Securities payable by the Trust initially at the rate of 6 1/2% of the Stated Amount per annum through and including February 15, 2001, and, in the case of Preferred Securities that remain outstanding after the Purchase Contract Settlement Date, at the Reset Rate thereafter, and (ii) Contract Adjustment Payments payable by the Company at the rate of 0% of the Stated Amount per annum (PROVIDED, that if such rate is 0%, then the Company will not make any Contract Adjustment Payments), in each case subject to the Company's right of deferral as described herein.

    The ability of the Trust to make the quarterly distributions on the Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Subordinated Debt Securities. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Subordinated Debt Securities, to defer the interest payments on the Subordinated Debt Securities. As a consequence of such deferral, quarterly distributions to holders of Income PRIDES (or any Preferred Securities outstanding after the Purchase Contract Settlement Date or after a substitution of collateral resulting in the creation of Growth PRIDES) would be deferred (but despite such deferral, would continue to accumulate quarterly and would accrue interest thereon compounded quarterly at the rate of 6 1/2% per annum through and including February 15, 2001, and at the Reset Rate thereafter). The Company also has the right to defer the payment of Contract Adjustment Payments, if any, on the related Purchase Contracts until the Purchase Contract Settlement Date; however, deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment Payments at the rate of 6 1/2% per annum (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments, if any, shall be referred to as the "Deferred Contract Adjustment Payments"). See "Description of the Purchase Contracts -- Contract Adjustment Payments" and "Description of the Preferred Securities -- Distributions."

    The Company's obligations with respect to the Subordinated Debt Securities and the Contract Adjustment Payments, if any, will be (i) subordinate and junior in right of payment to all Senior Indebtedness, (ii) PARI PASSU with respect to the Preferred Securities Guarantee, the Common Securities Guarantee, the Series A Guarantee, the Series A Subordinated Debentures, the 8 1/4% TOPrS Guarantees, the Series B Subordinated Debentures and with all unsecured trade creditors of the Company and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or hereafter issued, from time to time, if any, by the Company and to any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. See "Risk Factors -- Ranking of Contract Adjustment Payments and Subordinated Obligations under the Preferred Securities Guarantee and the Subordinated Debt Securities; Holding Company Structure."

    In the event a holder of Income PRIDES has substituted Treasury Securities for the related Preferred Securities, such holder would receive on the resulting Growth PRIDES only quarterly Contract Adjustment Payments, if any, subject to the Company's rights of deferral. In addition, imputed interest would accrete on the related Treasury Securities.

VOTING AND CERTAIN OTHER RIGHTS

    Holders of Preferred Securities, in their capacities as such holders, will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Regular Trustees and will generally have no voting rights except in the limited circumstances described under "Description of the Preferred Securities -- Voting Rights." Holders of Purchase Contracts relating to the Income PRIDES or Growth PRIDES, in their capacities as such holders, will have no voting or other rights in respect of the Common Stock.

LISTING OF THE SECURITIES

    The Income PRIDES have been approved for listing on the NYSE under the symbol "PLPrP", subject to official notice of issuance. The Growth PRIDES and the Preferred Securities will not be listed or traded on any securities exchange.

NYSE SYMBOL OF COMMON STOCK

    The Common Stock is listed on the NYSE under the symbol "PL".

                     DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL

    Each Purchase Contract underlying a FELINE PRIDES (unless earlier terminated, or earlier settled at the holder's option) will obligate the holder of such Purchase Contract to purchase, and the Company to sell, on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount of such FELINE PRIDES, a number of newly issued shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is equal to or greater than $65.04 (the "Threshold Appreciation Price," which is approximately 22% above the last reported sale price of the Common Stock set forth on the cover page of the final Prospectus Supplement (the "Reference Price")), the Settlement Rate (which will be equal to the Stated Amount divided by the Threshold Appreciation Price) will be 0.769; accordingly, if, between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, the market price for the Common Stock increases to an amount that is higher than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be higher than the Stated Amount, and if such market price is equal to the Threshold Appreciation Price, the aggregate market value of such shares will be equal to the Stated Amount; (b) if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value; accordingly, if the market price for the Common Stock increases between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured but such market price is less than the Threshold Appreciation Price, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be equal to the Stated Amount; and (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate (which will be equal to the Stated Amount divided by the Reference Price) will be 0.938; accordingly, if the market price for the Common Stock decreases between the date of this Prospectus Supplement and the period during which the Applicable Market Value is measured, the aggregate market value of the shares of Common Stock issued upon settlement of each Purchase Contract (assuming that such market value is the same as the Applicable Market Value of such Common Stock) will be less than the Stated Amount, and if such market price stays the same, the aggregate market value of such shares will be equal to the Stated Amount. "Applicable Market Value" means the average of the closing price per share of Common Stock on each of the thirty consecutive trading days ending on the second trading day immediately preceding the Purchase Contract Settlement Date.

    No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis) in respect of Purchase Contracts being settled by a holder of Income PRIDES or Growth PRIDES, the holder will be entitled to receive an amount of cash equal to such fraction of a share times the Applicable Market Value.

    On the Business Day immediately preceding the Purchase Contract Settlement Date, unless (a) the holder of the related Subordinated Debt Securities has previously notified the Company that it is exercising its right to put such Subordinated Debt Securities to the Company, (b) a holder of FELINE PRIDES has either (i) settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, or (ii) settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date or (c) an event described under "--Termination" has occurred, then (x) in the case of Income PRIDES, (A) the holder of the related Preferred Securities will be deemed to have requested the Institutional Trustee, as the holder of the related Subordinated Debt Securities, to exercise its right to put such related Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, and, upon the repurchase of such related Subordinated Debt Securities, the proceeds will be applied to repay such related Preferred Securities, and an amount equal to the aggregate stated liquidation amount of such Preferred Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts and the remainder will be paid to such holder in cash, or (B) in the event the Subordinated Debt Securities have been distributed, the holder of the Subordinated Debt Securities will be deemed to have exercised its right to put such Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, and, upon the put of such Subordinated Debt Securities, the portion of the proceeds equal to the aggregate principal amount of such Subordinated Debt Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts and the remainder will be paid to such holder in cash, and (y) in the case of Growth PRIDES, the principal amount of the related Treasury Securities, when paid at maturity, will automatically be applied to satisfy in full such holder's obligation to purchase Common Stock under the related Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the certificate evidencing such FELINE PRIDES (a "FELINE PRIDES Certificate") and payment by the holder of any transfer or similar taxes payable in connection with the issuance of the Common Stock to any person other than such holder. In the event that a holder of either Income PRIDES or Growth PRIDES effects the early settlement of the related Purchase Contract through the delivery of cash or settles the related Purchase Contract with cash on the Business Day immediately preceding the Purchase Contract Settlement Date, the related Preferred Securities or Treasury Securities, as the case may be, will be released to the holder as described herein. Each such released Preferred Security in respect of which the related Subordinated Debt Security is not put to the Company on the Purchase Contract Settlement Date will remain outstanding until it is automatically redeemed in connection with the maturity of the related Subordinated Debt Security on February 16, 2003. The funds received by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, either upon cash settlement of a Purchase Contract or, upon payment at maturity of the Treasury Securities, will be promptly invested in overnight permitted investments and paid to the Company on the Purchase Contract Settlement Date. Any funds received by the Collateral Agent in respect of the interest earned from the overnight investment in permitted investments will be distributed to the Purchase Contract Agent for payment to the holders.

    Prior to the date on which shares of Common Stock are issued in settlement of Purchase Contracts, the Common Stock underlying the related Purchase Contracts will not be deemed to be outstanding for any purpose and the holders of such Purchase Contracts will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a stockholder of the Company by virtue of holding such Purchase Contracts. See "Description of the Preferred Securities -- Voting Rights."

    Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the related Purchase Contracts be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts and the Pledge Agreement for so long as such holder remains a holder of such FELINE PRIDES, and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder. In addition, each beneficial owner of Income PRIDES or Growth PRIDES, by acceptance of such interest, will be deemed to have agreed to treat (i) itself as the owner of the related Preferred Securities or Treasury Securities, as the case may be, and (ii) the Subordinated Debt Securities as indebtedness of the Company, in each case, for United States federal, state and local income and franchise tax purposes.

EARLY SETTLEMENT

    A holder of Income PRIDES or Growth PRIDES may settle the related Purchase Contracts prior to the Purchase Contract Settlement Date by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of such certificate completed and executed as indicated, accompanied by payment (in the form of a certified or cashier's check payable to the order of the Company or in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled. So long as the FELINE PRIDES are evidenced by one or more global security certificates deposited with the Depositary (as defined below), procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent. HOLDERS MAY SETTLE PURCHASE CONTRACTS EARLY ONLY IN INTEGRAL MULTIPLES OF 20 INCOME PRIDES OR 20 GROWTH PRIDES.

    Upon Early Settlement of the Purchase Contracts related to any Income PRIDES or Growth PRIDES, (a) the holder will receive 0.769 newly issued shares of Common Stock per Income PRIDES or Growth PRIDES (regardless of the market price of the Common Stock on the date of such Early Settlement), subject to adjustment under the circumstances described in "-- Anti-Dilution Adjustments" below, (b) the Preferred Securities or Treasury Securities, as the case may be, related to such Income PRIDES or Growth PRIDES will thereupon be transferred to the holder free and clear of the Company's security interest therein, (c) the holder's right to receive Deferred Contract Adjustment Payments, if any, on the Purchase Contracts being settled will be forfeited, (d) the holder's right to receive future Contract Adjustment Payments, if any, will terminate and (e) no adjustment will be made to or for the holder on account of Deferred Contract Adjustment Payments, if any, or any amounts accrued in respect of Contract Adjustment Payments.

    If the Purchase Contract Agent receives a FELINE PRIDES Certificate, accompanied by the completed "Election to Settle Early" and requisite check or immediately available funds, from a holder of FELINE PRIDES by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day, the next Business Day will be considered the settlement date.

    Upon Early Settlement of Purchase Contracts in the manner described above, presentation and surrender of the FELINE PRIDES Certificate evidencing the related Income PRIDES or Growth PRIDES and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the related Common Stock to any person other than the holder of such Income PRIDES or Growth PRIDES, the Company will cause the shares of Common Stock being purchased to be issued, and the related Preferred Securities or Treasury Securities, as the case may be, securing such Purchase Contracts to be released from the pledge under the Pledge Agreement (described in "-- Pledged Securities and Pledge Agreement") and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee. Each such released Preferred Security that is not repaid as a result of the put of the related Subordinated Debt Security to the Company on the Purchase Contract Settlement Date will remain outstanding following the Purchase Contract Settlement Date until it is automatically redeemed in connection with the maturity of the related Subordinated Debt Security on February 16, 2003.

NOTICE TO SETTLE WITH CASH

    A holder of an Income PRIDES or Growth PRIDES wishing to settle the related Purchase Contract with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date (i) must notify the Purchase Contract Agent by presenting and surrendering the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES at the offices of the Purchase Contract Agent with the form of "Notice to Settle by Separate Cash" on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date and (ii) must deliver payment (in the form of a certified or cashier's check payable to the order of the Company or in immediately available funds) of an amount equal to the Stated Amount times the number of Purchase Contracts being settled to the

Collateral Agent on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date.

CONTRACT ADJUSTMENT PAYMENTS

    Contract Adjustment Payments will be fixed at a rate per annum of 0% of the Stated Amount per Purchase Contract, PROVIDED that if such rate is 0%, then the Company will not make any Contract Adjustment Payments. Contract Adjustment Payments that are not paid when due (after giving effect to any permitted deferral thereof) will bear interest thereon at the rate per annum of 6 1/2% thereof, compounded quarterly, until paid. Contract Adjustment Payments, if any, payable for any period will be computed on the basis of a 360-day year of twelve 30 day-months. Contract Adjustment Payments, if any, will accrue from November 26, 1997 and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1997. Contract Adjustment Payments will be specified as a positive component of the distributions on the Income PRIDES only if and to the extent that the rate of distributions on the Preferred Securities, as determined on the date on which the Income PRIDES are priced for sale, is less than the aggregate distribution rate required on such date for the offer and sale of the Income PRIDES at the price to the public specified on the cover page of this Prospectus Supplement. Accordingly, the final Prospectus Supplement will indicate whether and to what extent Contract Adjustment Payments will be required to be made by the Company.

    Contract Adjustment Payments, if any, will be payable to the holders of Purchase Contracts as they appear on the books and records of the Purchase Contract Agent on the relevant record dates, which, as long as the Income PRIDES or Growth PRIDES remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Purchase Contract Agent who will hold amounts received in respect of the Contract Adjustment Payments, if any, for the benefit of the holders of the Purchase Contracts relating to such Income PRIDES or Growth PRIDES. Subject to any applicable laws and regulations, each such payment will be made as described under "Book-Entry System" below. In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the relevant record dates shall be March 15, June 15, September 15 and December 15. In the event that any date on which Contract Adjustment Payments, if any, are to be made on the Purchase Contracts related to the Income PRIDES or Growth PRIDES is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

    The Company's obligations with respect to Contract Adjustment Payments, if any, will be (i) subordinate and junior in right of payment to all Senior Indebtedness, (ii) PARI PASSU with respect to the Preferred Securities Guarantee, the Subordinated Debt Securities, the Common Securities Guarantee, the Series A Guarantee, the Series A Subordinated Debentures, the 8 1/4% TOPrS Guarantees, and the Series B Subordinated Debentures and with all unsecured trade creditors of the Company and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or hereafter issued, from time to time, if any, by the Company and to any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. See "Risk Factors--Ranking of Contract Adjustment Payments and Subordinated Obligations under the Preferred Securities Guarantee and the Subordinated Debt Securities; Holding Company Structure."

OPTION TO DEFER CONTRACT ADJUSTMENT PAYMENTS

    The Company may, at its option and upon prior written notice to the holders of the FELINE PRIDES and the Purchase Contract Agent, defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until no later than the Purchase Contract Settlement Date. However, Deferred Contract Adjustment Payments, if any, will bear additional Contract Adjustment Payments at the rate of 6 1/2% per annum (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Adjustment Payments (other than any accrued but unpaid Contract Adjustment Payments that have not been deferred), if any, and Deferred Contract Adjustment Payments, if any, will also terminate.

    In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, each holder of FELINE PRIDES will receive on the Purchase Contract Settlement Date in respect of the Deferred Contract Adjustment Payments, in lieu of a cash payment, a number of shares of Common Stock equal to
(x) the aggregate amount of Deferred Contract Adjustment Payments payable to such holder divided by (y) the Applicable Market Value.

    No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments, if any, on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable (calculated on an aggregate basis after taking into account all of the FELINE PRIDES held by a particular holder) with respect to such payment of Deferred Contract Adjustment Payments, the holder will be entitled to receive an amount in cash equal to such fraction of a share times the Applicable Market Value.

    In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of shares of the Company's capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases pursuant to the Rights Agreement.

ANTI-DILUTION ADJUSTMENTS

    The formula for determining the Settlement Rate will be subject to adjustment (without duplication) upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of Common Stock on Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined) thereof; (c) subdivisions, splits and combinations of Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made within the preceding 12 months and
(ii) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the current market price of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (f) the successful completion of a tender or exchange offer made by the Company or any subsidiary thereof for the Common Stock which involves an aggregate consideration that, together with (i) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a subsidiary thereof for the Common Stock concluded within the preceding 12 months and (ii) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 15% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer.

    In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property, each Purchase Contract then outstanding would, without the consent of the holders of the related Income PRIDES or Growth PRIDES, as the case may be, become a contract to purchase only the kind and amount of securities, cash and other property receivable upon consummation of the transaction by a holder of the number of shares of Common Stock which would have been received by the holder of the related Income PRIDES or Growth PRIDES immediately prior to the date of consummation of such transaction if such holder had then settled such Purchase Contract.

    If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for United States federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may give rise to a taxable dividend to holders of FELINE PRIDES. See "Certain Federal Income Tax Consequences -- Adjustment to Settlement Rate."

    In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of its capital stock resulting from any dividend or distribution of capital stock (or rights to acquire capital stock) or from any event treated as such for income tax purposes or for any other reasons.

    Adjustments to the Settlement Rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate: PROVIDED, HOWEVER, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

    The Company will be required, within ten Business Days following the occurrence of an event that requires or permits an adjustment in the Settlement Rate, to provide written notice to the Purchase Contract Agent of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

    Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

TERMINATION

    The Purchase Contracts, and the rights and obligations of the Company and of the holders of the FELINE PRIDES thereunder (including the right thereunder to receive accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments and the right and obligation to purchase Common

Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon such termination, the Collateral Agent will release the related Preferred Securities or Treasury Securities, as the case may be, held by it to the Purchase Contract Agent for distribution to the holders. Upon such termination, however, such release and termination may be subject to a limited delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted.

PLEDGED SECURITIES AND PLEDGE AGREEMENT

    The Preferred Securities related to the Income PRIDES or, if substituted, the Treasury Securities related to the Growth PRIDES (together, the "Pledged Securities") will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to a pledge agreement, to be dated as of November 26, 1997 (the "Pledge Agreement"), to secure the obligations of holders of FELINE PRIDES to purchase Common Stock under the related Purchase Contracts. The rights of holders of FELINE PRIDES to the related Pledged Securities will be subject to the Company's security interest therein created by the Pledge Agreement. No holder of Income PRIDES or Growth PRIDES will be permitted to withdraw the Pledged Securities related to such Income PRIDES or Growth PRIDES from the pledge arrangement except (i) to substitute Treasury Securities for the related Preferred Securities, (ii) to substitute Preferred Securities for the related Treasury Securities (for both (i) and (ii), as provided for under "Description of FELINE PRIDES -- Substitution of Pledged Securities") or (iii) upon the termination or Early Settlement of the related Purchase Contracts. Subject to such security interest and the terms of the Purchase Contract Agreement and the Pledge Agreement, each holder of Income PRIDES will be entitled through the Purchase Contract Agent and the Collateral Agent to all of the proportional rights and preferences of the related Preferred Securities (including distribution, voting, redemption, repayment and liquidation rights) and each holder of Growth PRIDES will retain beneficial ownership of the related Treasury Securities pledged in respect of the related Purchase Contracts. The Company will have no interest in the Pledged Securities other than its security interest.

    Except as described in "Description of the Purchase Contracts -- General," the Collateral Agent will, upon receipt of distributions on the Pledged Securities, distribute such payments to the Purchase Contract Agent, which will in turn distribute those payments, together with Contract Adjustment Payments, if any, received from the Company, to the persons in whose names the related Income PRIDES or Growth PRIDES are registered at the close of business on the Record Date immediately preceding the date of such distribution.

    The quarterly payments on the Income PRIDES will consist of (i) cumulative cash distributions on the Preferred Securities payable by the Trust at the rate of 6 1/2% of the Stated Amount per annum through and including February 15, 2001 and with respect to Preferred Securities that remain outstanding, at the Reset Rate thereafter, and (ii) Contract Adjustment Payments payable by the Company at the rate of 0% of the Stated Amount per annum (PROVIDED, that if such rate is 0%, then the Company will not make any Contract Adjustment Payments), in each case subject to the Company's right to defer the payment of such amounts.

    The ability of the Trust to make quarterly distributions on the related Preferred Securities is solely dependent upon the receipt of corresponding interest payments from the Company on the Subordinated Debt Securities. The Company has the right at any time, and from time to time, limited to a period not extending beyond the maturity of the Subordinated Debt Securities, to defer the interest payments on the Subordinated Debt Securities. As a consequence of such deferral, quarterly distributions to holders would be deferred (but despite such deferral, would continue to accrue with interest thereon, compounded quarterly, at the rate of 6 1/2% per annum through and including February 15, 2001, and, with respect to Preferred Securities that remain outstanding after the Purchase Contract Settlement Date, at the Reset Rate thereafter). See "Description of the Purchase Contracts -- Contract Adjustment Payments" and "Description of the Preferred Securities -- Distributions."

    In the event a holder of Income PRIDES substituted Treasury Securities for the related Preferred Securities, such holder would receive on the resulting Growth PRIDES only the quarterly Contract Adjustment Payments, if any, subject to the Company's rights of deferral. In addition, imputed interest would continue to accrete on the related Treasury Securities.

BOOK ENTRY-SYSTEM

    The Depository Trust Company (the "Depositary") will act as securities depositary for the FELINE PRIDES. The FELINE PRIDES will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of FELINE PRIDES, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the FELINE PRIDES so long as such FELINE PRIDES are represented by Global Security Certificates.

    The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Commission.

    No FELINE PRIDES represented by Global Security Certificates may be exchanged in whole or in part for FELINE PRIDES registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security Certificates or has ceased to be qualified to act as such as required by the Purchase Contract Agreement or there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts. All FELINE PRIDES represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

    As long as the Depositary or its nominee is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the Global Security Certificates and all FELINE PRIDES represented thereby for all purposes under the FELINE PRIDES and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the FELINE PRIDES represented thereby registered in their names, will not receive or be entitled to receive physical delivery of FELINE PRIDES Certificates in exchange therefor and will not be considered to be owners or holders of such Global Security Certificates or any FELINE

PRIDES represented thereby for any purpose under the FELINE PRIDES or the Purchase Contract Agreement. All payments on the FELINE PRIDES represented by the Global Security Certificates and all transfers and deliveries of Preferred Securities, Treasury Securities and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

    Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any Participant's records relating to such beneficial ownership interests.

             CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AGREEMENT
                            AND THE PLEDGE AGREEMENT

GENERAL

    Distributions on the FELINE PRIDES will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the FELINE PRIDES will be registrable at the office of the Purchase Contract Agent in The City of New York. In addition, in the event that the FELINE PRIDES do not remain in book-entry form, payment of distributions on the FELINE PRIDES may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.

    Shares of Common Stock will be delivered on the Purchase Contract Settlement Date, or, if the Purchase Contracts have terminated, the related Pledged Securities will be delivered potentially after a limited delay as a result of the imposition of the automatic stay under the Bankruptcy Code (see "Description of the Purchase Contracts -- Termination"), in each case upon presentation and surrender of the FELINE PRIDES Certificate at the office of the Purchase Contract Agent.

    If a holder of outstanding Income PRIDES or Growth PRIDES fails to present and surrender the FELINE PRIDES Certificate evidencing such Income PRIDES or Growth PRIDES to the Purchase Contract Agent on the Purchase Contract Settlement Date, the shares of Common Stock issuable in settlement of the related Purchase Contract and in payment of any Deferred Contract Adjustment Payments will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

    If the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, the related Pledged Securities have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the FELINE PRIDES Certificate evidencing such holder's Income PRIDES or Growth PRIDES to the Purchase Contract Agent, the related Pledged Securities delivered to the Purchase Contract Agent and payments thereon shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such FELINE PRIDES Certificate is presented or the holder provides the evidence and indemnity described above.

    The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

    No service charge will be made for any registration of transfer or exchange of the FELINE PRIDES, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION

    The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than 66 2/3% of the Purchase Contracts at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding Purchase Contract affected thereby, (a) change any Payment Date, (b) change the amount or type of Pledged Securities related to such Purchase Contract, impair the right of the holder of any Pledged Securities to receive distributions on such Pledged Securities (except for the rights of holders of Income PRIDES to substitute Treasury Securities for the related Preferred Securities or the rights of holders of Growth PRIDES to substitute Preferred Securities for the related Treasury Securities) or otherwise adversely affect the holder's rights in or to such Pledged Securities, (c) change the place or currency of payment or reduce any Contract Adjustment

Payments or any Deferred Contract Adjustment Payments, (d) impair the right to institute suit for the enforcement of such Purchase Contract, (e) reduce the amount of Common Stock purchasable under such Purchase Contract, increase the price to purchase Common Stock on settlement of such Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the holder's rights under such Purchase Contract or (f) reduce the above-stated percentage of outstanding Purchase Contracts the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement; PROVIDED, that if any amendment or proposal referred to above would adversely affect only the Income PRIDES or the Growth PRIDES, then only the affected class of holder will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the consent of the holders of not less than 66 2/3% of such class.

NO CONSENT TO ASSUMPTION

    Each holder of Income PRIDES or Growth PRIDES, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the Income PRIDES or Growth PRIDES, as applicable, be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the related Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

    The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Subordinated Debt Securities, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

TITLE

    The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any FELINE PRIDES as the absolute owner thereof for the purpose of making payment and settling the related Purchase Contracts and for all other purposes.

REPLACEMENT OF FELINE PRIDES CERTIFICATES

    In the event that physical certificates have been issued, any mutilated FELINE PRIDES Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. FELINE PRIDES Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen FELINE PRIDES Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the FELINE PRIDES evidenced by such certificate before a replacement will be issued.

    Notwithstanding the foregoing, the Company will not be obligated to issue any Income PRIDES or Growth PRIDES on or after the Purchase Contract Settlement Date or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that in lieu of the delivery of a replacement FELINE PRIDES Certificate following the Purchase Contract Settlement Date, the Purchase Contract

Agent, upon delivery of the evidence and indemnity described above, will deliver the Common Stock issuable pursuant to the Purchase Contracts included in the Income PRIDES or Growth PRIDES evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Purchase Contract Settlement Date, transfer the principal amount of the Pledged Securities included in the Income PRIDES or Growth PRIDES evidenced by such certificate.

GOVERNING LAW

    The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

    The Bank of New York will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of Income PRIDES and Growth PRIDES from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the Income PRIDES and Growth PRIDES or the Purchase Contract Agreement.

    The Purchase Contract will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

INFORMATION CONCERNING THE COLLATERAL AGENT

    The Chase Manhattan Bank will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Income PRIDES and Growth PRIDES except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law.

    The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

MISCELLANEOUS

    The Purchase Contract Agreement will provide that the Company will pay all fees and expenses related to (i) the offering of the FELINE PRIDES, (ii) the retention of the Collateral Agent and (iii) the enforcement by the Purchase Contract Agent of the rights of the holders of the FELINE PRIDES; PROVIDED, HOWEVER, that holders who elect to substitute the related Pledged Securities, thereby creating Growth PRIDES or recreating Income PRIDES, shall be responsible for any fees or expenses payable in connection with such substitution, as well as any commissions, fees or other expenses incurred in acquiring the Pledged Securities to be substituted, and the Company shall not be responsible for any such fees or expenses.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    THE PREFERRED SECURITIES, WHICH FORM A COMPONENT OF THE INCOME PRIDES, AND WHICH, UNDER CERTAIN CIRCUMSTANCES, WILL TRADE SEPARATELY, WILL BE ISSUED PURSUANT TO THE TERMS OF THE DECLARATION. SEE "DESCRIPTION OF FELINE PRIDES -- SUBSTITUTION OF PLEDGED SECURITIES." THE DECLARATION WILL BE QUALIFIED AS AN INDENTURE UNDER THE TRUST INDENTURE ACT. THE INSTITUTIONAL TRUSTEE, WILMINGTON TRUST COMPANY, AN INDEPENDENT TRUSTEE, WILL ACT AS INDENTURE TRUSTEE FOR THE PREFERRED SECURITIES UNDER THE DECLARATION FOR PURPOSES OF COMPLIANCE WITH THE PROVISIONS OF THE TRUST INDENTURE ACT. THE TERMS OF THE PREFERRED SECURITIES WILL INCLUDE THOSE STATED IN THE DECLARATION AND THOSE MADE PART OF THE DECLARATION BY THE TRUST INDENTURE ACT. ALTHOUGH THE MATERIAL PROVISIONS OF THE PREFERRED SECURITIES AND THE DECLARATION HAVE BEEN SUMMARIZED BELOW, STATEMENTS CONTAINED HEREIN CONCERNING THE PROVISIONS OF THE PREFERRED SECURITIES AND THE DECLARATION ARE NOT NECESSARILY COMPLETE, AND REFERENCE IS HEREBY MADE TO THE COPY OF THE DECLARATION (INCLUDING THE DEFINITIONS THEREIN OF CERTAIN TERMS) WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART OR INCORPORATED HEREIN BY REFERENCE, THE TRUST ACT AND THE TRUST INDENTURE ACT. EACH SUCH STATEMENT IS QUALIFIED IN ITS ENTIRETY BY SUCH REFERENCE. WHENEVER PARTICULAR DEFINED TERMS ARE REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, SUCH DEFINED TERMS ARE INCORPORATED HEREIN BY REFERENCE.

GENERAL

    The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank PARI PASSU, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Preferred Securities Guarantee." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including the obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Preferred Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The Preferred Securities Guarantee will be held by Wilmington Trust Company, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities (except in the limited circumstances in which the holder may take direct action). See "-- Declaration Events of Default" and
"-- Voting Rights."

DISTRIBUTIONS

    Distributions on the Preferred Securities will be fixed initially at a rate per annum of 6 1/2% of the stated liquidation amount of $50 per Preferred Security. Distributions on Preferred Securities that remain outstanding after the Purchase Contract Settlement Date will be reset on the Purchase Contract Settlement Date. See "-- Market Rate Reset." Distributions in arrears for more than one quarter will bear interest thereon at the rate of 6 1/2% per annum through and including February 15, 2001 and at the Reset Rate thereafter, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Preferred Securities will be cumulative and will accrue from November 26, 1997 and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1997, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

    The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period from time to time on the Subordinated Debt Securities, which right, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would continue to accrue with interest at the rate of 6 1/2% per annum through and including February 15, 2001, and at the Reset Rate thereafter) during any such extended interest payment period. Such right to extend the interest payment period for the Subordinated Debt Securities is limited to a period, in the aggregate, not extending beyond the maturity date of the Subordinated Debt Securities. In the event that the Company exercises this right, then (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of the Company's capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases pursuant to the Rights Agreement), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to such Subordinated Debt Securities, and (c) the Company shall not make any Guarantee Payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee, the Common Securities Guarantee, the 8 1/4% TOPrS Guarantees and the Series A Guarantee). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; PROVIDED, that such Extension Period, together with all such previous and further extensions thereof, may not extend beyond the maturity date of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debt Securities -- Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date immediately preceding the termination of such Extension Period.

    Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available in the Institutional Account for the payment of such distributions. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of the Preferred Securities Guarantee." Distributions on the Preferred Securities will be payable to the holders thereof, including the Collateral Agent, as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities are in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Subordinated Debt Securities in the Institutional Account for the benefit of the holders of the Preferred Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities are not in book-entry form, the record dates for payment of distributions will be March 15, June 15, September 15 and December 15. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date.

MARKET RATE RESET

    The quarterly distribution rate on the Preferred Securities and the interest rate on the related Subordinated Debt Securities that remain outstanding after the Purchase Contract Settlement Date will be reset on the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the Treasury Rate on the Two-Year Benchmark Treasury in effect on the Purchase Contract Settlement Date. The Reset Spread, which will be determined by the Reset Agent on the fifth business day prior to the Purchase Contract Settlement Date, will be the spread amount determined by the Reset Agent to be equal to the amount that, when added to the Treasury Rate, would be the rate the Preferred Securities should bear in order for a Preferred Security to have an approximate market value on the Purchase Contract Settlement Date of 100.5% of the Stated Amount, PROVIDED that in no event will the Reset Spread be greater than 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is set at the maximum of 2%. The "Two-Year Benchmark Treasury" shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to maturity of the Preferred Securities, as agreed upon by the Company and the Reset Agent. "Treasury Rate" shall mean the bid side rate for the Two-Year Benchmark Treasury displayed at 10:00 A.M., New York City time, on the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Purchase Contract Settlement Date or
(b) in the opinion of the Reset Agent (after consultation with the Company) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the Treasury Rate shall be, as calculated by the Reset Agent, the yield to maturity for the Treasury Rate, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). In no event will the Reset Rate be higher than the Treasury Rate on the Purchase Contract Settlement Date plus 200 basis points (2%). It is currently anticipated that Merrill Lynch & Co. will be the investment banking firm acting as the Reset Agent.

    On the fifth business day prior to the Purchase Contract Settlement Date, the Two-Year Benchmark Treasury to be used to determine the Reset Rate on the Purchase Contract Settlement Date will be selected and the Reset Spread to be added to the Treasury Rate in effect on the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company (the "Reset Announcement Date"). The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal. The Company will request, not later than 7 nor more than 15 calendar days prior to the Reset Announcement Date, that the Depositary notify its participants holding Preferred Securities, Income PRIDES or Growth PRIDES of such Reset Announcement Date and of the procedures that must be followed if any owner of FELINE PRIDES wishes to settle the related Purchase Contract with cash on the Purchase Contract Settlement Date.

MATURITY; PUT OPTION

    Subject to the requirement that the Trust put the Subordinated Debt Securities to the Company under certain circumstances, the Subordinated Debt Securities will mature on February 16, 2003. Upon the repayment of the Subordinated Debt Securities at maturity, the proceeds from such repayment shall simultaneously be applied to repay Trust Securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid. See "Description of the Subordinated Debt Securities."

    In accordance with the terms of the Subordinated Debt Securities, holders of Subordinated Debt Securities (including the Institutional Trustee and, following the distribution of the Subordinated Debt Securities upon a dissolution of the Trust as described in "Description of the Preferred Securities-- Distribution of the Subordinated Debt Securities," any other holder) will have the right to put their Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, upon at least three Business Days' prior notice (or upon one Business Day's prior notice under the limited circumstances described in the next paragraph), at a price per Subordinated Debt Security equal to $50, plus accrued and unpaid interest, if any, thereon. Holders of Trust Securities will have the right, upon notice given prior to or on the third Business Day immediately preceding the Purchase Contract Settlement Date, to require the Institutional Trustee, as the holder of the related Subordinated Debt Securities, to exercise such put right. Upon the repurchase by the Company of such Subordinated Debt Securities pursuant to such exercise, the proceeds from such repurchase shall simultaneously be applied to repay such Trust Securities in cash, at a price per Trust Security equal to $50, plus accumulated and unpaid distributions, if any, thereon. If such Trust Securities (or, in the event of a distribution of the Subordinated Debt Securities, such Subordinated Debt Securities) are components of Income PRIDES on the Business Day immediately preceding the Purchase Contract Settlement Date and, on or prior to such Business Day, the related Purchase Contracts have not been settled through the delivery of cash in the manner described herein, then, instead of being paid directly to the holder, the portion of the proceeds of such repayment or repurchase, as the case may be, equal to the aggregate stated liquidation amount of such Trust Securities or the aggregate principal amount of such Subordinated Debt Securities, as the case may be, will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts, and the remainder will be paid to such holder in cash.

    On the Business Day immediately preceding the Purchase Contract Settlement Date, in the case of Income PRIDES, unless (a) the holder of the related Subordinated Debt Securities has previously notified the Company that it is exercising its right to put such Subordinated Debt Securities to the Company,
(b) the holder of such Income PRIDES has either (i) settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, or (ii) settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date in the manner provided herein or (c) an event described under "Description of the Purchase Contracts--Termination" has occurred, then the holder of the related Preferred Securities will be deemed to have requested the Institutional Trustee, as the holder of the related Subordinated Debt Securities, to exercise its right to put such related Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date for a price per Subordinated Debt Security equal to $50, plus accrued and unpaid interest, if any, thereon. Upon the repurchase of such related Subordinated Debt Securities by the Company pursuant to such Put Option, (i)(A) the proceeds will be applied to repay such related Preferred Securities, and the portion of the proceeds equal to the aggregate stated liquidation amount of such Preferred Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts, and the remainder will be paid to such holder in cash, or (B) in the event that the Subordinated Debt Securities have been distributed, the holder of the Subordinated Debt Securities will be deemed to have requested the Collateral Agent to exercise its right to put such Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, and, upon the repurchase of such Subordinated Debt Securities, the portion of the proceeds equal to the aggregate principal amount of such Subordinated Debt Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts, and the remainder will be paid to such holder in cash. See "Description of the Purchase Contracts--General."

DISTRIBUTION OF THE SUBORDINATED DEBT SECURITIES

    The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities. As of the date of any distribution of Subordinated Debt Securities upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debt Securities to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance. Subordinated Debt Securities distributed to the Collateral Agent in liquidation of the interest of the holders of the Preferred Securities in the Trust would be pledged (in lieu of the Preferred Securities) to secure Income PRIDES holders' obligations to purchase Common Stock under the Purchase Contracts.

    There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution of the Trust were to occur. Accordingly, the Preferred Securities or such Subordinated Debt Securities that an investor may receive if a dissolution of the Trust were to occur may trade at a discount to the price that the investor paid to purchase the Preferred Securities forming a part of the Income PRIDES offered hereby.

    Subject to applicable law (including, without limitation, United States federal securities laws) the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary dissolution of the Trust, the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, Subordinated Debt Securities in an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities on a PRO RATA basis in exchange for such Preferred Securities.

    The holders of the Common Securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, the Trust shall dissolve (i) on November 26, 2004, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) after the filing of a certificate of dissolution or its equivalent with respect to the Trust, after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation, (v) upon the distribution of Subordinated Debt Securities, (vi) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or the Trust or (vii) at the election of the Company at any time.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. If a Declaration Event of Default with respect to the Preferred Securities is waived by holders of Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities without any further act, vote or consent of the holders of the Common Securities. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (after giving effect to any right of deferral), then a holder of Preferred Securities may directly institute a proceeding after the respective due date specified in the Subordinated Debt Securities for enforcement of payment (a "Direct Action") to such holder directly of the principal of or interest on the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. In connection with such Direct Action, the Company shall be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities. See "Effect of Obligations Under the Subordinated Debt Securities and the Preferred Securities Guarantee."

    Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Trust Act and the Trust Indenture Act and under "Description of the Preferred Securities Guarantee -- Modification of the Preferred Securities Guarantee; Assignment," and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate stated liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Subordinated Debt Securities, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 5.7 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities where such consent shall be required; PROVIDED, HOWEVER, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate stated liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee (as defined below) with respect to the Subordinated Debt Securities. Such notice in the case of an event of default shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Debt Securities, the Institutional Trustee shall request the direction of the holders of the Preferred Securities and the Common Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in stated liquidation amount of the Preferred Securities and the Common Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in stated liquidation amount of the Preferred Securities and the Common Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding; PROVIDED FURTHER, in the case of a consent under the Indenture which requires the consent of holders of all the Subordinated Debt Securities outstanding, the Institutional Trustee may only give such consent at the direction of the holders of all the Trust Securities. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Preferred Securities and the Common Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to cancel Preferred Securities or distribute Subordinated Debt Securities in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

    Holders of the Preferred Securities will have no rights to appoint or remove the PLC Capital Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (or, if more than two, a majority) (and, in certain circumstances, the Institutional Trustee or the Delaware Trustee), PROVIDED, that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in such stated liquidation amount of the Trust Securities affected thereby; PROVIDED, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in stated liquidation amount of such class of securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for purposes of United States federal income taxation, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940 (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consoli-date, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; PROVIDED, that (i) if the Trust is not the surviving entity, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Subordinated Debt Securities, (iii) if the Preferred Securities are listed, any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that,
(A) such merger, consolidation, amalgamation or replacement does not adversely effect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes, and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing the Trust shall not, except with the consent of holders of 100% in stated liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

    In the event that the Preferred Securities are issued as one or more fully-registered global Preferred Securities certificates representing the total aggregate number of Preferred Securities, the Depositary will act as securities depositary. In such event, the Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). However, under certain circumstances, the Regular Trustees with the consent of the Company may decide not to use the system of book-entry transfers through DTC with respect to the Preferred Securities. In that event, certificates of the Preferred Securities, will be printed and delivered to the holders.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

    Purchases of Preferred Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on the Depositary's records. The ownership interest of each actual purchaser of each Preferred Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with the Depositary will be registered in the name of the Depositary's nominee, Cede & Co. The deposit of Preferred Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of Preferred Securities. The Depositary's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as the Depositary or its nominee is the registered owner or holder of a global certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Trust Preferred Securities. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with the Depositary applicable procedures, in addition to those provided for under the Declaration.

    The Depositary has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the Depositary's interests in the global certificates are credited and only in respect of such portion of the stated liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such directions. However, if there is a Declaration Event of Default under the Preferred Securities, the Depositary will exchange the global certificates for certificated securities, which it will distribute to its Participants.

    Conveyance of notices and other communications by the Depositary to Direct Participants and Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Although voting with respect to Preferred Securities issued in the form of one or more global certificates is limited, in those cases where a vote is required, neither the Depositary nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, the Depositary would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among the Depositary, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a record holder of a beneficial interest in the Trust.

    Distribution payments on the Preferred Securities issued in the form of one or more global certificates will be made to the Depositary in immediately available funds. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payments on such payment date. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Direct and Indirect Participant and not of the Depositary, the Trust or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to the Depositary is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    Except as provided herein, a Beneficial Owner in a global Preferred Security certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary to exercise any rights under the Preferred Securities.

    Although the Depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global certificates among Participants, the Depositary is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. None of the Company, the Trust or any PLC Capital Trustee will have any responsibility for the performance by the Depositary or its Participants or Indirect Participants under the rules and procedures governing the Depositary. The Depositary may discontinue providing its services as securities depositary with respect to Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Securities certificates are required to be printed and delivered to holders. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through the Depositary (or any successor depositary) with respect to Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered to holders. In each of the above circumstances, the Company will, appoint a paying agent with respect to the Preferred Securities.

    The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy hereof.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    Payments in respect of Preferred Securities represented by global certificates shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable distribution dates, or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the PLC Capital Trustees. In the event that the Institutional Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor to act as the Paying Agent (which shall be a bank or trust company).

    The Institutional Trustee will act as registrar, transfer agent and paying agent for the Preferred Securities.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (and the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charge which may be imposed in relation to it.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Preferred Securities Guarantee.

GOVERNING LAW

    The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes and so that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action not inconsistent with applicable law, the Declaration of Trust or the certificate of trust of the Trust, that the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

    Holders of the Preferred Securities have no preemptive rights.

                                 DESCRIPTION OF
                       THE PREFERRED SECURITIES GUARANTEE

    SET FORTH BELOW IS A SUMMARY OF INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE WHICH WILL BE EXECUTED AND DELIVERED BY THE COMPANY FOR THE BENEFIT OF THE HOLDERS FROM TIME TO TIME OF PREFERRED SECURITIES. THE PREFERRED SECURITIES GUARANTEE WILL BE QUALIFIED AS AN INDENTURE UNDER THE TRUST INDENTURE ACT. WILMINGTON TRUST COMPANY, AN INDEPENDENT TRUSTEE, WILL ACT AS INDENTURE TRUSTEE UNDER THE PREFERRED SECURITIES GUARANTEE (THE "PREFERRED SECURITIES GUARANTEE TRUSTEE") FOR THE PURPOSES OF COMPLIANCE WITH THE PROVISIONS OF THE TRUST INDENTURE ACT. THE TERMS OF THE PREFERRED SECURITIES GUARANTEE WILL BE THOSE SET FORTH IN THE PREFERRED SECURITIES GUARANTEE AND THOSE MADE PART OF THE PREFERRED SECURITIES GUARANTEE BY THE TRUST INDENTURE ACT. ALTHOUGH THE MATERIAL PROVISIONS OF THE PREFERRED SECURITIES GUARANTEE HAVE BEEN SUMMARIZED BELOW, STATEMENTS CONTAINED IN SUCH SUMMARY ARE NOT NECESSARILY COMPLETE, AND REFERENCE IS HEREBY MADE TO THE COPY OF THE FORM OF PREFERRED SECURITIES GUARANTEE (INCLUDING THE DEFINITIONS THEREIN OF CERTAIN TERMS) WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART OR INCORPORATED HEREIN BY REFERENCE, AND TO THE TRUST INDENTURE ACT. EACH SUCH STATEMENT IS QUALIFIED IN ITS ENTIRETY BY SUCH REFERENCE. WHENEVER PARTICULAR DEFINED TERMS OF THE PREFERRED SECURITIES GUARANTEE ARE REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, SUCH DEFINED TERMS ARE INCORPORATED HEREIN BY REFERENCE. THE PREFERRED SECURITIES GUARANTEE WILL BE HELD BY THE PREFERRED SECURITIES GUARANTEE TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF THE PREFERRED SECURITIES.

GENERAL

    Pursuant to the Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the Trust, the Preferred Securities Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by the Trust to the extent not paid by or on behalf of the Trust (the "Preferred Securities Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accumulated and unpaid distributions to the date of redemption, of Preferred Securities in respect of which the related Subordinated Debt Securities have been repurchased by the Company on the Purchase Contract Settlement Date, to the extent the Trust shall have funds available therefor and (iii) upon a voluntary or involuntary dissolution of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities), the lesser of (a) the aggregate of the stated liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The Company's obligation to make a Preferred Securities Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.

    The Preferred Securities Guarantee will be a full and unconditional guarantee with respect to the Preferred Securities issued by the Trust, but will not apply to any payment of distributions except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Trust, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Effect of Obligations Under the Subordinated Debt Securities and the Preferred Securities Guarantee."

    The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture, and the Declaration, will have the effect of providing a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

    The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities to the same extent as the Preferred Securities Guarantee, except that upon an Indenture Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In the Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the Preferred Securities Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of the Company's capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase shares of its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the security being converted or exchanged,
(iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases pursuant to the Rights Agreement), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to the Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the Preferred Securities Guarantee, the Common Securities Guarantee, the 8 1/4% TOPrS Guarantees or the Series A Guarantee).

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEE; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in stated liquidation amount of the outstanding Preferred Securities issued by the Trust. All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

TERMINATION

    The Preferred Securities Guarantee will terminate (a) upon distribution of the Subordinated Debt Securities held by the Trust to the holders of the Preferred Securities, (b) upon full payment of the redemption price of all the Preferred Securities in the event that all of the Subordinated Debt Securities are repurchased by the Company on the Purchase Contract Settlement Date or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Preferred Securities Guarantee.

EVENTS OF DEFAULT

    An event of default under the Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in stated liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee. If the Preferred Securities Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

    The Preferred Securities Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of the Company, (ii) PARI PASSU with the Contract Adjustment Payments, the Subordinated Debt Securities, the Common Securities Guarantee, the Series A Guarantee, the Series A Subordinated Debentures, the
8 1/4% TOPrS Guarantees, the Series B Subordinated Debentures and with all unsecured trade creditors of the Company and any other liabilities or obligations that may be PARI PASSU by their terms; and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or hereafter issued, from time to time, if any, by the Company and to any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

    The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

    The Preferred Securities Guarantee Trustee, prior to the occurrence of a default with respect to the Preferred Securities Guarantee , undertakes to perform only such duties as are specifically set forth in the Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Securities Guarantee Trustee, upon the occurrence of an event of default under the Preferred Securities Guarantee, from exercising the rights and powers vested in it by the Preferred Securities Guarantee.

GOVERNING LAW

    The Preferred Securities Guarantee will be governed by and construed in accordance with the internal laws of the State of New York.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

    Set forth below is a description of the specific terms of the Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. Although the material provisions of the Subordinated Debt Securities have been summarized below, statements contained in such summary concerning the Subordinated Debt Securities are not necessarily complete, and are subject to, and qualified in their entirety by reference to the description in the Subordinated Indenture, dated as of June 1, 1994 (the "Base Indenture"), between Protective Life and AmSouth Bank, as supplemented by
(i) Supplemental Indenture No. 1, dated as of June 9, 1994, (ii) Supplemental Indenture No. 2, dated as of

August 2, 1994, (iii) Supplemental Indenture No. 3, dated as of April 29, 1997 and Supplemental Indenture No. 4, to be dated as of November 20, 1997 (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture") which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part, and to the Trust Indenture Act. Each such statement is qualified in its entirety by such reference. Certain capitalized terms used herein are defined in the Indenture.

    Under certain circumstances involving the dissolution of the Trust, Subordinated Debt Securities may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Distribution of the Subordinated Debt Securities."

GENERAL

    The Subordinated Debt Securities will be issued as unsecured subordinated debt under the Indenture. The Subordinated Debt Securities will be limited in aggregate principal amount to approximately $103.1 million, such amount being the sum of the aggregate stated liquidation amounts of the Preferred Securities and the Common Securities.

    The Subordinated Debt Securities will not be subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on February 16, 2003.

    The Company will have the right at any time to dissolve the Trust and cause the Subordinated Debt Securities to be distributed to the holders of the Trust Securities. If Subordinated Debt Securities are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Subordinated Debt Securities will initially be issued as a global security (as defined herein). As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debt Securities are issued in certificated form, such Subordinated Debt Securities will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to the Depositary, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount, at the corporate trust office or agency of the Institutional Trustee in Wilmington, Delaware; PROVIDED, that at the option of the Company, payment of interest may be made by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of principal and interest on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

    The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

SUBORDINATION

    The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Company. If (i) the Company defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all present and future Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of Protective Life or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Indenture, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Protective Life being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of Protective Life.

    Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, the holders of Subordinated Debt Securities shall be subrogated (equally and ratably with all other indebtedness as to which the right to receive payments is PARI PASSU with the Subordinated Debt Securities) to all the rights of any holders of Senior Indebtedness to receive distributions applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the holders of Subordinated Debt Securities have been applied to the payment of Senior Indebtedness, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of the Subordinated Debt Securities.

    The term "Senior Indebtedness" is defined as the principal, premium, if any, and interest on (i) all indebtedness of Protective Life, whether outstanding on the date of the issuance of Subordinated Debt Securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which Protective Life is responsible or liable as guarantor or otherwise and
(iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to Subordinated Debt Securities. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. As of September 30, 1997, Senior Indebtedness of the Company aggregated approximately $138.6 million. In addition, because Protective Life is a holding company, the Subordinated Debt Securities are effectively subordinated to all existing and future liabilities of the Company's subsidiaries. In addition, the Subordinated Debt Securities and the Preferred Securities Guarantee will rank PARI PASSU with the Common Securities Guarantee, the Series A Guarantee, the Series A Subordinated Debentures, the 8 1/4% TOPrS Guarantees and the Series B Subordinated Debentures. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" in the accompanying Prospectus.

CERTAIN COVENANTS OF THE COMPANY

    If (i) there shall have occurred any event that would constitute an Indenture Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, or (iii) the Company shall have given notice to its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of the Company's capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or purchases pursuant to the Rights Agreement, (b) the Company shall not make any payments of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank PARI PASSU with or junior to the Subordinated Debt Securities and (c) the Company shall not make any Guarantee Payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee, the Common Securities Guarantee, the 8 1/4% TOPrS Guarantees and the Series A Guarantee).

    The Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of PLC Capital; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Trust, except (a) in connection with a distribution of Subordinated Debt Securities to the holders of the Preferred Securities in liquidation of the Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Declaration and (iii) to use its reasonable best efforts, consistent with the terms and provisions of the Declaration, to cause the Trust to remain a grantor trust and not to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

INTEREST

    Each Subordinated Debt Security shall bear interest initially at the rate of 6 1/2% per annum from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing December 31, 1997, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. The interest rate on the

Subordinated Debt Securities and the distribution rate on the related Trust Securities that are to remain outstanding after the Purchase Contract Settlement Date will be reset on the Purchase Contract Settlement Date to the Reset Rate, which will be equal to the sum of the Reset Spread and the Treasury Rate in effect on the Purchase Contract Settlement Date. The Reset Spread, which will be determined by the Reset Agent on the fifth Business Day prior to the Purchase Contract Settlement Date, will be the spread amount determined by the Reset Agent to be equal to the amount that, when added the Treasury Rate would be the rate the Preferred Securities should bear in order for a Preferred Security to have an approximate market value on the Purchase Contract Settlement Date of 100.5% of the Stated Amount, PROVIDED that in no event will the Reset Spread be greater than 200 basis points (2%). Such market value may be less than 100.5% if the Reset Spread is set at the permitted maximum of 2%. The Two-Year Benchmark Treasury shall mean direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term of the Preferred Securities, as agreed upon by the Company and the Reset Agent. Treasury Rate shall mean the bid side rate for the Two-Year Benchmark Treasury displayed at 10:00 A.M., New York City time, on the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Purchase Contract Settlement Date or (b) in the opinion of the Reset Agent, no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Company) is appropriate). If such rate is not so displayed, the Treasury Rate shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Purchase Contract Settlement Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Company) (which may include the Reset Agent or an affiliate thereof). It is currently anticipated that Merrill Lynch & Co. will be the investment banking firm acting as the Reset Agent.

    On the Reset Announcement Date, the Two-Year Benchmark Treasury will be selected and the Reset Spread to be added to the rate on the Two-Year Benchmark Treasury in effect on the Purchase Contract Settlement Date will be established by the Reset Agent, and the Reset Spread and the Two-Year Benchmark Treasury will be announced by the Company. The Company will cause a notice of the Reset Spread and such Two-Year Benchmark Treasury to be published on the Business Day following the Reset Announcement Date by publication in a daily newspaper in the English language of general circulation in The City of New York, which is expected to be THE WALL STREET JOURNAL. In the event that the Income PRIDES or Growth PRIDES do not continue to remain in book-entry only form, the Company shall have the right to select relevant record dates, which shall be March 15, June 15, September 15 and December 15.

    The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such 90-day period. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

REDEMPTION

    The Company will not have the ability to redeem the Subordinated Debt Securities prior to their stated maturity date. However, the Company will be able to defease the Subordinated Debt Securities by making an irrevocable deposit with the Debt Trustee of money and/or U.S. governmental obligations that will provide money in an amount sufficient, in the opinion of a nationally recognized independent accounting firm, to pay each payment of principal and interest on their Subordinated Debt Securities.

PUT OPTION

    In accordance with the terms of the Subordinated Debt Securities, holders of Subordinated Debt Securities (including the Institutional Trustee and, following the distribution of the Subordinated Debt Securities upon a dissolution of the Trust as described in "Description of the Preferred Securities-- Distribution of the Subordinated Debt Securities," any other holder) will have the right to put their Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, upon at least three Business Days' prior notice (or upon one Business Day's prior notice under the limited circumstances described in the next paragraph), at a price per Subordinated Debt Security equal to $50, plus accrued and unpaid interest, if any, thereon. Holders of Trust Securities will have the right, upon notice given prior to or on the third Business Day immediately preceding the Purchase Contract Settlement Date, to require the Institutional Trustee, as the holder of the related Subordinated Debt Securities, to exercise such put right. Upon the repurchase by the Company of such Subordinated Debt Securities pursuant to such exercise, the proceeds from such repurchase shall simultaneously be applied to repay such Trust Securities in cash, at a price per Trust Security equal to $50, plus accumulated and unpaid distributions, if any, thereon. If such Trust Securities (or, in the event of a distribution of the Subordinated Debt Securities, such Subordinated Debt Securities) are components of Income PRIDES on the Business Day immediately preceding the Purchase Contract Settlement Date and, on or prior to such Business Day, the related Purchase Contracts have not been settled through the delivery of cash in the manner described herein, then, instead of being paid directly to the holder, the portion of the proceeds of such repayment or repurchase, as the case may be, equal to the aggregate stated liquidation amount of such Trust Securities or the aggregate principal amount of such Subordinated Debt Securities, as the case may be, will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts, and the remainder will be paid to such holder in cash.

    On the Business Day immediately preceding the Purchase Contract Settlement Date, in the case of Income PRIDES, unless (a) the holder of the related Subordinated Debt Securities has previously notified the Company that it is exercising its right to put such Subordinated Debt Securities to the Company,
(b) the holder of such Income PRIDES has either (i) settled the related Purchase Contracts through the early delivery of cash to the Purchase Contract Agent in the manner described herein, or (ii) settled the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date in the manner provided herein, or (c) an event described under "Description of the Purchase Contracts--Termination" has occurred, then the holder of the related Preferred Securities will be deemed to have requested the Institutional Trustee, as the holder of the related Subordinated Debt Securities, to exercise its right to put such related Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date for a price per Subordinated Debt Security equal to $50, plus accrued and unpaid interest, if any, thereon. Upon the repurchase of such related Subordinated Debt Securities by the Company pursuant to such Put Option, (i) the proceeds will be applied to repay such related Preferred Securities, and the portion of the proceeds equal to the aggregate stated liquidation amount of such Preferred Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts, and the remainder will be paid to such holder in cash or (ii) in the event the Subordinated Debt Securities have been distributed, the holder of the Subordinated Debt Securities will be deemed to have exercised its right to put such Subordinated Debt Securities to the Company on the Purchase Contract Settlement Date, and, upon the repurchase of such Subordinated Debt Securities, the portion of the proceeds equal to the aggregate principal amount of such Subordinated Debt

Securities will automatically be applied to satisfy in full the obligation to purchase Common Stock under the related Purchase Contracts, and the remainder will be paid to such holder in cash. See "Description of the Purchase Contracts--General."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company shall have the right at any time, and from time to time, during the term of the Subordinated Debt Securities, to defer payments of interest by extending the interest payment period for a period not extending beyond the maturity date of the Subordinated Debt Securities (an "Extension Period"), at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined) together with interest thereon compounded quarterly at the rate of 6 1/2% per annum through and including February 15, 2001, and with respect to Trust Securities which are to remain outstanding, at the Reset Rate thereafter, to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of the Company's capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its capital stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to an acquisition or the conversion or exchange provisions of such capital stock or the securities being converted or exchanged, (iv) dividends or distributions in capital stock of the Company and (v) redemptions or repurchases pursuant to the Rights Agreement), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank PARI PASSU with or junior to the Subordinated Debt Securities, and (c) the Company shall not make any Guarantee Payments with respect to the foregoing (other than payments pursuant to the Preferred Securities Guarantee, the Common Securities Guarantee or the 8 1/4% TOPrS Guarantees and the Series A Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; PROVIDED, HOWEVER, that such Extension Period, including all such previous and further extensions, may not extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable, but the Company, at its option, may prepay on any Interest Payment Date all of the interest accrued during the then elapsed portion of an Extension Period. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debt Securities. If the Institutional Trustee shall be the sole holder of the Subordinated Debt Securities, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record or payment date of such distribution. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Subordinated Debt Securities, the Company shall give the holders of the Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice, if applicable, to the NYSE (or other applicable self-regulatory organization) or to holders of the Subordinated Debt Securities of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

    If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Subordinated Debt Securities such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debt Securities. See "Description of Debt Securities of Protective Life--Events of Default, Notice and Certain Rights on Default," in the accompanying Prospectus.

    The following are Events of Default under the Indenture with respect to the Subordinated Debt Securities: (1) failure to pay interest on the Subordinated Debt Securities when due, continued for 30 days; however, if the Company is permitted by the terms of the Subordinated Debt Securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities; (2) failure to pay the principal of (or premium, if any, on) the Subordinated Debt Securities when due and payable at Maturity, upon redemption or otherwise; however, if the Company is permitted by the terms of the Subordinated Debt Securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Subordinated Debt Securities; (3) failure to comply in any material respect with any agreement or covenant in, or any of the provisions of, the Indenture, continued for a period of 60 days after written notice has been given by registered or certified mail to the Company by the Debt Trustee or holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities; (4) default in payment of principal relating to indebtedness of the Company and its consolidated subsidiaries for borrowed money having an aggregate principal amount exceeding $25 million (after the expiration of any applicable grace period with respect thereto), or other default resulting in acceleration of indebtedness of the Company and its consolidated subsidiaries for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after written notice requiring the Company to cause such acceleration to be rescinded or annulled or to pay in full such debt has been given by registered or certified mail thereof to the Company by the Debt Trustee or to the Company and the Debt Trustee by the holders of 25% in aggregate principal amount of the Subordinated Debt Securities then outstanding; PROVIDED that such Event of Default will be remedied, cured or waived if the default that resulted in such Event of Default is remedied, cured or waived; PROVIDED, FURTHER, that the foregoing shall not apply to any secured debt under which the obligee has recourse only to the collateral pledged for repayment so long as the fair market value of such collateral does not exceed 2% of total assets (as defined in the Indenture) at the time of the default and (5) certain events of bankruptcy, insolvency or reorganization of the Company or Protective Life Insurance.

    The Indenture provides that the Debt Trustee shall, within 90 days after the occurrence of any Default or Event of Default with respect to the Subordinated Debt Securities, give the holders of the Subordinated Debt Securities notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); PROVIDED, HOWEVER, that, except in the case of an Event of Default or a Default in a payment on the Subordinated

Debt Securities, the Debt Trustee may withhold such notice so long as the board of directors, the executive committee or a committee of Responsible Officers (as such term is defined in the Indenture) in good faith determine that the withholding of such notice is in the interest of the holders of the Subordinated Debt Securities; and PROVIDED, FURTHER, that in the case of any Default due to a failure to comply in any material respect with any agreement or covenant in, or any of the provisions of the Indenture, no notice shall be given until at least 30 days after the occurrence thereof.

    If an Event of Default with respect to the Subordinated Debt Securities occurs and is continuing, the Debt Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities, by notice in writing to the Company (and to the Debt Trustee if given by the holders of at least 25% in aggregate principal amount of the Subordinated Debt Securities), may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding Subordinated Debt Securities to be due and payable immediately and, upon any such declaration, the Subordinated Debt Securities shall become immediately due and payable.

    In addition, in the case of the Subordinated Debt Securities held by the Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal, then a holder of Preferred Securities may directly institute a proceeding against the Company for payment.

    Any such declaration with respect to the Subordinated Debt Securities may be annulled and past Events of Default and Defaults (except, unless theretofore cured, an Event of Default or a Default in payment of principal of or interest on the Subordinated Debt Securities) may be waived by the holders of a majority of the principal amount of the outstanding Subordinated Debt Securities, upon the conditions provided in the Indenture.

    The Indenture provides that the Company shall periodically file statements with the Debt Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to the Subordinated Debt Securities in performing such covenants, of which the signers may have knowledge.

    An event of default under the Indenture constitutes an event of default under the Declaration with respect to the Trust Securities; PROVIDED that, pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and, therefore, the Indenture.

    If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to make a timely interest, principal or redemption payment, a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of, or interest on, the Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of the holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities.

    Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable. The Company and the

Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution of the Trust, the Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in certificated form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in certificated form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

    If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, the Depositary will act as securities depositary for the Subordinated Debt Securities. For a description of the Depositary and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of the Depositary's book-entry system and the Depositary's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. The Company may appoint a successor to the Depositary or any successor depositary in the event the Depositary or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

    None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

NOTICES

    Notices to holders of registered Subordinated Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register.

TITLE

    The Company, the Debt Trustee and any agent of Protective Life or the Debt Trustee may treat the Person in whose name a Subordinated Debt Security is registered as the absolute owner thereof (whether or not such Subordinated Debt Security may be overdue) for the purpose of receiving payment and for all other purposes.

GOVERNING LAW

    The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the PLC Capital Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

    Protective Life will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Protective Life; provided that, in the event of any such assignment, Protective Life will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

    So long as PLC Capital is the holder of the Subordinated Debt Securities, the Subordinated Debt Securities may be amended by mutual consent of Protective Life and the Trust in the manner they shall agree; provided, however, that, so long as any of the Preferred Securities remain outstanding, no such amendment shall be made that adversely affects the holders of the Preferred Securities, no termination of the Subordinated Debt Securities shall occur, and no Event of Default or compliance with any covenant under the Subordinated Debt Securities may be waived by PLC Capital, without the prior approval of the holders of at least 66 2/3% in liquidation preference of all Preferred Securities then outstanding, in writing or at a duly constituted meeting of such holders.

    If the Trust is liquidated and the Subordinated Debt Securities are distributed to the holders of the Trust Securities, the Indenture and the terms of the Subordinated Debt Securities may, thereafter, be modified or amended with the consent of not less than 66 2/3% in principal amount of the Subordinated Debt Securities at any time outstanding, provided, however, that no such modification or amendment may, without the consent of the holder of each Subordinated Debt Security affected thereby, (a) reduce the principal amount thereof or reduce the rate or extend the time of payment thereon (other than as described under "Description of the Subordinated Debt Securities--Option to Extend Interest Payment Period"), or reduce any amount payable on redemption thereof or change the currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Subordinated Debt Security when due or (b) reduce the aforesaid principal amount of the Subordinated Debt Securities, the consent of the holders of which is required for any such modification.

                        EFFECT OF OBLIGATIONS UNDER THE
      SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

    As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities and engage in only those other activities necessary or incidental thereto.

    As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities; (iii) the Company shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the Trust (other than with respect to the Trust Securities) and (iv) the Declaration further provides that the PLC Capital Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed on a subordinated basis by the Company as and to the extent set forth under "Description of the Preferred Securities Guarantee," and under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

    If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities-- Book-Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Indenture. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable, then a holder of Preferred Securities may directly institute a proceeding against the Company for payment. The Company, under the Preferred Securities Guarantee, acknowledges that the Preferred Securities Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Securities Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Preferred Securities Guarantee, and the Preferred Securities Guarantee Trustee fails to enforce such holder's rights under the Preferred Securities Guarantee, then any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee, or any other person or entity.

    The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), has the effect of providing a full and unconditional guarantee of amounts due on the Preferred Securities. See "Description of the Preferred Securities Guarantee."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES, Preferred Securities and Common Stock acquired under a Purchase Contract. This summary applies only to a beneficial owner of FELINE PRIDES that acquires Income PRIDES at the closing of the initial offering for an amount equal to the Stated Amount thereof and that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a domestic partnership, (iv) an estate the income of which is subject to United States federal income taxation, regardless of its source or (v) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, in each case holding FELINE PRIDES, Preferred Securities or Common Stock acquired under a Purchase Contract as a capital asset (for purposes of this summary, a "U.S. Holder"). The statements of law or legal conclusion in this summary represent the opinion of Debevoise & Plimpton, special counsel to the Company ("Tax Counsel").

    This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations (including proposed Treasury regulations) issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could adversely affect a U.S. Holder. This summary does not address all potential tax consequences that may be applicable to a particular U.S. Holder, and is not intended to be wholly applicable to all categories of U.S. Holders (including, for example, (a) insurance companies, banks, tax-exempt organizations or dealers, (b) persons holding FELINE PRIDES, Preferred Securities or Common Stock as a part of a straddle, hedge, conversion transaction or other integrated investment or (c) persons whose functional currency is not the U.S. dollar), some of which may be subject to special rules, nor does it address alternative minimum taxes or state, local or foreign taxes. PROSPECTIVE INVESTORS THAT ARE NOT UNITED STATES PERSONS (WITHIN THE MEANING OF SECTION 7701 (a) (30) OF THE
CODE) ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN FELINE PRIDES, INCLUDING THE POTENTIAL APPLICATION OF UNITED STATES WITHHOLDING TAXES.

    No statutory, judicial or administrative authority directly addresses the treatment of FELINE PRIDES or instruments similar to FELINE PRIDES for United States federal income tax purposes. As a result, no assurance can be given that the IRS will agree with the tax consequences described herein. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE FELINE PRIDES IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

OWNERSHIP OF PREFERRED SECURITIES AND TREASURY SECURITIES

    A U.S. Holder will be treated as owning the Preferred Securities or Treasury Securities constituting a part of the FELINE PRIDES. The Company and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat such U.S. Holder as the owner, for United States federal, state and local income and franchise tax purposes, of the Preferred Securities or Treasury Securities constituting a part of the FELINE PRIDES beneficially owned by such U.S. Holder. The remainder of this summary will assume that U.S. Holders of FELINE PRIDES will be treated as the owners of the Preferred Securities or Treasury Securities constituting a part of such FELINE PRIDES for United States federal income tax purposes.

ACQUISITION OF INCOME PRIDES; INITIAL BASIS IN PREFERRED SECURITIES AND PURCHASE
  CONTRACTS

    A U.S. Holder's acquisition of Income PRIDES will be treated as an acquisition of the Preferred Security and the Purchase Contract constituting such Income PRIDES. The purchase price of each Income PRIDES will be allocated between the Preferred Security and the Purchase Contract constituting such Income PRIDES in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. Holder's initial tax basis in the Preferred Security and the Purchase Contract.

    The Company intends to take the position that, at the time of issuance of the Income PRIDES, the fair market value of each Preferred Security equals $50 and the fair market value of each Purchase Contract equals $0. The Company's position will be binding upon each U.S. Holder (but not on the IRS) unless such U.S. Holder explicitly discloses a contrary position on a statement attached to such U.S. Holder's timely filed United States federal income tax return for the taxable year in which an Income PRIDES is acquired. Thus, absent such disclosure, a U.S. Holder should allocate the purchase price for an Income PRIDES (i.e., the Stated Amount) in accordance with the foregoing.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion to the effect that, under current law and assuming compliance with the terms of the Declaration, and based on certain assumptions described in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. Accordingly, each U.S. Holder of an Income PRIDES will be considered the owner of an undivided interest in the Subordinated Debt Securities and will take into account its pro rata share of all items of income, gain, loss or deduction of the Trust. Any amount included in a U.S. Holder's gross income will increase such U.S. Holder's tax basis in its Preferred Securities, and the amount of distributions to a U.S. Holder will reduce such U.S. Holder's tax basis in its Preferred Securities.

CLASSIFICATION OF THE SUBORDINATED DEBT SECURITIES

    The Company, the Trust and, by acquiring FELINE PRIDES, each U.S. Holder agree to treat the Subordinated Debt Securities as indebtedness of the Company for all United States federal, state and local income and franchise tax purposes. There is no authority addressing the tax classification of instruments similar to the Subordinated Debt Securities issued as part of an instrument similar to FELINE PRIDES. Nevertheless, in connection with the issuance of the Subordinated Debt Securities, Tax Counsel will render its opinion to the effect that, under current law and assuming compliance with the terms of the Indenture and certain other documents, and based on certain assumptions and advice described in such opinion, the Subordinated Debt Securities will be classified as indebtedness of the Company for United States federal income tax purposes. The remainder of this summary will assume that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT ON PREFERRED SECURITIES

    Subject to the discussion below regarding the Company's right to defer payments of interest on the Subordinated Debt Securities, the Subordinated Debt Securities should be treated as "reset bonds" under applicable Treasury Regulations, and interest on the Subordinated Debt Securities should not constitute contingent interest for purposes of the "original issue discount" ("OID") rules. Under the Treasury Regulations applicable to reset bonds, the Subordinated Debt Securities should be treated, solely for purposes of calculating the accrual of OID, as maturing on the day immediately preceding the Purchase Contract Settlement Date for an amount equal to 100.5% of the Stated Amount (the "Reset Amount") and as having been reissued on the Purchase Contract Settlement Date for the Reset Amount. If the amount of the initial purchase price for the FELINE PRIDES allocated to the Preferred Security is less than the Reset Amount, the Subordinated Debt Securities should be treated as having been issued with OID equal to the difference between the Reset Amount and the amount so allocated to the Preferred Security, unless such difference is less than three-fourths of one-percent of the Reset Amount. Based upon the fair market value of each Preferred Security and the fair market value of each Purchase Contract at the time of issuance of the Income PRIDES set forth above, the Subordinated Debt Securities should not be treated as having been issued with OID. If the Subordinated Debt Securities were treated as issued with OID, a U.S. Holder would be required to include such OID in income on an economic accrual basis over the period between the issue date and the day immediately preceding the Purchase Contract Settlement Date regardless of such U.S. Holder's method of tax accounting. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though the Company will not actually make current cash payments with respect to such OID. In addition, a U.S. Holder should include stated interest on the Subordinated Debt Securities in income as ordinary income when paid to the Trust or accrued, in accordance with such U.S. Holder's regular method of accounting.

    Under the Indenture, the Company has the right to defer payments of interest on the Subordinated Debt Securities. The Company's right to defer payments of interest could cause the Subordinated Debt Securities to be subject to the OID rules. The Company, however, believes, and intends to take the position, that as of the issue date, the terms and conditions of the Subordinated Debt Securities (in particular the restrictions on the Company's ability to pay dividends during an Extension Period) make the likelihood that the Company would exercise its option to defer the payment of interest a "remote" contingency for these purposes. If so treated, except as provided below, the Subordinated Debt Securities would not be subject to the OID rules as a result of the Company's right to defer payments of interest on the Subordinated Debt Securities.

    If the Company were to exercise its right to defer payments of interest, the Subordinated Debt Securities would at that time be treated, solely for purposes of the OID rules, as reissued with OID. In such event, all of a U.S. Holder's taxable interest income with respect to the Subordinated Debt Securities would thereafter be accounted for on an economic accrual basis regardless of such U.S. Holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, each U.S. Holder (including those using the cash basis of accounting) would be required to include OID in its gross income even though the Company would not make actual cash payments during an Extension Period.

    The IRS could take the position that the likelihood that the Company would exercise its right to defer payments of interest is not a "remote" contingency for these purposes, in which case U.S. Holders would be required to accrue OID on the Subordinated Debt Securities on an economic accrual basis under the OID rules described in the preceding paragraph.

    Corporate U.S. Holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

INCOME FROM CONTRACT ADJUSTMENT PAYMENTS AND DEFERRED CONTRACT ADJUSTMENT
  PAYMENTS

    There is no direct authority addressing the treatment of the Contract Adjustment Payments and Deferred Contract Adjustment Payments, if any, under current law, and such treatment is unclear. Contract Adjustment Payments and Deferred Contract Adjustment Payments (whether payable in cash or in additional shares of Common Stock), if any, may constitute taxable income to each U.S. Holder when received or accrued, in accordance with the U.S. Holder's method of accounting. To the extent the Company is required to file information returns with respect to Contract Adjustment Payments or Deferred Contract Adjustment Payments, it intends to treat such payments as taxable income to each U.S. Holder. U.S. Holders should consult their tax advisors concerning the treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments, including the possibility that any such payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The Company does not intend to deduct the Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, because it views them as a cost of issuing the Common Stock. The treatment of Contract Adjustment Payments and Deferred Contract Adjustment Payments could affect a U.S. Holder's tax basis in a Purchase Contract or Common Stock received under a Purchase Contract or the amount realized by a U.S. Holder upon the sale or disposition of a FELINE PRIDES or the termination of a Purchase Contract. See "-- Acquisition of Common Stock Under a Purchase Contract," "-- Sale or Disposition of FELINE PRIDES" and "-- Termination of Purchase Contract" below.

DISTRIBUTION OF SUBORDINATED DEBT SECURITIES TO U.S. HOLDERS OF PREFERRED
  SECURITIES

    Under current law, a distribution by the Trust of the Subordinated Debt Securities as described under the caption "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution" will be nontaxable to U.S. Holders. In such event, a U.S. Holder will have an aggregate tax basis in the Subordinated Debt Securities received in the liquidation equal to the aggregate tax basis such U.S. Holder had in its Preferred Securities surrendered therefor, and the holding period of such Subordinated Debt Securities would include the period during which such U.S. Holder had held the Preferred Securities. A U.S. Holder will continue to include interest (or OID) in respect of Subordinated Debt Securities received from the Trust in the manner described under "-- Interest Income and Original Issue Discount on Preferred Securities."

ACQUISITION OF COMMON STOCK UNDER A PURCHASE CONTRACT

    A U.S. Holder generally will not recognize gain or loss on the purchase of Common Stock under a Purchase Contract, except with respect to any cash paid in lieu of a fractional share of Common Stock. Subject to the following discussion, a U.S. Holder's aggregate initial tax basis in the Common Stock received under a Purchase Contract (including any Common Stock received as a Deferred Contract Adjustment Payment) generally should equal the purchase price paid for such Common Stock (i.e., the Stated Amount) plus such U.S. Holder's tax basis in the Purchase Contract (if any), less the portion of such purchase price and tax basis allocable to the fractional share. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have been received in cash by a U.S. Holder but not included in income by such U.S. Holder should reduce such U.S. Holder's tax basis in the Purchase Contract or the Common Stock to be received thereunder. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid in cash should increase such U.S. Holder's tax basis in the Purchase Contract or the Common Stock. See "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above. The holding period for Common Stock received under a Purchase Contract will commence on the day after the acquisition of such Common Stock.

SUBSTITUTION OF TREASURY SECURITIES TO CREATE GROWTH PRIDES

    A U.S. Holder of an Income PRIDES that delivers Treasury Securities to the Collateral Agent in substitution for Preferred Securities generally will not recognize gain or loss upon the delivery of such Treasury Securities or the release of the Preferred Securities to such U.S. Holder. Such U.S. Holder will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Preferred Securities and the Purchase Contract will not be affected by such delivery and release. U.S. Holders should consult their tax advisors concerning the tax consequences of purchasing, owning and disposing of Treasury Securities.

SUBSTITUTION OF PREFERRED SECURITIES TO RECREATE INCOME PRIDES

    A U.S. Holder of a Growth PRIDES that delivers Preferred Securities to the Collateral Agent to recreate an Income PRIDES generally will not recognize gain or loss upon the delivery of such Preferred Securities or the release of the Treasury Securities to the U.S. Holder. Such U.S. Holder will continue to include in income any interest, OID or market discount or amortize any bond premium otherwise includible or deductible, respectively, by such U.S. Holder with respect to such Treasury Securities and Preferred Securities, and such U.S. Holder's tax basis in the Treasury Securities, the Preferred Securities and the Purchase Contract will not be affected by such delivery and release.

SALE OR DISPOSITION OF FELINE PRIDES

    If a U.S. Holder sells, exchanges or otherwise disposes of FELINE PRIDES, such U.S. Holder will be treated as having sold, exchanged or disposed of the Purchase Contract and the Preferred Securities or, in the case of Growth PRIDES, the Treasury Securities, that constitute such FELINE PRIDES. Gain or loss from such sale, exchange or other disposition generally will equal the difference between the portion of the proceeds to such U.S. Holder allocable to the Purchase Contract and the Preferred Securities or Treasury Securities, as the case may be, (except to the extent that such U.S. Holder is treated as having received an amount with respect to accrued interest on the Preferred Securities, which will be treated as ordinary interest income, or to the extent such U.S. Holder is treated as having received an amount with respect to accrued Contract Adjustment Payments or Deferred Contract Adjustment Payments, which may be treated as ordinary income, in each case to the extent not previously included in income) and such U.S. Holder's respective adjusted tax bases in the Purchase Contract and the Preferred Securities or Treasury Securities. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the FELINE PRIDES (or, in the case of gain or loss with respect to the Preferred Securities or Treasury Securities, such Preferred Securities or Treasury Securities) for more than one year at the time of disposition. Under recently enacted legislation, the maximum tax rate on capital gains for an individual U.S. Holder has been reduced if such U.S. Holder's holding period is more than eighteen months. The deductibility of capital losses is subject to limitations. If the sale, exchange or other disposition of FELINE PRIDES occurs when the Purchase Contract has negative value, the U.S. Holder might be considered to have received additional consideration for the Preferred Securities or Treasury Securities in an amount equal to such negative value, and to have paid such amount to be released from the U.S. Holder's obligation under the Purchase Contract. U.S. Holders should consult their tax advisors regarding a sale, exchange or other disposition of the FELINE PRIDES at a time when the Purchase Contract has negative value.

    Payments to a U.S. Holder of Contract Adjustment Payments or Deferred Contract Adjustment Payments that have not previously been included in the income of such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an increase in the amount realized on the disposition of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract. See "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above.

SALES OR REDEMPTIONS OF PREFERRED SECURITIES

    Gain or loss will be recognized by a U.S. Holder on a sale or redemption of a Preferred Security (including a redemption for cash) in an amount equal to the difference between the amount realized by the U.S. Holder on the sale or redemption (except to the extent that such amount realized is attributable to accrued interest, which will be taxable as ordinary income to the extent not previously included in income) and the U.S. Holder's adjusted tax basis in the Preferred Security sold or redeemed. Gain or loss recognized by a U.S. Holder on Preferred Securities held for more than one year generally will be taxable as long-term capital gain or loss. Under recently enacted legislation, the maximum tax rate on capital gains for an individual U.S. Holder has been reduced if such U.S. Holder's holding period is more than eighteen months. The deductibility of capital losses is subject to limitations.

OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT

    Any dividend on Common Stock paid by the Company out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be includable in income by the U.S. Holder when received. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. Holder that meets the holding period and other requirements for the dividends received deduction.

SALE OR DISPOSITION OF COMMON STOCK

    Upon a sale, exchange or other disposition of Common Stock, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized and such U.S. Holder's adjusted tax basis in the Common Stock. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Common Stock for more than one year at the time of such disposition. Under recently enacted legislation, the maximum tax rate on capital gains for an individual U.S. Holder has been reduced if such U.S. Holder's holding period is more than eighteen months. The deductibility of capital losses is subject to limitations.

EARLY SETTLEMENT OF PURCHASE CONTRACT

    A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of Preferred Securities or Treasury Securities upon Early Settlement of a Purchase Contract and will have the same tax basis in such Preferred Securities or Treasury Securities as before such Early Settlement.

TERMINATION OF PURCHASE CONTRACT

    If a Purchase Contract terminates, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. Holder's adjusted tax basis (if any) in the Purchase Contract at the time of such termination. Payments of Contract Adjustment Payments or Deferred Contract Adjustment Payments, if any, received by a U.S. Holder but not included in income by such U.S. Holder should either reduce such U.S. Holder's tax basis in the Purchase Contract or result in an amount realized on the termination of the Purchase Contract. Any Contract Adjustment Payments or Deferred Contract Adjustment Payments included in a U.S. Holder's income but not paid should increase such U.S. Holder's tax basis in the Purchase Contract. See "-- Income from Contract Adjustment Payments and Deferred Contract Adjustment Payments" above. Any such gain or loss should be capital gain or loss and should be long-term capital gain or loss if the U.S. Holder held such Purchase Contract for more than one year at the time of such termination. Under recently enacted legislation, the maximum tax rate on capital gains for an individual U.S. Holder has been reduced if such Holder's holding period is more than eighteen months. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such U.S. Holder's proportionate share of the Preferred Securities or Treasury Securities upon termination of the Purchase Contract and will have the same tax basis in such Preferred Securities or Treasury Securities as before such distribution.

ADJUSTMENT TO SETTLEMENT RATE

    U.S. Holders of FELINE PRIDES might be treated as receiving a constructive distribution from the Company if (i) the Settlement Rate is adjusted and as a result of such adjustment the proportionate interest of U.S. Holders of FELINE PRIDES in the assets, earnings and profits of the Company is increased and (ii) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the Settlement Rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate might give rise to a taxable dividend to U.S. Holders of FELINE PRIDES even though such U.S. Holders would not receive any cash related thereto.

SECONDARY HOLDERS OF FELINE PRIDES

    U.S. Holders should be aware that certain United States federal income tax consequences of the purchase, ownership and disposition of FELINE PRIDES to an investor that does not acquire Income PRIDES in the initial offering (a "Secondary Holder") are not clear. In particular, if the Purchase Contract constituting a part of the FELINE PRIDES has negative value at the time of such purchase, it is not clear whether a Secondary Holder's tax basis in the Preferred Securities or Treasury Securities constituting a part of such FELINE PRIDES will be limited to its cash purchase price or whether it will also include an amount equal to such negative value. U.S. Holders should consult their tax advisors regarding the United States federal income tax consequences to Secondary Holders of the purchase, ownership and disposition of FELINE PRIDES.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

    Payments under the FELINE PRIDES, Preferred Securities or Common Stock acquired under a Purchase Contract, the proceeds received with respect to a fractional share of Common Stock upon the settlement of a Purchase Contract, and the sale of FELINE PRIDES, Preferred Securities or Common Stock acquired under a Purchase Contract, may be subject to information reporting and United States federal backup withholding tax at the rate of 31% if the U.S. Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. Any amounts so withheld will be allowed as a credit against such U.S. Holder's United States federal income tax liability.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Fox-Pitt, Kelton Inc. and The Robinson-Humphrey Company, LLC, as representatives (the "Representatives") of the several underwriters named therein (the "Underwriters"), the Company and the Trust have agreed to sell to the Underwriters, and each of the Underwriters severally has agreed to purchase from the Company and the Trust, the number of Income PRIDES set forth opposite each Underwriter's name. In the Underwriting Agreement, the several Underwriters severally have agreed, subject to the terms and conditions set forth therein, to purchase all of the Income PRIDES offered hereby if any of the Income PRIDES are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                                                      NUMBER OF
              UNDERWRITERS                                                                          INCOME PRIDES
-------------------------------------------------------------------------------------------------  ---------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated...........................................................................        666,667
Goldman, Sachs & Co. ............................................................................        666,667
Fox-Pitt, Kelton Inc. ...........................................................................        333,333
The Robinson-Humphrey Company, LLC ..............................................................        333,333
                                                                                                   ---------------
          Total..................................................................................      2,000,000
                                                                                                   ---------------
                                                                                                   ---------------

    The Underwriters have advised the Company and the Trust that they propose initially to offer the Income PRIDES to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $.90 per Income PRIDES. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $.10 per Income PRIDES on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

    Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Securities or shares of Common Stock. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Securities or the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities or the Common Stock.

    If the Underwriters create a short position in the Securities in connection with this offering, i.e., if they sell more Securities than are set forth on the cover page of this Prospectus, the Underwriters may reduce that short position by purchasing Securities in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option described below.

    The Underwriters may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Underwriters purchase Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Securities, they may reclaim the amount of the selling concession from any Underwriter and any selling group members who sold those Securities as part of this offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Company, the Trust nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities or the Common Stock. In addition, neither the Company, the Trust nor any of the Underwriters makes any representation that the Underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.

    The Company and the Trust have granted to the Underwriters an option, exercisable for 30 days following the date of this Prospectus Supplement, to purchase up to an aggregate of an additional 300,000 Income PRIDES from the Company and the Trust at the Price to Public set forth on the cover page of this Prospectus Supplement. In the event that such option is exercised, the Company will pay to the Underwriters the Underwriting Commission per Income PRIDES set forth on the cover page of this Prospectus Supplement. The Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Income PRIDES offered hereby. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such Income PRIDES that the respective number of Income PRIDES set forth opposite its name in the foregoing table bears to the Income PRIDES offered hereby.

    The Company and the Trust have agreed, for a period of 90 days after the date of this Prospectus Supplement, to not, without the prior written consent of Merrill Lynch, Pierce, Fenner and Smith Incorporated, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, or enter into any agreement to sell, any Income PRIDES, Purchase Contracts, Preferred Securities or Common Stock, as the case may be, or any securities of the Company similar to the Income PRIDES, Purchase Contracts, Preferred Securities or Common Stock or any security convertible into or exchangeable or exercisable for Income PRIDES, Purchase Contracts or Preferred Securities or Common Stock other than (i) to the Underwriters pursuant to the Underwriting Agreement, (ii) shares of Common Stock or options for shares of Common Stock issued pursuant to, or sold in connection with, any employee benefit, dividend reinvestment and stock option and stock purchase plans of the Company and its subsidiaries, (iii) any securities issued pursuant to a merger or acquisition,
(iv) the Growth PRIDES or Income PRIDES to be created or recreated upon substitution of the collateral related to the purchase contracts that are part of such securities, or shares of Common Stock issuable upon early settlement of the Income PRIDES or Growth PRIDES or (v) upon exercise of stock options.

    Prior to this offering, there has been no public market for the Income PRIDES. The public offering price for the Income PRIDES was determined in negotiations between the Company, the Trust and the Underwriters. In determining the terms of the Income PRIDES, including the public offering price, the Company, the Trust and the Underwriters considered the market price of the Common Stock and also considered the Company's recent results of operations, the future prospects of the Company and the industry in general, market prices and terms of, and yields on, securities of other companies considered to be comparable to the Company and prevailing conditions in the securities markets. The Income PRIDES have been approved for listing on the NYSE under the symbol "PLPrP", subject to official notice of issuance. The Growth PRIDES and the Preferred Securities will not be listed or traded on any securities exchange. The Company and the Trust have been advised by the Underwriters that they presently intend to make a market for the Growth PRIDES and the Preferred Securities; however, they are not obligated to do so and any market making may be discontinued at any time. There can be no assurance that an active trading market will develop for the Income PRIDES, the Growth PRIDES or the Preferred Securities or that the Income PRIDES will trade in the public market subsequent to the offering at or above the initial public offering price.

    The Company and the Trust have agreed to indemnify the Underwriters against, or to contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

    The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof and the Subordinated Debt Securities will be passed upon for the Company and the Trust by Debevoise & Plimpton, New York, New York, and certain matters of Delaware law with respect to the validity of the Preferred Securities offered hereby will be passed upon for the Company and the Trust by Richards, Layton & Finger, P.A., special Delaware counsel to the Company. The validity of the Purchase Contracts, the Common Stock issuable upon settlement thereof, the Subordinated Debt Securities and the Preferred Securities will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

                                               TERM                                                      PAGE
---------------------------------------------------------------------------------------------------  -------------
1940 Act...........................................................................................           S-79
8 1/4% Common Securities Guarantee.................................................................            S-3
8 1/4% Preferred Securities Guarantee..............................................................            S-3
8 1/4% TOPrS Guarantees............................................................................            S-3
Additional Interest................................................................................           S-92
Applicable Market Value............................................................................     S-15, S-60
Base Indenture.....................................................................................           S-85
Beneficial Owner...................................................................................           S-80
Code...............................................................................................     S-30, S-97
Collateral Agent...................................................................................           S-10
Common Securities..................................................................................            S-2
Common Securities Guarantee........................................................................            S-2
Common Stock.......................................................................................            S-1
Compound Interest..................................................................................           S-91
Contract Adjustment Payments.......................................................................            S-1
Debt Payment Failure...............................................................................           S-28
Declaration........................................................................................            S-8
Declaration Event of Default.......................................................................           S-77
Default............................................................................................           S-92
Deferred Contract Adjustment Payments..............................................................     S-12, S-59
Delaware Trustee...................................................................................           S-38
Depositary.........................................................................................           S-67
Direct Action......................................................................................     S-28, S-77
Direct Participants................................................................................           S-67
Early Settlement...................................................................................           S-15
Events of Default..................................................................................           S-92
Extension Period...................................................................................     S-17, S-91
FELINE PRIDES Certificate..........................................................................           S-61
Global Security....................................................................................           S-94
Global Security Certificates.......................................................................           S-67
Growth PRIDES......................................................................................            S-3
Income PRIDES......................................................................................       S-1, S-9
Indenture..........................................................................................           S-86
Indenture Event of Default.........................................................................           S-77
Indirect Participants..............................................................................           S-67
Institutional Account..............................................................................           S-38
Institutional Trustee..............................................................................           S-38
Interest Payment Date..............................................................................           S-88
Participants.......................................................................................           S-67
Payment Date.......................................................................................           S-13
PLC Capital Trustees...............................................................................            S-8
Pledge Agreement...................................................................................           S-66
Pledged Securities.................................................................................     S-24, S-66
Preferred Securities Guarantee.....................................................................      S-2, S-19
Preferred Securities Guarantee Trustee.............................................................           S-83
Preferred Security.................................................................................       S-1, S-9
Purchase Contract..................................................................................       S-1, S-9

                                               TERM                                                      PAGE
---------------------------------------------------------------------------------------------------  -------------
Purchase Contract Agent............................................................................           S-10
Purchase Contract Agreement........................................................................           S-10
Purchase Contract Settlement Date..................................................................       S-1, S-9
Put Option.........................................................................................           S-19
Reference Price....................................................................................     S-14, S-60
Regular Trustees...................................................................................           S-38
Reset Agent........................................................................................            S-9
Reset Amount.......................................................................................           S-98
Reset Announcement Date............................................................................           S-74
Reset Rate.........................................................................................            S-2
Reset Spread.......................................................................................            S-2
Secondary Holder...................................................................................          S-103
Securities.........................................................................................            S-1
Senior Indebtedness................................................................................           S-87
Series A Guarantee.................................................................................            S-2
Series A Subordinated Debentures...................................................................            S-3
Series B Subordinated Debentures...................................................................            S-3
Settlement Rate....................................................................................           S-14
Sponsor............................................................................................            S-8
Stated Amount......................................................................................            S-1
Subordinated Debt Securities.......................................................................       S-2, S-9
Successor Securities...............................................................................           S-79
Super-Majority.....................................................................................           S-78
Tax Counsel........................................................................................           S-97
Threshold Appreciation Price.......................................................................     S-14, S-60
Treasury Rate......................................................................................           S-74
Treasury Securities................................................................................      S-3, S-10
Trust Act..........................................................................................           S-38
Trust Indenture Act................................................................................            S-8
Trust Securities...................................................................................            S-2
Two-Year Benchmark Treasury........................................................................     S-74, S-89

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                PAGE
                                                                                                                -----
  PROTECTIVE LIFE CORPORATION
  Report of Independent Accountants........................................................................         F-2
  Consolidated Statements of Income For the Years Ended December 31, 1996, 1995 and 1994...................         F-3
  Consolidated Balance Sheets as of December 31, 1996 and 1995.............................................         F-4
  For the Years Ended December 31, 1996, 1995 and 1994:
    Consolidated Statements of Stockholders' Equity........................................................         F-6
    Consolidated Statements of Cash Flows..................................................................         F-7
    Notes to Consolidated Financial Statements.............................................................         F-8

                       Report of Independent Accountants

To the Directors and Stockholders
Protective Life Corporation
Birmingham, Alabama

    We have audited the accompanying consolidated balance sheets of Protective Life Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996 included on Pages F-3 through F-30 of this Prospectus Supplement. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Protective Life Corporation and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

    As discussed in Note A to the Consolidated Financial Statements, the Company changed its method of accounting for stock-based employee compensation plans in 1995.

Coopers & Lybrand L.L.P.
  Birmingham, Alabama
  February 11, 1997

                       CONSOLIDATED STATEMENTS OF INCOME
                             YEAR ENDED DECEMBER 31

                                                                                 1996         1995        1994
                                                                             ------------  ----------  ----------
                                                                               (DOLLARS IN THOUSANDS EXCEPT PER
                                                                                        SHARE AMOUNTS)
REVENUES
Premiums and policy fees (net of reinsurance ceded:
  1996--$308,174; 1995--$333,173; 1994--$172,575)..........................  $    494,153  $  432,576  $  402,772
Net investment income......................................................       517,483     475,924     417,825
Realized investment gains (losses).........................................         5,510       1,612       6,298
Other income...............................................................        20,857      11,768      21,553
                                                                             ------------  ----------  ----------
      Total revenues.......................................................     1,038,003     921,880     848,448
                                                                             ------------  ----------  ----------
BENEFITS AND EXPENSES
Benefits and settlement expenses (net of reinsurance ceded: 1996--
  $215,424; 1995--$247,229; 1994--$112,922)................................       645,040     565,027     517,110
Amortization of deferred policy acquisition costs..........................        91,030      82,733      88,122
Other operating expenses (net of reinsurance ceded: 1996--$81,839;
  1995--$84,855; 1994--$14,326)............................................       162,192     153,086     137,043
                                                                             ------------  ----------  ----------
      Total benefits and expenses..........................................       898,262     800,846     742,275
                                                                             ------------  ----------  ----------
INCOME BEFORE INCOME TAX...................................................       139,741     121,034     106,173
                                                                             ------------  ----------  ----------
INCOME TAX EXPENSE
Current....................................................................        47,522      44,862      37,318
Deferred...................................................................           (10)     (3,710)     (3,342)
                                                                             ------------  ----------  ----------
      Total income tax expense.............................................        47,512      41,152      33,976
                                                                             ------------  ----------  ----------
INCOME BEFORE MINORITY INTEREST                                                    92,229      79,882      72,197
MINORITY INTEREST IN INCOME OF CONSOLIDATED SUBSIDIARIES...................         3,217       3,217       1,796
                                                                             ------------  ----------  ----------
NET INCOME.................................................................  $     89,012  $   76,665  $   70,401
                                                                             ------------  ----------  ----------
NET INCOME PER SHARE.......................................................  $       2.94  $     2.68  $     2.57
                                                                             ------------  ----------  ----------
CASH DIVIDENDS PAID PER SHARE..............................................  $        .70  $      .62  $      .55
                                                                             ------------  ----------  ----------

                See Notes to Consolidated Financial Statements.

                          CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31

                                                                                            1996          1995
                                                                                        ------------  ------------
                                                                                          (DOLLARS IN THOUSANDS)
                                               ASSETS
Investments:
  Fixed maturities, at market (amortized cost: 1996--$4,671,600;
    1995--$3,790,002).................................................................  $  4,686,072  $  3,892,008
  Equity securities, at market (cost: 1996--$31,669; 1995--$35,448)...................        35,250        38,711
  Mortgage loans on real estate.......................................................     1,503,080     1,834,357
  Investment real estate, net of accumulated depreciation (1996--$2,268;
    1995--$2,388).....................................................................        14,305        20,921
  Policy loans........................................................................       166,704       143,372
  Other long-term investments.........................................................        32,506        42,096
  Short-term investments..............................................................       114,258        53,591
                                                                                        ------------  ------------
      Total investments...............................................................     6,552,175     6,025,056
Cash..................................................................................       121,051        11,392
Accrued investment income.............................................................        70,544        61,007
Accounts and premiums receivable, net of allowance for uncollectible amounts
  (1996--$2,525; 1995--$2,342)........................................................        47,371        38,722
Reinsurance receivables...............................................................       332,614       271,018
Deferred policy acquisition costs.....................................................       488,384       410,396
Property and equipment, net...........................................................        36,091        36,578
Other assets..........................................................................        64,278        52,184
Assets related to separate accounts...................................................       550,697       324,904
                                                                                        ------------  ------------
      Total assets....................................................................  $  8,263,205  $  7,231,257
                                                                                        ------------  ------------

                See Notes to Consolidated Financial Statements.

                          CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31

                                                                         1996       1995
                                                                       ---------  ---------
                                                                           (DOLLARS IN
                                                                            THOUSANDS)
                                  LIABILITIES
Policy liabilities and accruals
  Future policy benefits and claims..................................  $2,448,449 $1,928,154
  Unearned premiums..................................................    260,937    196,332
                                                                       ---------  ---------
      Total policy liabilities and accruals..........................  2,709,386  2,124,486
Guaranteed investment contract deposits..............................  2,474,728  2,451,693
Annuity deposits.....................................................  1,331,067  1,280,069
Other policyholders' funds...........................................    142,221    134,380
Other liabilities....................................................    170,442    152,042
Accrued income taxes.................................................     (4,521)    (2,894)
Deferred income taxes................................................     37,869     69,520
Short-term debt......................................................     12,800
Long-term debt.......................................................    168,200    115,500
Liabilities related to separate accounts.............................    550,697    324,904
Minority interest in consolidated subsidiaries.......................     55,000     55,000
                                                                       ---------  ---------
      Total liabilities..............................................  7,647,889  6,704,700
COMMITMENTS AND CONTINGENT LIABILITIES
--Note G
STOCKHOLDERS' EQUITY
Preferred Stock, $1 par value
  Shares authorized: 3,600,000
  Issued: none
Junior Participating Cumulative Preferred Stock, $1 par value
  Shares authorized: 400,000
  Issued: none
Common Stock, $.50 par value.........................................     16,668     15,668
  Shares authorized: 80,000,000
  Issued: 1996--33,336,462; 1995--31,336,462
Additional paid-in capital...........................................    166,713     96,371
Net unrealized gains (losses) on investment (net of income tax:
  1996--$3,601; 1995--$31,157).......................................      6,688     57,863
Retained earnings....................................................    442,046    373,922
Treasury stock, at cost (1996--2,532,856 shares; 1995--2,561,344
  shares)............................................................    (11,874)   (12,008)
Unallocated stock in Employee Stock Ownership Plan (1996--743,464
  shares; 1995--793,804 shares)......................................     (4,925)    (5,259)
                                                                       ---------  ---------
      Total stockholders' equity.....................................    615,316    526,557
                                                                       ---------  ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...........................  $8,263,205 $7,231,257
                                                                       ---------  ---------

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                    NET
                                                                UNREALIZED
                                                                   GAINS
                                                   ADDITIONAL    (LOSSES)                               UNALLOCATED       TOTAL
                                        COMMON       PAID-IN        ON        RETAINED     TREASURY      STOCK IN     STOCKHOLDERS'
                                         STOCK       CAPITAL    INVESTMENTS   EARNINGS       STOCK         ESOP          EQUITY
                                      -----------  -----------  -----------  -----------  -----------  -------------  -------------
                                                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Balance, December 31, 1993..........   $  15,668    $  70,469    $  39,284    $ 259,527    $ (18,359)    $  (5,856)     $ 360,733
  Net income for 1994...............                                             70,401                                    70,401
  Cash dividends ($0.55 per
    share)..........................                                            (15,071)                                  (15,071)
  Decrease in net unrealized gains
    on investments..................                              (146,816)                                              (146,816)
  Purchase of treasury stock (8,412
    shares).........................                                                            (191)                        (191)
  Reissuance of treasury stock to
    ESOP (136 shares)...............                        3                                                   (3)             0
  Allocation of stock to employee
    accounts (39,990 shares)........                                                                           267            267
  Reissuance of treasury stock
    (48,306 shares).................                      823                                    227                        1,050
                                      -----------  -----------  -----------  -----------  -----------  -------------  -------------
Balance, December 31, 1994..........      15,668       71,295     (107,532)     314,857      (18,323)       (5,592)       270,373
  Net income for 1995...............                                             76,665                                    76,665
  Cash dividends ($0.62 per
    share)..........................                                            (17,600)                                  (17,600)
  Increase in net unrealized gains
    on investments..................                               165,395                                                165,395
  Purchase of treasury stock (124
    shares).........................                                                              (3)                          (3)
  Reissuance of treasury stock to
    ESOP (16,158 shares)............                      275                                     75          (350)             0
  Allocation of stock to employee
    accounts (66,500 shares)........                                                                           683            683
  Reissuance of treasury stock
    (1,332,566 shares)..............                   24,801                                  6,243                       31,044
                                      -----------  -----------  -----------  -----------  -----------  -------------  -------------
Balance, December 31, 1995..........      15,668       96,371       57,863      373,922      (12,008)       (5,259)       526,557
  Net income for 1996...............                                             89,012                                    89,012
  Issuance of common stock
    (2,000,000 shares)..............       1,000       69,546                                                              70,546
  Cash dividends ($0.70 per
    share)..........................                                            (20,888)                                  (20,888)
  Decrease in net unrealized gains
    on investments..................                               (51,175)                                               (51,175)
  Reissuance of treasury stock to
    ESOP (19,847 shares)............                      576                                     93          (669)             0
  Allocation of stock to employee
    accounts (70,189 shares)........                                                                         1,003          1,003
  Reissuance of treasury stock
    (8,641 shares)..................                      220                                     41                          261
                                      -----------  -----------  -----------  -----------  -----------  -------------  -------------
Balance, December 31, 1996--
  Note H............................   $  16,668    $ 166,713    $   6,688    $ 442,046    $ (11,874)    $  (4,925)     $ 615,316
                                      -----------  -----------  -----------  -----------  -----------  -------------  -------------

                See Notes to Consolidated Financial Statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             YEAR ENDED DECEMBER 31

                                                                                 1996        1995        1994
                                                                              ----------  ----------  ----------
                                                                                    (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................................  $   89,012  $   76,665  $   70,401
Adjustments to reconcile net income to net cash provided by operating activities:
  Amortization of deferred policy acquisition costs.........................      91,030      84,533      88,122
  Capitalization of deferred policy acquisition costs.......................     (77,078)    (89,267)   (127,566)
  Depreciation expense......................................................       7,484       5,524       5,601
  Deferred income taxes.....................................................       8,458      (5,443)     (4,310)
  Accrued income taxes......................................................     (14,603)      3,344     (12,619)
  Interest credited to universal life and investment products...............     280,377     286,710     260,081
  Policy fees assessed on universal life and investment products............    (116,401)   (100,840)    (85,532)
  Change in accrued investment income and other receivables.................     (74,116)   (160,523)    (28,073)
  Change in policy liabilities and other policyholders' funds of traditional
    life and health products................................................     134,441     201,364      61,322
  Change in other liabilities...............................................      17,301       4,245      29,949
  Other, net................................................................     (15,699)     (4,888)    (14,461)
                                                                              ----------  ----------  ----------
Net cash provided by operating activities...................................     330,206     301,424     242,915
                                                                              ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Maturities and principal reductions of investments:
  Investments available for sale............................................   1,377,723   2,051,061     386,498
  Other.....................................................................     168,898      78,568     153,945
Sale of investments:
  Investments available for sale............................................   1,591,669   1,533,604     630,660
  Other.....................................................................     568,218     141,184      59,550
Cost of investments acquired:
  Investments available for sale............................................  (3,903,403) (3,667,448) (1,807,756)
  Other.....................................................................    (400,322)   (540,648)   (220,839)
Acquisitions and bulk reinsurance assumptions...............................     264,126      (7,550)    106,435
Purchase of property and equipment..........................................      (7,848)     (5,919)     (6,743)
Sale of property and equipment..............................................         856         309         484
                                                                              ----------  ----------  ----------
Net cash used in investing activities.......................................    (340,083)   (416,839)   (697,766)
                                                                              ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under line of credit arrangements and long-term debt.............   1,107,372   1,215,000     663,587
Principal payments on line of credit arrangements and long-term debt........  (1,042,372) (1,197,500)   (712,704)
Issuance of Monthly Income Preferred Securities.............................                              55,000
Purchase of treasury stock..................................................                      (3)       (191)
Dividends to stockholders...................................................     (20,888)    (17,600)    (15,071)
Issuance of common stock....................................................      70,546
Investment product deposits and change in universal life deposits...........     949,122     908,064   1,417,980
Investment product withdrawals..............................................    (944,244)   (785,622)   (976,401)
                                                                              ----------  ----------  ----------
Net cash provided by financing activities...................................     119,536     122,339     432,200
                                                                              ----------  ----------  ----------
INCREASE (DECREASE) IN CASH.................................................     109,659       6,924     (22,651)
CASH AT BEGINNING OF YEAR...................................................      11,392       4,468      27,119
                                                                              ----------  ----------  ----------
CASH AT END OF YEAR.........................................................  $  121,051  $   11,392  $    4,468
                                                                              ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year:
  Interest on debt..........................................................  $   11,024  $    9,320  $    7,745
  Income taxes..............................................................  $   47,741  $   41,532  $   49,935
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Reissuance of treasury stock to ESOP........................................  $      669  $      350  $        3
Unallocated stock in ESOP...................................................  $      334  $      333  $      264
Reissuance of treasury stock................................................  $      261  $      363  $    1,050
Acquisitions and bulk reinsurance assumptions:
  Assets acquired...........................................................  $  296,935  $   10,394  $  117,349
  Liabilities assumed.......................................................    (364,862)    (25,651)   (166,595)
  Reissuance of treasury stock..............................................                 (30,681)
                                                                              ----------  ----------  ----------
Net.........................................................................  $  (67,927) $  (45,938) $  (49,246)
                                                                              ----------  ----------  ----------

                See Notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (ALL DOLLAR AMOUNTS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE A. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying consolidated financial statements of Protective Life Corporation and subsidiaries (the Company) are prepared on the basis of generally accepted accounting principles. Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities. (See also Note B.)

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make various estimates that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities, as well as the reported amounts of revenues and expenses.

    All references to prior period number of shares and per share amounts have been restated to reflect a two-for-one stock split on June 1, 1995.

ENTITIES INCLUDED

    The consolidated financial statements include the accounts, after intercompany eliminations, of Protective Life Corporation and its wholly owned subsidiaries. Protective Life Insurance Company (Protective Life) is the Company's principal operating subsidiary.

    Additionally, the financial statements include the accounts of majority-owned subsidiaries. The ownership interest of the other stockholders of these subsidiaries is called a minority interest and is reported as a liability of the Company and as an adjustment to income.

NATURE OF OPERATIONS

    The Company markets individual life insurance; group life, health, dental, and cancer insurance; annuities and investment products; credit life and disability insurance; and guaranteed investment contracts. Its products are distributed nationally through independent agents and brokers; through stockbrokers and financial institutions to their customers; through Company sales representatives; and through other insurance companies. The Company also seeks to acquire blocks of insurance policies from other insurers.

    The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, and other factors.

RECENTLY ISSUED ACCOUNTING STANDARDS

    In 1995 the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." Under these new standards, a loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The adoption of this accounting standard did not have a material effect on the Company's financial statements.

    In 1995 the Company also adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which changes the way stock-based compensation expense is measured and requires additional disclosures relating to the Company's stock-based compensation plans. The adoption of this accounting standard did not have a material effect on the Company's financial statements.

    In 1996 the Company adopted SFAS No. 120, "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Contracts;" SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of;" and SFAS No. 122, "Accounting for Mortgage Servicing Rights." The adoption of these accounting standards did not have a material effect on the Company's financial statements.

INVESTMENTS

    The Company has classified all of its investments in fixed maturities, equity securities, and short-term investments as "available for sale."

    Investments are reported on the following bases less allowances for uncollectible amounts on investments, if applicable:

    - Fixed maturities (bonds, bank loan participations, and redeemable preferred stocks)--at current market value.

    - Equity securities (common and nonredeemable preferred stocks)--at current market value.

    - Mortgage loans on real estate--at unpaid balances, adjusted for loan origination costs, net of fees, and amortization of premium or discount.

    - Investment real estate--at cost, less allowances for depreciation computed on the straight-line method. With respect to real estate acquired through foreclosure, cost is the lesser of the loan balance plus foreclosure costs or appraised value.

    - Policy loans--at unpaid balances.

    - Other long-term investments--at a variety of methods similar to those listed above, as deemed appropriate for the specific investment.

    - Short-term investments--at cost, which approximates current market value.

    Substantially all short-term investments have maturities of three months or less at the time of acquisition and include approximately $3.4 million in bank deposits voluntarily restricted as to withdrawal.

    As prescribed by SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," certain investments are recorded at their market values with the resulting unrealized gains and losses reduced by a related adjustment to deferred policy acquisition costs, net of income tax, reported as a component of stockholders' equity. The market values of fixed maturities increase or decrease as interest rates fall or rise. Therefore, although the adoption of SFAS No. 115 does not affect the Company's operations, its reported stockholders' equity will fluctuate significantly as interest rates change.

    The Company's balance sheets at December 31, prepared on the basis of reporting investments at amortized cost rather than at market values, are as follows:

                                                                                            1996          1995
                                                                                        ------------  ------------
Total investments.....................................................................  $  6,534,122  $  5,919,787
Deferred policy acquisition costs.....................................................       496,148       426,645
All other assets......................................................................     1,222,646       795,805
                                                                                        ------------  ------------
                                                                                        $  8,252,916  $  7,142,237
                                                                                        ------------  ------------
Deferred income taxes.................................................................  $     34,268  $     38,364
All other liabilities.................................................................     7,610,020     6,635,179
                                                                                        ------------  ------------
                                                                                           7,644,288     6,673,543
                                                                                        ------------  ------------
Stockholders' equity..................................................................       608,628       468,694
                                                                                        ------------  ------------
                                                                                        $  8,252,916  $  7,142,237
                                                                                        ------------  ------------

    Realized gains and losses on sales of investments are recognized in net income using the specific identification basis.

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company does not use derivative financial instruments for trading purposes. Combinations of futures contracts and options on treasury notes are currently being used as hedges for asset/liability management of certain investments, primarily mortgage loans on real estate, mortgage-backed securities, and liabilities arising from interest-sensitive products such as guaranteed investment contracts and annuities. Realized investment gains and losses on such contracts are deferred and amortized over the life of the hedged asset. Net realized losses of $0.2 million and $15.2 million were deferred in 1996 and 1995, respectively. At December 31, 1996 and 1995, options and open futures contracts with notional amounts of $805.0 million and $25.0 million, respectively, had net unrealized losses of $1.9 million and $0.6 million, respectively.

    The Company uses interest rate swap contracts to convert certain investments from a variable to a fixed rate of interest. At December 31, 1996, related open interest rate swap contracts with a notional amount of $150.3 million were in a $0.7 million net unrealized loss position. At December 31, 1995, related open interest rate swap contracts with a notional amount of $170.3 million were in a $1.3 million net unrealized gain position. The Company also uses interest rate swap contracts and options to enter into interest rate swaps (swaptions) to convert its Senior Notes, Medium-Term Notes and Monthly Income Preferred Securities from a fixed rate to a variable rate of interest. The proceeds from the sale of swaptions are deferred and amortized over the life of the related debt. Proceeds from the sale of swaptions totaling $1.6 million were deferred in 1996. At December 31, 1996, related open interest rate swap contracts and swaptions with a notional amount of $130.0 million were in a $0.5 million net unrealized gain position. At December 31, 1995, related open interest rate swap contracts with a notional amount of $55.0 million were in a $4.4 million net unrealized gain position.

CASH

    Cash includes all demand deposits reduced by the amount of outstanding checks and drafts.

PROPERTY AND EQUIPMENT

    Property and equipment are reported at cost. The Company uses both accelerated and straight-line methods of depreciation based upon the estimated useful lives of the assets. Major repairs or improvements are capitalized and depreciated over the estimated useful lives of the assets. Other repairs are expensed as incurred. The cost and related accumulated depreciation of property and equipment sold or retired are removed from the accounts, and resulting gains or losses are included in income.

    Property and equipment consisted of the following at December 31:

                                                                                                1996       1995
                                                                                              ---------  ---------
Home Office building........................................................................  $  36,586  $  35,284
Data processing equipment...................................................................     23,649     20,462
Other, principally furniture and equipment..................................................     21,188     19,111
                                                                                              ---------  ---------
                                                                                                 81,423     74,857
Accumulated depreciation....................................................................     45,332     38,279
                                                                                              ---------  ---------
                                                                                              $  36,091  $  36,578
                                                                                              ---------  ---------

SEPARATE ACCOUNTS

    The Company operates separate accounts, some in which the Company bears the investment risk and others in which the investment risk rests with the contractholder. The assets and liabilities related to separate accounts in which the Company does not bear the investment risk are valued at market and reported separately as assets and liabilities related to separate accounts in the accompanying consolidated financial statements.

REVENUES, BENEFITS, CLAIMS, AND EXPENSES

    TRADITIONAL LIFE AND HEALTH INSURANCE PRODUCTS. Traditional life insurance products consist principally of those products with fixed and guaranteed premiums and benefits and include whole life insurance policies, term life insurance policies, limited payment life insurance policies, and certain annuities with life contingencies. Life insurance and immediate annuity premiums are recognized as revenue when due. Health insurance premiums are recognized as revenue over the terms of the policies. Benefits and expenses are associated with earned premiums so that profits are recognized over the life of the contracts. This is accomplished by means of the provision for liabilities for future policy benefits and the amortization of deferred policy acquisition costs.

    Liabilities for future policy benefits on traditional life insurance products have been computed using a net level method including assumptions as to investment yields, mortality, persistency, and other assumptions based on the Company's experience, modified as necessary to reflect anticipated trends and to include provisions for possible adverse deviation. Reserve investment yield assumptions are graded and range from 2.5% to 7.0%. The liability for future policy benefits and claims on traditional life and health insurance products includes estimated unpaid claims that have been reported to the Company and claims incurred but not yet reported. Policy claims are charged to expense in the period in which the claims are incurred.

    Activity in the liability for unpaid claims is summarized as follows:

                                                                                    1996        1995       1994
                                                                                 ----------  ----------  ---------
Balance beginning of year......................................................  $   73,642  $   79,462  $  77,191
  Less reinsurance.............................................................       3,330       5,024      3,973
                                                                                 ----------  ----------  ---------
Net balance beginning of year..................................................      70,312      74,438     73,218
                                                                                 ----------  ----------  ---------
Incurred related to:
Current year...................................................................     288,816     217,366    203,453
Prior year.....................................................................      (2,417)     (8,337)    (6,683)
                                                                                 ----------  ----------  ---------
Total incurred.................................................................     286,399     209,029    196,770
                                                                                 ----------  ----------  ---------
Paid related to:
Current year...................................................................     197,163     164,321    148,548
Prior year.....................................................................      57,812      48,834     47,002
                                                                                 ----------  ----------  ---------
Total paid.....................................................................     254,975     213,155    195,550
                                                                                 ----------  ----------  ---------
Net balance end of year........................................................     101,736      70,312     74,438
  Plus reinsurance.............................................................       6,423       3,330      5,024
                                                                                 ----------  ----------  ---------
Balance end of year............................................................  $  108,159  $   73,642  $  79,462
                                                                                 ----------  ----------  ---------

    UNIVERSAL LIFE AND INVESTMENT PRODUCTS. Universal life and investment products include universal life insurance, guaranteed investment contracts, deferred annuities, and annuities without life contingencies. Revenues for universal life and investment products consist of policy fees that have been assessed against policy account balances for the costs of insurance, policy administration, and surrenders. Benefit reserves for universal life and investment products represent policy account balances before applicable surrender charges plus certain deferred policy initiation fees that are recognized in income over the term of the policies. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policy account balances and interest credited to policy account balances. Interest credit rates for universal life and investment products ranged from 3.0% to 9.4% in 1996.

    At December 31, 1996, the Company estimates the market value of its guaranteed investment contracts to be $2,462.0 million using discounted cash flows. The surrender value of the Company's annuities which approximates market value was $1,322.3 million.

    POLICY ACQUISITION COSTS. Commissions and other costs of acquiring traditional life and health insurance, universal life insurance, and investment products that vary with and are primarily related to the production of new business have been deferred. Traditional life and health insurance acquisition costs are being amortized over the premium-payment period of the related policies in proportion to the ratio of annual premium income to total anticipated premium income. Acquisition costs for universal life and investment products are amortized over the lives of the policies in relation to the present value of estimated gross profits from surrender charges and investment, mortality, and expense margins. Under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," the Company makes certain assumptions regarding the mortality, persistency, expenses, and interest rates it expects to experience in future periods. These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from initial assumptions. Additionally, relating to SFAS No. 115, these costs have been adjusted by an amount equal to the amortization that would have been recorded if unrealized gains or losses on investments associated with the Company's universal life and investment products had been realized.

    The cost to acquire blocks of insurance representing the present value of future profits from such blocks of insurance is also included in deferred policy acquisition costs. For acquisitions occurring after 1988, the Company amortizes the present value of future profits over the premium payment period, including accrued interest at approximately 8%. The unamortized present value of future profits for such acquisitions was approximately $138.2 million and $102.5 million at December 31, 1996 and 1995, respectively. During 1996 $57.6 million of present value of future profits on acquisitions made during the year was capitalized, and $10.8 million was amortized. The unamortized present value of future profits for all acquisitions was $155.9 million at December 31, 1996, and $123.9 million at December 31, 1995.

PARTICIPATING POLICIES

    Participating business comprises approximately 1% of the individual life insurance in force and 2% of the individual life insurance premium income. Policyholder dividends totaled $4.1 million in 1996 and $2.6 million in 1995 and 1994.

INCOME TAXES

    The Company uses the asset and liability method of accounting for income taxes. Income tax provisions are generally based on income reported for financial statement purposes. Deferred federal income taxes arise from the recognition of temporary differences between the bases of assets and liabilities determined for financial reporting purposes and the bases determined for income tax purposes. Such temporary differences are principally related to the deferral of policy acquisition costs and the provision for future policy benefits and expenses.

INCOME PER SHARE OF COMMON STOCK

    Per share data are based on the weighted average number of shares of Common Stock, including Common Stock equivalents, outstanding which was 30,285,911, 28,627,345, and 27,392,936, in 1996, 1995, and 1994, respectively.

RECLASSIFICATIONS

    Certain reclassifications have been made in the previously reported financial statements and accompanying notes to make the prior year amounts comparable to those of the current year. Such reclassifications had no effect on previously reported net income, total assets, or stockholders' equity.

NOTE B. RECONCILIATION WITH STATUTORY REPORTING PRACTICES

    Financial statements prepared in conformity with generally accepted accounting principles (GAAP) differ in some respects from the statutory accounting practices prescribed or permitted by insurance regulatory authorities. The most significant differences are as follows: (a) quisition costs of obtaining new business are deferred and amortized over the approximate life of the policies rather than charged to operations as incurred; (b) benefit liabilities are computed using a net level method and are based on realistic estimates of expected mortality, interest, and withdrawals as adjusted to provide for possible unfavorable deviation from such assumptions; (c) deferred income taxes are provided for temporary differences between financial and taxable earnings; (d) the Asset Valuation Reserve and Interest Maintenance Reserve are restored to stockholders' equity; (e) furniture and equipment, agents' debit balances, and prepaid expenses are reported as assets rather than being charged directly to surplus (referred to as nonadmitted items); (f) certain items of interest income, principally accrual of mortgage and bond discounts, are amortized differently; and (g) bonds are stated at market instead of amortized cost.

    The reconciliations of net income and stockholders' equity prepared in conformity with statutory reporting practices to that reported in the accompanying consolidated financial statements are as follows:

                                                             NET INCOME                      STOCKHOLDERS' EQUITY
                                                  ---------------------------------  -------------------------------------
                                                     1996        1995       1994        1996         1995         1994
                                                  ----------  ----------  ---------  -----------  -----------  -----------
In conformity with statutory reporting
  practices:
Protective Life Insurance Company...............  $   97,779  $  105,744  $  54,812  $   454,320  $   322,416  $   304,858
American Foundation Life Insurance Company......       2,558       3,330      3,072       18,031       18,781       20,327
Capital Investors Life Insurance Company........          81         182        170        1,458        1,315        1,125
Empire General Life Assurance Corporation.......         905       1,003        690       20,509       20,685       21,270
Protective Life Insurance Corporation of
  Alabama.......................................         484         546         69        2,660        2,675        2,133
Wisconsin National Life Insurance Company.......      15,011      10,954     10,132       66,577       62,529       57,268
Protective Life Insurance Company of Kentucky...          19                               3,030
Community National Assurance Company............                                           5,100
Consolidation elimination.......................     (14,500)     (6,500)               (115,365)    (103,985)    (100,123)
                                                  ----------  ----------  ---------  -----------  -----------  -----------
                                                     102,337     115,259     68,945      456,320      324,416      306,858
Additions (deductions) by adjustment:
Deferred policy acquisition costs, net of
  amortization..................................      (2,830)       (765)    41,686      488,384      410,396      434,444
Policy liabilities and accruals.................      (6,895)    (53,272)   (34,632)    (192,351)    (189,319)    (140,298)
Deferred income tax.............................          10       3,711      3,342      (37,869)     (69,520)      14,095
Asset Valuation Reserve.........................                                          64,233      105,769       24,925
Interest Maintenance Reserve....................      (2,142)     (1,235)    (1,716)      17,682       14,412        3,583
Nonadmitted items...............................                                          21,610       20,603       21,445
Timing and valuation differences on mortgage
  loans on real estate and fixed maturity
  investments...................................       5,913        (618)      (961)      (1,708)      27,158        6,258
Net unrealized gains and losses on
  investments...................................                                           4,361       55,765     (106,913)
Realized investment gains (losses)..............        (468)      6,781     (6,664)
Noninsurance affiliates.........................       1,328      12,882      5,877      434,237      213,789      149,750
Minority interest in consolidated
  subsidiaries..................................      (3,217)     (3,217)    (1,796)
Consolidation elimination.......................                                        (632,601)    (381,988)    (436,053)
Other adjustments, net..........................      (5,024)     (2,861)    (3,680)      (6,982)      (4,924)      (7,721)
                                                  ----------  ----------  ---------  -----------  -----------  -----------
In conformity with generally accepted accounting
  principles....................................  $   89,012  $   76,665  $  70,401  $   615,316  $   526,557  $   270,373
                                                  ----------  ----------  ---------  -----------  -----------  -----------

NOTE C. INVESTMENT OPERATIONS

    Major categories of net investment income for the years ended December 31 are summarized as follows:

                                                              1996        1995        1994
                                                           ----------  ----------  ----------
Fixed maturities.........................................  $  313,096  $  276,847  $  242,510
Equity securities........................................       2,124       1,338       2,435
Mortgage loans on real estate............................     153,463     162,135     141,751
Investment real estate...................................       1,954       1,908       2,000
Policy loans.............................................      10,377       8,958       8,397
Other, principally short-term investments................      50,679      39,223      34,088
                                                           ----------  ----------  ----------
                                                              531,693     490,409     431,181
Investment expenses......................................      14,210      14,485      13,356
                                                           ----------  ----------  ----------
                                                           $  517,483  $  475,924  $  417,825
                                                           ----------  ----------  ----------

    Realized investment gains (losses) for the years ended December 31 are summarized as follows:

                                                                  1996       1995       1994
                                                                ---------  ---------  ---------
Fixed maturities..............................................  $  (7,101) $   6,075  $  (8,646)
Equity securities.............................................      1,733         44      7,735
Mortgage loans and other investments..........................     10,878     (4,507)     7,209
                                                                ---------  ---------  ---------
                                                                $   5,510  $   1,612  $   6,298
                                                                ---------  ---------  ---------

    The Company has established an allowance for uncollectible amounts on investments. The allowance totaled $31.6 million and $33.4 million at December 31, 1996 and 1995, respectively. Additions and reductions to the allowance are included in realized investment gains (losses). Without such additions/ reductions, the Company had net realized investment gains of $3.7 million in 1996, net realized investment losses of $0.9 million in 1995, and net realized investment gains of $6.3 million in 1994.

    In 1996 gross gains on the sale of investments available for sale (fixed maturities, equity securities, and short-term investments) were $6.9 million, and gross losses were $11.8 million. In 1995 gross gains were $18.0 million, and gross losses were $11.8 million. In 1994 gross gains were $15.2 million, and gross losses were $16.4 million.

    The amortized cost and estimated market values of the Company's investments classified as available for sale at December 31 are as follows:

                                                            GROSS        GROSS      ESTIMATED
                                            AMORTIZED    UNREALIZED   UNREALIZED      MARKET
1996                                           COST         GAINS       LOSSES        VALUES
-----------------------------------------  ------------  -----------  -----------  ------------
Fixed maturities:
  Bonds:
    Mortgage-backed securities...........  $  2,192,978   $  29,925    $  20,810   $  2,202,093
    United States Government and
      authorities........................       348,318         661        1,377        347,602
    States, municipalities, and political
      subdivisions.......................         5,515          47            9          5,553
    Public utilities.....................       364,692       2,205          337        366,560
    Convertibles and bonds with
      warrants...........................           679           0          158            521
    All other corporate bonds............     1,702,351      33,879       29,388      1,706,842
  Bank loan participations...............        49,829           0            0         49,829
  Redeemable preferred stocks............         7,238          60          226          7,072
                                           ------------  -----------  -----------  ------------
                                              4,671,600      66,777       52,305      4,686,072
Equity securities........................        31,669       9,570        5,989         35,250
Short-term investments...................       114,258           0            0        114,258
                                           ------------  -----------  -----------  ------------
                                           $  4,817,527   $  76,347    $  58,294   $  4,835,580
                                           ------------  -----------  -----------  ------------

                                                                  GROSS        GROSS      ESTIMATED
                                                  AMORTIZED    UNREALIZED   UNREALIZED      MARKET
1995                                                 COST         GAINS       LOSSES        VALUES
-----------------------------------------------  ------------  -----------  -----------  ------------
Fixed maturities:
  Bonds:
    Mortgage-backed securities.................  $  2,006,858   $  46,934    $   4,017   $  2,049,775
    United States Government and authorities...       105,388       2,290          101        107,577
    States, municipalities, and political
      subdivisions.............................        10,888         702            0         11,590
    Public utilities...........................       322,110       5,904          770        327,244
    Convertibles and bonds with warrants.......           638           0          145            493
    All other corporate bonds..................     1,117,452      59,045        7,573      1,168,924
  Bank loan participations.....................       220,811           0            0        220,811
  Redeemable preferred stocks..................         5,857          61          324          5,594
                                                 ------------  -----------  -----------  ------------
                                                    3,790,002     114,936       12,930      3,892,008
Equity securities..............................        35,448       6,438        3,175         38,711
Short-term investments.........................        53,591           0            0         53,591
                                                 ------------  -----------  -----------  ------------
                                                 $  3,879,041   $ 121,374    $  16,105   $  3,984,310
                                                 ------------  -----------  -----------  ------------

    The amortized cost and estimated market values of fixed maturities at December 31, by expected maturity, are shown as follows. Expected maturities are derived from rates of prepayment that may differ from actual rates of prepayment.

                                                                                   ESTIMATED
                                                                     AMORTIZED       MARKET
1996                                                                    COST         VALUES
------------------------------------------------------------------  ------------  ------------
Due in one year or less...........................................  $    417,472  $    420,779
Due after one year through five years.............................     1,547,842     1,546,297
Due after five years through ten years............................     2,113,163     2,118,825
Due after ten years...............................................       593,123       600,171
                                                                    ------------  ------------
                                                                    $  4,671,600  $  4,686,072
                                                                    ------------  ------------

                                                                                   ESTIMATED
                                                                     AMORTIZED       MARKET
1995                                                                    COST         VALUES
------------------------------------------------------------------  ------------  ------------
Due in one year or less...........................................  $    409,523  $    411,839
Due after one year through five years.............................     1,087,757     1,101,226
Due after five years through ten years............................     1,477,837     1,524,631
Due after ten years...............................................       814,885       854,312
                                                                    ------------  ------------
                                                                    $  3,790,002  $  3,892,008
                                                                    ------------  ------------

    The approximate percentage distribution of the Company's fixed maturity investments by quality rating at December 31 is as follows:

RATING                                                                           1996       1995
-----------------------------------------------------------------------------  ---------  ---------
AAA..........................................................................       48.3%      56.1%
AA...........................................................................        4.4        4.5
A............................................................................       22.6       12.6
BBB
  Bonds......................................................................       21.1       19.0
  Bank loan participations...................................................        0.1        0.4
BB or less
  Bonds......................................................................        2.5        2.0
  Bank loan participations...................................................        0.9        5.3
Redeemable preferred stocks..................................................        0.1        0.1
                                                                               ---------  ---------
                                                                                   100.0%     100.0%
                                                                               ---------  ---------

    At December 31, 1996 and 1995, the Company had bonds which were rated less than investment grade of $117.5 million and $75.7 million, respectively, having an amortized cost of $137.0 million and $82.2 million, respectively. Additionally, the Company had bank loan participations which were rated less than investment grade of $43.6 million and $206.0 million, respectively, having an amortized cost of $43.6 million and $206.0 million, respectively.

    The change in unrealized gains (losses), net of income tax, on fixed maturity and equity securities for the years ended December 31 is summarized as follows:

                                                              1996        1995        1994
                                                           ----------  ----------  -----------
Fixed maturities.........................................  $  (56,897) $  199,395  $  (175,725)
Equity securities........................................         207       2,740       (5,342)

    At December 31, 1996, all of the Company's mortgage loans were commercial loans of which 78% were retail, 8% were office buildings, and 7% were warehouses. The Company specializes in making mortgage loans on either credit-oriented or credit-anchored commercial properties, most of which are strip shopping centers in smaller towns and cities. No single tenant's leased space represents more than 4% of mortgage loans. Approximately 84% of the mortgage loans are on properties located in the following states listed in decreasing order of significance: South Carolina, Florida, Georgia, Tennessee, Texas, North Carolina, Alabama, Virginia, Mississippi, Kentucky, Ohio, California, Indiana, Arizona, and Washington.

    Many of the mortgage loans have call provisions after 5 to 7 years. Assuming the loans are called at their next call dates, approximately $126.7 million would become due in 1997, $761.8 million in 1998 to 2001, and $250.8 million in 2002 to 2006.

    At December 31, 1996, the average mortgage loan was $1.7 million, and the weighted average interest rate was 9.3%. The largest single mortgage loan was $13.6 million. While the Company's mortgage loans do not have quoted market values, at December 31, 1996 and 1995, the Company estimates the market value of its mortgage loans to be $1,581.7 million and $2,001.1 million, respectively, using discounted cash flows from the next call date.

    At December 31, 1996 and 1995, the Company's problem mortgage loans and foreclosed properties totaled $23.7 million and $26.1 million, respectively. Since the Company's mortgage loans are collateralized by real estate, any assessment of impairment is based upon the estimated fair value of the real estate. Based on the Company's evaluation of its mortgage loan portfolio, the Company does not expect any material losses on its mortgage loans.

    Certain investments, principally real estate, with a carrying value of $18.8 million, were nonincome producing for the twelve months ended December 31, 1996.

    The Company believes it is not practicable to determine the market value of its policy loans since there is no stated maturity, and policy loans are often repaid by reductions to policy benefits. Policy loan interest rates generally range from 4.5% to 8.0%. The market values of the Company's other long-term investments approximate cost.

NOTE D. FEDERAL INCOME TAXES

    The Company's effective income tax rate varied from the maximum federal income tax rate as follows:

                                                                            1996       1995       1994
                                                                          ---------  ---------  ---------
Statutory federal income tax rate applied to pretax income..............       35.0%      35.0%      35.0%
Amortization of nondeductible goodwill..................................        0.3        0.2
Dividends received deduction and tax-exempt interest....................       (0.4)      (0.6)      (0.4)
Low-income housing credit...............................................       (0.6)      (0.7)      (0.7)
Tax differences arising from prior acquisitions and other adjustments...       (0.3)       0.1       (1.9)
                                                                                ---        ---        ---
                                                                               34.0%      34.0%      32.0%
                                                                                ---        ---        ---

    The provision for federal income tax differs from amounts currently payable due to certain items reported for financial statement purposes in periods which differ from those in which they are reported for income tax purposes.

    Details of the deferred income tax provision for the years ended December 31 are as follows:

                                                               1996        1995        1994
                                                            ----------  ----------  ----------
Deferred policy acquisition costs.........................  $   15,542  $  (11,606) $   34,561
Benefit and other policy liability changes................     (16,321)     52,496     (52,288)
Temporary differences of investment income................       2,922     (34,174)     15,524
Other items...............................................      (2,153)    (10,426)     (1,139)
                                                            ----------  ----------  ----------
                                                            $      (10) $   (3,710) $   (3,342)
                                                            ----------  ----------  ----------

    The components of the Company's net deferred income tax liability as of December 31 were as follows:

                                                                            1996       1995
                                                                          ---------  ---------
Deferred income tax assets:
  Policy and policyholder liability reserves............................  $  80,151  $  63,830
  Other.................................................................      2,356        203
                                                                          ---------  ---------
                                                                             82,507     64,033
                                                                          ---------  ---------
Deferred income tax liabilities:
  Deferred policy acquisition costs.....................................    117,696    102,154
  Unrealized gain on investments........................................      2,680     31,399
                                                                          ---------  ---------
                                                                            120,376    133,553
                                                                          ---------  ---------
Net deferred income tax liability.......................................  $  37,869  $  69,520
                                                                          ---------  ---------

    Under pre-1984 life insurance company income tax laws, a portion of the Company's gain from operations which was not subject to current income taxation was accumulated for income tax purposes in a memorandum account designated as Policyholders' Surplus. The aggregate accumulation in this account at December 31, 1996, was approximately $50.7 million. Should the accumulation in the Policyholders' Surplus account of the life insurance subsidiaries exceed certain stated maximums, or should distributions including cash dividends be made to Protective Life Corporation in excess of approximately $439 million, such excess would be subject to federal income taxes at rates then effective. Deferred income taxes have not been provided on amounts designated as Policyholders' Surplus. The Company does not anticipate involuntarily paying income tax on amounts in the Policyholders' Surplus accounts.

NOTE E. DEBT AND PREFERRED SECURITIES

    Short-term and long-term debt at December 31 is summarized as follows:

                                                                           1996        1995
                                                                        ----------  ----------
Short-term debt:
  Note payable to bank................................................  $   12,800
                                                                        ----------
                                                                        $   12,800
                                                                        ----------
Long-term debt:
  Notes payable to banks..............................................  $   48,200  $   40,500
  Senior Notes........................................................      75,000      75,000
  Medium-Term Notes...................................................      45,000
                                                                        ----------  ----------
                                                                        $  168,200  $  115,500
                                                                        ----------  ----------

    Under a three-year revolving line of credit arrangement with several banks, the Company can borrow up to $70 million on an unsecured basis. No compensating balances are required to maintain the line of credit. At December 31, 1996, the Company had borrowed $48.2 million under this credit arrangement at an interest rate of 5.9%. Additionally, the Company had a $12.8 million short-term note payable to a bank at an interest rate of 5.8%.

    The aforementioned revolving line of credit arrangement contains, among other provisions, requirements for maintaining certain financial ratios and restrictions on indebtedness incurred by the Company and its subsidiaries. Additionally, the Company, on a consolidated basis, cannot incur debt in excess of 50% of its total capital.

    The Company believes the market value of its bank borrowings approximates book value due to the debt being either short-term or variable rate.

    In 1994, the Company issued $75 million of 7.95% Senior Notes due July 1, 2004. The notes are not redeemable by the Company prior to maturity. During 1996, the Company issued $45 million of Medium-Term Notes with interest rates ranging from 7.00% to 7.45%. These notes are due in 2011 and $35 million of the notes are redeemable by the Company after five years.

    As discussed in Note A, the Company uses interest rate swaps and swaptions to convert its Senior Notes and Medium-Term Notes from a fixed interest rate to a floating interest rate. The effective interest rate for the Senior Notes was 7.3% and 7.4% in 1996 and 1995, respectively. The effective interest rate for the Medium-Term Notes was 7.3% in 1996.

    Future maturities of the long-term debt are $48.2 million in 1999, $75 million in 2004, and $45 million in 2011.

    Interest expense on debt totaled $10.1 million, $9.6 million, and $7.8 million in 1996, 1995, and 1994, respectively.

    In 1994 a special purpose finance subsidiary of the Company, PLC Capital L.L.C. (PLC Capital), issued $55 million of 9% Cumulative Monthly Income Preferred Securities, Series A (MIPS), guaranteed by the Company. PLC Capital was formed solely to issue MIPS and other securities and lend the proceeds thereof to the Company in exchange for subordinated debentures of the Company. The Company has the right under the subordinated debentures to extend interest-payment periods up to 60 months, and, as a consequence, monthly dividends on the MIPS may be deferred (but will continue to accumulate, together with additional dividends on any accumulated but unpaid dividends at the dividend rate) by PLC Capital during any such extended interest payment period. The MIPS are redeemable by PLC Capital at any time on or after June 30, 1999. The MIPS and dividends thereon are reported in the accompanying financial statements as "minority interest in consolidated subsidiaries." In related transactions, the Company entered into interest rate swap agreements which effectively converted the MIPS from a fixed dividend rate to the floating, 30-day LIBOR plus 60.5 basis points, approximately 6.2% and 6.3% at December 31, 1996 and 1995, respectively.

    Dividends, net of tax, on the MIPS were $3.2 million in 1996 and 1995 and $1.8 million in 1994 before consideration of the interest rate swap agreements. On a swap-adjusted basis, dividends were $2.2 million, $2.4 million, and $1.1 million in 1996, 1995, and 1994, respectively.

NOTE F. ACQUISITIONS

    On March 20, 1995, the Company acquired National Health Care Systems of Florida, Inc. (also known as "DentiCare"). The purchase price was $38.3 million and was paid with a combination of the Company's Common Stock ($30.7 million) and cash ($7.6 million). In connection with the acquisition, the Company reissued 1,316,458 shares of its Common Stock previously held as Treasury Stock. The Company recorded $32.4 million of goodwill in connection with this acquisition, which is being amortized using the straight line method over forty years.

    In June 1995 the Company acquired through coinsurance a block of term life insurance policies. In January 1996 the Company acquired through coinsurance a block of life insurance policies. In March 1996 the Company acquired a small dental managed care company. In June 1996 the Company acquired through coinsurance a block of credit life insurance policies. In December 1996 the Company acquired a small life insurance company and acquired through coinsurance a block of life insurance policies.

    These transactions have been accounted for as purchases, and the results of the transactions have been included in the accompanying financial statements since the effective dates of the agreements.

NOTE G. COMMITMENTS AND CONTINGENT LIABILITIES

    The Company is contingently liable to obtain a $20 million letter of credit under indemnity agreements with its directors. Such agreements provide insurance protection in excess of the directors' and officers' liability insurance in force at the time up to $20 million. Should certain events occur constituting a change in control of the Company, the Company must obtain the letter of credit upon which directors may draw for defense or settlement of any claim relating to performance of their duties as directors. The Company has similar agreements with certain of its officers providing up to $10 million in indemnification which are not secured by the obligation to obtain a letter of credit.

    Under insurance guaranty fund laws, in most states, insurance companies doing business therein can be assessed up to prescribed limits for policyholder losses incurred by insolvent companies. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

    A number of civil jury verdicts have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages which creates the potential for unpredictable material adverse judgments in any given punitive damage suit. The Company and its subsidiaries, like other life and health insurers, from time to time are involved in such litigation. Pending litigation includes a class action filed in Jefferson County (Birmingham), Alabama with respect to cancer premium refunds. Although the outcome of any litigation cannot be predicted with certainty, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the financial position, results of operations, or liquidity of the Company.

NOTE H. STOCKHOLDERS' EQUITY AND RESTRICTIONS

    On May 1, 1995, the Company's Board of Directors approved a two-for-one split of the Company's Common Stock in the form of a 100% stock dividend on June 1, 1995. Stockholders' equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying from retained earnings to common stock the par value of the additional shares arising from the stock split. In addition, all references to number of shares and per share amounts included herein have been restated to reflect the stock split.

    The Company has a Rights Agreement that provides rights to holders of the Company's Common Stock to purchase Series A Junior Participating Cumulative Preferred Stock, or in certain circumstances, either Common Stock or common stock of an acquiring company at one half the market price of such Common Stock or common stock, as the case may be. The rights will become exercisable if certain events occur with respect to the Company, including the acquisition by a person or group of 15% or more of the Company's Common Stock. The Company can redeem the rights at $.01 per right in certain circumstances including until ten business days following a public announcement that 15% or more of the Company's Common Stock has been acquired by a person or group.

    Stockholders have authorized 4,000,000 shares of Preferred Stock, $1.00 par value. Other terms, including preferences, voting, and conversion rights, may be established by the Board of Directors. In connection with the Rights Agreement, 400,000 of these shares have been designated as Series A Junior Participating Cumulative Preferred Stock, $1.00 par value, and were unissued at December 31, 1996. The remaining 3,600,000 shares of Preferred Stock, $1.00 par value, were also unissued at December 31, 1996.

    The Company has an Employee Stock Ownership Plan (ESOP). In 1990 shares of the Company's Common Stock, which had been held by Protective Life and accounted for as treasury shares, were transferred to the ESOP in exchange for a note. The stock is used to match employee contributions to the Company's 401(k) Plan and to provide other employee benefits. The stock held by the ESOP that has not yet been used is the unallocated stock shown as a reduction to stockholders' equity. The ESOP shares are dividend-paying and therefore are considered outstanding for earnings per share calculations. Dividends on the shares are used to pay the ESOP's note to Protective Life. If certain events associated with a change in control of the Company occur, any unallocated shares held by the ESOP will become allocable to employee 401(k) accounts.

    The Company may from time to time transfer or buy in the open market additional shares of Common Stock to complete its 401(k) employer match obligation. Accordingly, in 1995, the Company transferred 16,158 shares of Common Stock to the ESOP and transferred another 19,847 shares during 1996.

    Since 1973 the Company has had a Performance Share Plan to motivate senior management to focus on the Company's long-range earnings performance. The criterion for payment of performance share awards is based upon a comparison of the Company's average return on average equity over a four year award period (earlier upon the death, disability or retirement of the executive, or in certain circumstances, of a change in control of the Company) to that of a comparison group of publicly held life insurance companies, multiline insurers, and insurance holding companies. If the Company's results are below the median of the comparison group, no portion of the award is earned. If the Company's results are at or above the 90th percentile, the award maximum is earned. Under the plan approved by stockholders in 1992, up to 1,200,000 shares may be issued in payment of awards. The number of shares granted in 1996, 1995, and 1994 were 52,290, 72,610, and 62,140 shares, respectively, having an approximate market value on the grant date of $1.8 million, $1.6 million, and $1.4 million, respectively. At December 31, 1996, outstanding awards measured at target and maximum payouts were 279,648 and 375,470 shares, respectively. The expense recorded by the Company for the Performance Share Plan was $3.0 million, $2.9 million, and $3.6 million in 1996, 1995, and 1994, respectively.

    During 1996, stock appreciation rights (SARs) were granted to certain executives of the Company to provide long-term incentive compensation based on the performance of the Company's Common Stock. Under this arrangement the Company will pay (in shares of Company Common Stock) an amount equal to the difference between the specified base price of the Company's Common Stock and the market value at the exercise date. The SARs are exercisable after five years (earlier upon the death, disability or retirement of the executive, or in certain circumstances, of a change in control of the Company) and expire in 2006 or upon termination of employment. The number of SARs granted during 1996 and outstanding at December 31, 1996 was 337,500. The SARs have a base price of $34.875 per share of Company Common Stock (the market price on the grant date was $35.00 per share). The estimated fair value of the SARs on the grant date was $3.0 million. This estimate was derived using the Roll-Geske variation of the Black-Sholes option pricing model. Assumptions used in the pricing model are as follows: expected volatility rate of 15% (approximately equal to that of the S & P Life Insurance Index), a risk free interest rate of 6.35%, a dividend yield rate of 1.97%, and an expected exercise date of August 15, 2002. The expense recorded by the Company for the SARs was $0.2 million in 1996.

    The Company has established deferred compensation plans for directors and officers, and others. Compensation deferred is credited to the participants in cash or Common Stock equivalents or a combination thereof. The Company may from time to time issue or buy in the open market shares of Common Stock to fulfill its obligation under the plans. At December 31, 1996, the plans had 347,358 shares of Common Stock equivalents credited to participants.

    At December 31, 1996, approximately $173 million of consolidated stockholders' equity, excluding net unrealized gains on investments, represented net assets of the Company's insurance subsidiaries that cannot be transferred in the form of dividends, loans, or advances to the parent company. In addition, the company's insurance subsidiaries are subject to various state statutory and regulatory restrictions on the insurance subsidiaries' ability to pay dividends to Protective Life Corporation. In general, dividends up to specified levels are considered ordinary and may be paid thirty days after written notice to the insurance commissioner of the state of domicile unless such commissioner objects to the dividend prior to the expiration of such period. Dividends in larger amounts are considered extraordinary and are subject to affirmative prior approval by such commissioner. The maximum amount that would qualify as ordinary dividends to the Company by its insurance subsidiaries in 1997 is estimated to be $117 million.

NOTE I. RELATED PARTY MATTERS

    Certain corporations with which the Company's directors were affiliated paid the Company premiums and policy fees for various types of group insurance. Such premiums and policy fees amounted to $31.2 million, $21.2 million, and $21.1 million in 1996, 1995, and 1994, respectively. The Company paid commissions, interest, and service fees to these same corporations totaling $5.0 million, $5.3 million, and $4.9 million, in 1996, 1995, and 1994, respectively.

NOTE J. BUSINESS SEGMENTS

    The Company operates predominantly in the life and accident and health insurance industry. The following table sets forth revenues, income before income tax, and identifiable assets of the Company's business segments. The primary components of revenues are premiums and policy fees, net investment income, and realized investment gains and losses. Premiums and policy fees are attributed directly to each business segment. Net investment income is allocated based on directly related assets required for transacting that segment of business. In the 1996 first quarter the Company changed the way it allocates certain expenses to its business segments. Accordingly, prior period segment results have been restated to reflect the change.

    Realized investment gains (losses) and expenses are allocated to the segments in a manner which most appropriately reflects the operations of that segment. Unallocated realized investment gains (losses) are deemed not to be associated with any specific segment.

    Assets are allocated based on policy liabilities and deferred policy acquisition costs directly attributable to each segment.

    There are no significant intersegment transactions.

                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
                                                                                   (DOLLARS IN THOUSANDS)
TOTAL REVENUES
Acquisitions............................................................  $    213,199  $    193,544  $    171,259
Financial Institutions..................................................        88,872        76,326       108,693
Group...................................................................       207,364       180,262       148,835
Guaranteed Investment Contracts.........................................       206,406       199,468       184,212
Individual Life.........................................................       180,917       147,580       131,925
Investment Products.....................................................       114,721       106,977        79,199
Corporate and Other.....................................................        20,007        17,140        19,059
Unallocated Realized Investment Gains (Losses)..........................         6,517           583         5,266
                                                                          ------------  ------------  ------------
                                                                          $  1,038,003  $    921,880  $    848,448
                                                                          ------------  ------------  ------------
Acquisitions............................................................          20.5%         21.0%         20.2%
Financial Institutions..................................................           8.6           8.3          12.8
Group...................................................................          20.0          19.5          17.5
Guaranteed Investment Contracts.........................................          20.0          21.6          21.7
Individual Life.........................................................          17.4          16.0          15.6
Investment Products.....................................................          11.0          11.6           9.3
Corporate and Other.....................................................           1.9           1.9           2.3
Unallocated Realized Investment Gains (Losses)..........................           0.6           0.1           0.6
                                                                          ------------  ------------  ------------
                                                                                 100.0%        100.0%        100.0%
                                                                          ------------  ------------  ------------
INCOME BEFORE INCOME TAX
Acquisitions............................................................  $     52,670  $     48,490  $     37,328
Financial Institutions..................................................         9,531         8,375         9,024
Group...................................................................         5,138        10,060        10,139
Guaranteed Investment Contracts.........................................        32,119        27,649        29,005
Individual Life.........................................................        15,151        13,490        13,933
Investment Products.....................................................        11,595         9,724          (705)
Corporate and Other*....................................................         7,020         2,663         2,183
Unallocated Realized Investment Gains (Losses)..........................         6,517           583         5,266
                                                                          ------------  ------------  ------------
                                                                          $    139,741  $    121,034  $    106,173
                                                                          ------------  ------------  ------------
Acquisitions............................................................          37.7%         40.1%         35.2%
Financial Institutions..................................................           6.8           6.9           8.5
Group...................................................................           3.7           8.3           9.5
Guaranteed Investment Contracts.........................................          23.0          22.8          27.3
Individual Life.........................................................          10.8          11.2          13.1
Investment Products.....................................................           8.3           8.0          (0.7)
Corporate and Other.....................................................           5.0           2.2           2.1
Unallocated Realized Investment Gains (Losses)..........................           4.7           0.5           5.0
                                                                          ------------  ------------  ------------
                                                                                   100%        100.0%        100.0%
                                                                          ------------  ------------  ------------

                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
                                                                                   (DOLLARS IN THOUSANDS)
IDENTIFIABLE ASSETS
Acquisitions............................................................  $  1,579,253  $  1,255,542  $  1,204,883
Financial Institutions..................................................       352,021       268,782       215,878
Group...................................................................       278,926       278,094       215,997
Guaranteed Investment Contracts.........................................     2,608,149     2,537,045     2,211,181
Individual Life.........................................................     1,037,386       890,198       731,026
Investment Products.....................................................     1,873,119     1,580,519     1,286,744
Corporate and Other.....................................................       534,351       421,077       264,575
                                                                          ------------  ------------  ------------
                                                                          $  8,263,205  $  7,231,257  $  6,130,284
                                                                          ------------  ------------  ------------
Acquisitions............................................................          19.1%         17.4%         19.7%
Financial Institutions..................................................           4.3           3.7           3.5
Group...................................................................           3.4           3.8           3.5
Guaranteed Investment Contracts.........................................          31.5          35.1          36.1
Individual Life.........................................................          12.5          12.3          11.9
Investment Products.....................................................          22.7          21.9          21.0
Corporate and Other.....................................................           6.5           5.8           4.3
                                                                          ------------  ------------  ------------
                                                                                 100.0%        100.0%        100.0%
                                                                          ------------  ------------  ------------

------------------------

* Income before income tax for the Corporate and Other segment has not been reduced by pretax minority interest of $4,950 in 1996 and 1995, and $2,764 in 1994.

NOTE K. EMPLOYEE BENEFIT PLANS

    The Company has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee's highest thirty-six consecutive months of compensation. The Company's funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements of ERISA plus such additional amounts as the Company may determine to be appropriate from time to time. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

    The actuarial present value of benefit obligations and the funded status of the plan at December 31 are as follows:

                                                                            1996       1995
                                                                          ---------  ---------
Accumulated benefit obligation, including vested benefits of $14,720 in
  1996 and $16,676 in 1995..............................................  $  15,475  $  17,415
                                                                          ---------  ---------
Projected benefit obligation for service rendered to date...............  $  25,196  $  24,877
Plan assets at fair value (group annuity contract with Protective
  Life).................................................................     19,779     18,254
                                                                          ---------  ---------
Plan assets less than the projected benefit obligation..................     (5,417)    (6,623)
Unrecognized net loss from past experience different from that
  assumed...............................................................      3,559      4,882
Unrecognized prior service cost.........................................        705        805
Unrecognized net transition asset.......................................        (67)       (84)
                                                                          ---------  ---------
Net pension liability recognized in balance sheet.......................  $  (1,220) $  (1,020)
                                                                          ---------  ---------
                                                                          ---------  ---------

    Net pension cost includes the following components for the years ended December 31:

                                                                    1996       1995       1994
                                                                  ---------  ---------  ---------
Service cost--benefits earned during the year...................  $   1,908  $   1,540  $   1,433
Interest cost on projected benefit obligation...................      1,793      1,636      1,520
Actual return on plan assets....................................     (1,674)    (1,358)    (1,333)
Net amortization and deferral...................................        374        114        210
                                                                  ---------  ---------  ---------
Net pension cost................................................  $   2,401  $   1,932  $   1,830
                                                                  ---------  ---------  ---------

    Assumptions used to determine the benefit obligations as of December 31 were as follows:

                                                                         1996       1995       1994
                                                                       ---------  ---------  ---------
Weighted average discount rate.......................................       7.75%      7.25%      8.00%
Rates of increase in compensation level..............................       5.75%      5.25%      6.00%
Expected long-term rate of return on assets..........................       8.50%      8.50%      8.50%
                                                                             ---        ---        ---

    Assets of the pension plan are included in the general assets of Protective Life. Upon retirement, the amount of pension plan assets vested in the retiree are used to purchase a single premium annuity from Protective Life in the retiree's name. Therefore, amounts presented above as plan assets exclude assets relating to retirees.

    The Company also sponsors an unfunded Excess Benefits Plan, which is a nonqualified plan that provides defined pension benefits in excess of limits imposed by federal tax law. At December 31, 1996 and 1995, the projected benefit obligation of this plan totaled $7.2 million and $5.7 million, respectively.

    In addition to pension benefits, the Company provides limited healthcare benefits to eligible retired employees until age 65. The postretirement benefit is provided by an unfunded plan. At December 31, 1996 and 1995, the liability for such benefits totaled $1.4 million and $1.5 million, respectively. The expense recorded by the Company was $0.1 million in 1996 and $0.2 million in 1995 and 1994. The Company's obligation is not materially affected by a 1% change in the healthcare cost trend assumptions used in the calculation of the obligation.

    Life insurance benefits for retirees are provided through the purchase of life insurance policies upon retirement equal to the employees' annual compensation. This plan is partially funded at a maximum of $50,000 face amount of insurance.

    The Company sponsors a defined contribution retirement plan which covers substantially all employees. Employee contributions are made on a before-tax basis as provided by Section 401(k) of the Internal Revenue Code. The Company has established an Employee Stock Ownership Plan (ESOP)to match voluntary employee contributions to the Company's 401(k) Plan. In 1994 a stock bonus was added to the 401(k) Plan for employees who are not otherwise under a bonus plan. Expense related to the ESOP consists of the cost of the shares allocated to participating employees plus the interest expense on the ESOP's note payable to the Company less dividends on shares held by the ESOP. All shares held by the ESOP are treated as outstanding for purposes of computing the Company's earnings per share. At December 31, 1996, the Company had committed 52,388 shares to be released to fund employee benefits. The expense recorded by the Company for these employee benefits was $1.0 million, $0.7 million, and $0.6 million in 1996, 1995, and 1994, respectively.

NOTE L. REINSURANCE

    The Company assumes risks from, and reinsures certain parts of its risks with other insurers under yearly renewable term, coinsurance, and modified coinsurance agreements. Yearly renewable term and coinsurance agreements are accounted for by passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all benefit payments. Modified coinsurance is accounted for similarly to coinsurance except that the liability for future policy benefits is held by the original company, and settlements are made on a net basis between the companies. While the amount retained on an individual life will vary based upon age and mortality prospects of the risk, the Company generally will not carry more than $500,000 individual life insurance on a single risk.

    The Company has reinsured approximately $18.8 billion, $17.5 billion, and $8.6 billion in face amount of life insurance risks with other insurers representing $113.5 million, $116.1 million, and $46.0 million of premium income for 1996, 1995, and 1994, respectively. The Company has also reinsured accident and health risks representing $194.7 million, $217.1 million, and $126.5 million of premium income for 1996, 1995, and 1994, respectively. In 1996 and 1995, policy and claim reserves relating to insurance ceded of $325.9 million and $266.9 million, respectively, are included in reinsurance receivables. Should any of the reinsurers be unable to meet its obligation at the time of the claim, obligation to pay such claim would remain with the Company. At December 31, 1996 and 1995, the Company had paid $6.7 million and $4.1 million, respectively, of ceded benefits which are recoverable from reinsurers.

    During 1995 the Company entered into a reinsurance agreement whereby all of the Company's new credit insurance sales are being ceded to a reinsurer. Included in the preceding paragraph are credit life and credit accident and health insurance premiums of $47.7 million and $55.3 million, respectively, and reserves of $135.8 million which were ceded during 1996. Also included are credit life and credit accident and health insurance premiums of $68.2 million and $57.6 million, respectively, and reserves totaling $100.8 million which were ceded during 1995.

NOTE M. ESTIMATED MARKET VALUES OF FINANCIAL INSTRUMENTS

    The carrying amounts and estimated market values of the Company's financial instruments at December 31 are as follows:

                                                                      1996                        1995
                                                           --------------------------  --------------------------
                                                                          ESTIMATED                   ESTIMATED
                                                             CARRYING       MARKET       CARRYING       MARKET
                                                             AMOUNTS        VALUES       AMOUNTS        VALUES
                                                           ------------  ------------  ------------  ------------
Assets (see Notes A and C):
Investments:
  Fixed maturities.......................................  $  4,686,072  $  4,686,072  $  3,892,008  $  3,892,008
  Equity securities......................................        35,250        35,250        38,711        38,711
  Mortgage loans on real estate..........................     1,503,080     1,581,694     1,834,357     2,001,081
  Short-term investments.................................       114,258       114,258        53,591        53,591
Cash.....................................................       121,051       121,051        11,392        11,392
Liabilities (see Notes A and E):
Debt:
  Notes payable to banks.................................        61,000        61,000        40,500        40,500
  Senior Notes...........................................        75,000        75,000        75,000        75,000
  Medium-Term Notes......................................        45,000        45,000
Monthly Income Preferred Securities......................        55,000        57,200        55,000        58,300
Other (see Note A):
  Futures contracts......................................                      (1,708)                       (633)
  Interest rate swaps....................................                        (333)                      5,658
  Options................................................                         (54)

NOTE N. CONSOLIDATED QUARTERLY RESULTS--UNAUDITED

    Protective Life Corporation's unaudited consolidated quarterly operating data for the years ended December 31, 1996 and 1995, are presented below. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of quarterly results have been reflected in the data which follow. It is also management's opinion, however, that quarterly operating data for insurance enterprises are not indicative of results to be achieved in succeeding quarters or years. In order to obtain a more accurate indication of performance, there should be a review of operating results, changes in stockholders' equity, and cash flows for a period of several quarters.

                                                          FIRST         SECOND          THIRD         FOURTH
1996                                                     QUARTER        QUARTER        QUARTER        QUARTER
----------------------------------------------------  -------------  -------------  -------------  -------------
Premiums and policy fees............................  $     115,586  $     132,251  $     118,696  $     127,620
Net investment income...............................        124,280        130,560        129,309        133,334
Realized investment gains (losses)..................          4,421            600            861           (372)
Other income........................................          5,458          4,972          5,079          5,348
                                                      -------------  -------------  -------------  -------------
Total revenues......................................        249,745        268,383        253,945        265,930
Benefits and expenses...............................        216,605        231,860        222,389        227,408
                                                      -------------  -------------  -------------  -------------
Income before income tax............................         33,140         36,523         31,556         38,522
Income tax expense..................................         11,268         12,417         10,730         13,097
Minority interest...................................            804            805            804            804
                                                      -------------  -------------  -------------  -------------
Net income..........................................  $      21,068  $      23,301  $      20,022  $      24,621
                                                      -------------  -------------  -------------  -------------
Net income per share................................  $         .73  $         .78  $         .64  $         .79
                                                      -------------  -------------  -------------  -------------
Average shares outstanding..........................     29,020,360     29,805,228     31,147,723     31,151,755
                                                      -------------  -------------  -------------  -------------

                                                          FIRST         SECOND          THIRD         FOURTH
1995                                                     QUARTER        QUARTER        QUARTER        QUARTER
----------------------------------------------------  -------------  -------------  -------------  -------------
Premiums and policy fees............................  $     104,022  $     113,610  $     107,300  $     107,644
Net investment income...............................        112,663        118,046        123,894        121,321
Realized investment gains (losses)..................          2,619           (555)         1,337         (1,789)
Other income........................................          2,525          2,780          2,660          3,803
                                                      -------------  -------------  -------------  -------------
Total revenues......................................        221,829        233,881        235,191        230,979
Benefits and expenses...............................        192,257        206,011        201,487        201,091
                                                      -------------  -------------  -------------  -------------
Income before income tax............................         29,572         27,870         33,704         29,888
Income tax expense..................................          9,759          9,197         12,034         10,162
Minority interest...................................            804            804            804            805
                                                      -------------  -------------  -------------  -------------
Net income..........................................  $      19,009  $      17,869  $      20,866  $      18,921
                                                      -------------  -------------  -------------  -------------
Net income per share................................  $         .69  $         .62  $         .72  $         .65
                                                      -------------  -------------  -------------  -------------
Average shares outstanding..........................     27,599,922     28,766,664     28,775,118     28,934,174
                                                      -------------  -------------  -------------  -------------

PROSPECTUS

                          PROTECTIVE LIFE CORPORATION
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                              PLC CAPITAL TRUST II
                             PLC CAPITAL TRUST III
                              PLC CAPITAL TRUST IV
                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                          PROTECTIVE LIFE CORPORATION
                            ------------------------

    Protective Life Corporation, a Delaware corporation ("Protective Life" or the "Company"), may from time to time offer (a) its debt securities ("Debt Securities"), in one or more series, which may be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities"), (b) shares of its preferred stock, par value $1.00 per share ("Preferred Stock"), in one or more series, (c) shares of its common stock, par value $.50 per share ("Common Stock"), (d) its stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock and/or (e) its stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities or Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities (as hereinafter defined), and PLC Capital Trust II, PLC Capital Trust III and PLC Capital Trust IV (each, a "PLC Capital Trust"), may from time to time offer their preferred securities which may be designated as preferred securities or capital securities ("Preferred Securities"), in each case in amounts, at prices and on terms to be determined at the time or times of offering. The Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units and Preferred Securities are referred to herein collectively as the "Offered Securities". The aggregate initial offering price of the Offered Securities in respect of which this Prospectus is being delivered will not exceed U.S. $200,000,000 (or its equivalent (based on the applicable exchange rate at the time of issue), in one or more foreign currencies or currency units as shall be designated by Protective Life).

    The PLC Capital Trusts, which are each statutory business trusts formed under the laws of the State of Delaware, were formed by Protective Life solely to issue their Preferred Securities, representing preferred undivided beneficial interests in the assets of the respective PLC Capital Trust, and their common securities ("Common Securities") and loan the proceeds thereof to Protective Life. Accordingly, the proceeds of an offering of Preferred Securities, together with all capital contributions made in respect of Common Securities, will be loaned to Protective Life in exchange for Subordinated Debt Securities of Protective Life having the terms described herein. Interest and principal payments on the Subordinated

                                                        (CONTINUED ON NEXT PAGE)

                         ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS JULY 18, 1997.

(CONTINUED FROM PREVIOUS PAGE)

Debentures are intended to fund the payment of periodic distributions ("distributions") and redemption and liquidation distributions on the Preferred Securities and the Common Securities. The payment of distributions with respect to Preferred Securities of each of the PLC Capital Trusts out of moneys held by each of the PLC Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Protective Life to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. Protective Life's obligations under the Preferred Securities Guarantees will rank (i) subordinate and junior in right of payment to all present and future Senior Indebtedness (as such term is defined in the Subordinated Indenture (as hereinafter defined)), (ii) PARI PASSU with the Company's guarantees (each, a "Common Guarantee") with respect to the Common Securities of the PLC Capital Trusts, Subordinated Debt Securities, the Company's guarantee (the "Series A Guarantee") of PLC Capital L.L.C.'s 9% Cumulative Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), the Company's 9% Subordinated Debentures, due 2024, Series A (the "Series A Subordinated Debentures"), the Company's guarantee of PLC Capital Trust I's 8 1/4% Trust Originated Preferred Securities (the "Trust I Preferred Securities"), the Company's guarantee (the "8 1/4% Common Guarantee, " and together with the
8 1/4% Preferred Guarantee, the "8 1/4% TOPrS Guarantees") of PLC Capital Trust I's 8 1/4% Trust Originated Common Securities (the "Trust I Common Securities," and together with the Trust I Preferred Securities, the "Trust I TOPrS"), the Company's 8 1/4% Subordinated Debentures, due 2027, Series B (the "Series B Subordinated Dentures") and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's Common Stock, the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Protective Life in respect to any preferred or preference stock of any affiliate of the Company. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a PLC Capital Trust, or a trustee of such PLC Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities of such PLC Capital Trust. The Subordinated Debt Securities purchased by an PLC Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such PLC Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

    Specific terms of the particular Offered Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying Prospectus Supplement (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, currency in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, any listing on a securities exchange, initial public offering or purchase price, conversion rights, methods of distribution and other special terms, (ii) in the case of Preferred Stock and Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any voting rights, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Stock or Preferred Securities of a specific series and, in the case of Preferred Securities, the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of Subordinated Debt Securities of Protective Life, (iii) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contract or vice versa, and the terms of the offering and sale thereof, (iv) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the

Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, and (v) in the case of Common Stock, the number of shares offered, the methods of distribution and the public offering or purchase price. Protective Life's Common Stock is listed on the New York Stock Exchange under the trading symbol "PL". Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

    The Prospectus Supplement will also contain information, as applicable, about certain United States federal income tax considerations relating to the Offered Securities in respect of which this Prospectus is being delivered.

    The Debt Securities will be unsecured. Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities will rank equally with all other unsecured and unsubordinated indebtedness of Protective Life. The Subordinated Debt Securities will be subordinated in right of payment to all present and future Senior Indebtedness (as defined herein) of Protective Life to the extent described herein and in the Prospectus Supplement relating thereto. The Debt Securities may be denominated in United States dollars or, at the option of Protective Life if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    The Offered Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution". The names of any underwriters, dealers or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement.

    This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

    No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by Protective Life or the PLC Capital Trusts or by any agent, dealer or underwriter. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. The delivery of this Prospectus or any Prospectus Supplement at any time does not imply that the information herein or therein is correct as of any time subsequent to the date of such information.

                             AVAILABLE INFORMATION

    Protective Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information concerning Protective Life can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission maintains an Internet Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's site is http://www.sec.gov.

    This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by Protective Life and the PLC Capital

Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Protective Life, the PLC Capital Trusts and the Offered Securities, reference is made to the Registration Statement. The Registration Statement may be inspected by anyone without charge at the principal office of the Commission in Washington, D.C. and copies of all or part of it may be obtained from the Commission upon payment of the prescribed fees.

    No separate financial statements of the PLC Capital Trusts have been included herein or incorporated herein by reference. Protective Life and the PLC Capital Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the PLC Capital Trusts will be owned, directly or indirectly, by Protective Life, a reporting company under the Exchange Act, (ii) each of the PLC Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such PLC Capital Trust and investing the proceeds thereof in Subordinated Debt Securities issued by Protective Life and (iii) Protective Life's obligations described herein and in any accompanying Prospectus Supplement, under the Declaration (as defined herein) of each PLC Capital Trust, the Preferred Securities Guarantees issued with respect to Preferred Securities issued by that PLC Capital Trust and the related back-up undertakings, the Subordinated Debt Securities purchased by that PLC Capital Trust and the related Subordinated Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of Debt Securities of Protective Life--Subordination Under the Subordinated Indenture" and "Description of the Preferred Securities Guarantees of the PLC Capital Trusts."

    The PLC Capital Trusts are not currently subject to the information reporting requirements of the Exchange Act. The PLC Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Protective Life's Quarterly report on form 10-Q for the three month period ended March 31, 1997, Annual Report on Form 10-K for the year ended December 31, 1996, and Current Reports on Form 8-K dated April 23, 1997 and February 11, 1997, as filed with the Commission pursuant to the Exchange Act (File No. 1-12332), and the description of Protective Life's Common Stock contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act on September 4, 1981, as amended by an amendment thereto filed on Form 8 on October 27, 1981 and the description of Protective Life's Rights to Purchase Series A Junior Participating Cumulative Preferred Stock contained in its Form 8-A filed on August 7, 1995 including any amendment or report filed for the purpose of updating such descriptions prior to the termination of the offering, are incorporated herein by reference.

    Each document or report subsequently filed by Protective Life pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Protective Life will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference, other than certain exhibits to such documents. Requests should be directed to: Stockholder Relations, Protective Life Corporation, P.O. Box 2606, Birmingham, Alabama 35202 (telephone: (205) 868-3573; facsimile (205) 868-3541).

                          PROTECTIVE LIFE CORPORATION

    Protective Life, a Delaware corporation incorporated in 1981, is an insurance holding company that, through its subsidiary life insurance companies, produces, distributes and services a diverse array of insurance and investment products. Protective Life markets individual life insurance, dental insurance, group life and health insurance, credit life and disability insurance, guaranteed investment contracts and annuities throughout the United States. The Company also maintains a separate line of business devoted exclusively to the acquisition of insurance policies from other companies and participates in a joint venture which owns a life insurance company in Hong Kong. Protective Life Insurance Company ("Protective Life Insurance"), founded in 1907, is Protective Life's principal operating subsidiary. Protective Life's principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 879-9230.

    Protective Life's ability to pay principal and interest on any Debt Securities or dividends on any Preferred Stock or Common Stock is affected by the ability of its insurance company subsidiaries, Protective Life's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes (i.e., deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective Life that are treated as equity capital of such insurance company subsidiaries for statutory accounting purposes), both of which may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. Protective Life's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries. Insurance company subsidiaries of Protective Life are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective Life. Under Tennessee insurance laws, Protective Life Insurance generally may pay dividends to Protective Life only out of its unassigned surplus as reflected in its statutory financial statements filed in that State. In addition, the Tennessee Commissioner of Insurance must approve (or not disapprove within 30 days of notice) payment of an "extraordinary" dividend from Protective Life Insurance, which generally under Tennessee insurance laws is a dividend that exceeds, together with all dividends paid by Protective Life Insurance within the previous 12 months, the greater of (i) 10% of Protective Life Insurance's surplus as regards policyholders at the preceding December 31 or (ii) the net gain from operations of Protective Life Insurance for the 12 months ended on such December 31. No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which Protective Life's insurance subsidiaries are domiciled, which restrictions could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective Life by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

    In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Protective Life, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective Life, as shareholder or holder of surplus notes, would be entitled to any payment, and thus such creditors would have to be paid in full before the creditors of Protective Life (including holders of Debt Securities) would be entitled to receive any payment from the assets of such subsidiary.

                             THE PLC CAPITAL TRUSTS

    Each of the PLC Capital Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the PLC Capital Trustees (as defined herein) for such trust and
(ii) the filing of a certificate of trust with the Delaware Secretary of State on July 1, 1997. Each PLC Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and Common Securities (together, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the applicable Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each PLC Capital Trust. Each PLC Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in its Declaration. Each PLC Capital Trust's business and affairs will be conducted by the trustees (the "PLC Capital Trustees") appointed by the Company, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the PLC Capital Trustees of each PLC Capital Trust. The duties and obligations of the PLC Capital Trustees shall be governed by the Declaration of such PLC Capital Trust. A majority of the PLC Capital Trustees (the "Regular Trustees") of each PLC Capital Trust will be persons who are employees or officers of or affiliated with the Company. One PLC Capital Trustee of each PLC Capital Trust will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee" or the "Institutional Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one PLC Capital Trustee of each PLC Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the PLC Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for each PLC Capital Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Each PLC Capital Trust's offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223 (Telephone: (205) 879-9230).

                                USE OF PROCEEDS

    Except as otherwise described in the applicable Prospectus Supplement, the proceeds from the sale by any PLC Capital Trust of any Preferred Securities (together with any capital contributed in respect of Common Securities) will be loaned to Protective Life in exchange for Subordinated Debt Securities. Protective Life will use borrowings from PLC Capital Trusts, and the net proceeds from any sale of Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units for general corporate purposes, including, but not limited to, repayments of indebtedness of Protective Life or its subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. A more detailed description of the use of proceeds of any specific offering of Offered Securities shall be set forth in the Prospectus Supplement pertaining to such offering.

                          CONSOLIDATED EARNINGS RATIOS

    The following table sets forth Protective Life's ratios of consolidated earnings to fixed charges, consolidated earnings to combined fixed charges and distributions on Series A Preferred Securities and consolidated earnings to combined fixed charges, distributions on Series A Preferred Securities and interest credited on investment products for the years and periods indicated:

                                                                                          YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                             1992       1993       1994       1995       1996
                                                                           ---------  ---------  ---------  ---------  ---------
Ratio of Consolidated Earnings to Fixed Charges (1)......................       13.5       14.4       14.7       13.6       14.9
Ratio of Consolidated Earnings to Combined Fixed Charges and
  Distributions on Series A Preferred Securities(2)......................       13.5       14.4       10.8        9.0       10.0
Ratio of Consolidated Earnings to Combined Fixed Charges, Distributions
  on Series A Preferred Securities and Interest Credited on Investment
  Products(3)............................................................        1.3        1.4        1.4        1.4        1.5


                                                                            THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           --------------------
                                                                             1996       1997
                                                                           ---------  ---------
Ratio of Consolidated Earnings to Fixed Charges (1)......................       13.2       11.8
Ratio of Consolidated Earnings to Combined Fixed Charges and
  Distributions on Series A Preferred Securities(2)......................        9.1        8.8
Ratio of Consolidated Earnings to Combined Fixed Charges, Distributions
  on Series A Preferred Securities and Interest Credited on Investment
  Products(3)............................................................        1.4        1.8

------------------------

(1) The ratio of consolidated earnings to fixed charges is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding distributions on Series A Preferred Securities reported as minority interest) and interest expense on debt, by interest expense on debt.

(2) The ratio of consolidated earnings to combined fixed charges and distributions on Series A Preferred Securities is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding distributions on Series A Preferred Securities reported as minority interest) and interest expense on debt, by interest expense on debt and distributions on Series A Preferred Securities. The ratio of consolidated earnings to combined fixed charges and distributions on Series A Preferred Securities does not include distributions on the Trust I TOPrS issued in April 1997.

(3) The ratio of consolidated earnings to interest on debt, distributions on Series A Preferred Securities, and interest credited on investment products is calculated by dividing the sum of income before income tax (excluding pre-tax minority interest but not excluding distributions on Series A Preferred Securities reported as minority interest), interest expense on debt and interest credited on investment products, by the sum of interest expense on debt, distributions on Series A Preferred Securities and interest credited on investment products. Investment products include products such as guaranteed investment contracts and annuities. The ratio of consolidated earnings to combined fixed charges, distributions on Series A Preferred Securities and interest credited on investment products does not include distributions on the Trust I TOPrS issued in April 1997.

               DESCRIPTION OF DEBT SECURITIES OF PROTECTIVE LIFE

    The Senior Debt Securities offered hereby are to be issued in one or more series under the Senior Indenture, dated as of June 1, 1994, between Protective Life and The Bank of New York, as trustee (the "Senior Trustee"), as supplemented by Supplemental Indenture No. 1, dated as of July 1, 1994, Supplemental Indenture No. 2, dated as of August 1, 1996, Supplemental Indenture No. 3, dated as of September 15, 1996, Supplemental Indenture No. 4, dated as of November 15, 1996 and Supplemental Indenture No. 5, dated as of December 1, 1996 (as so supplemented, the "Senior Indenture"). The Subordinated Debt Securities offered hereby are to be issued under the Subordinated Indenture, dated as of June 1, 1994, between Protective Life and AmSouth Bank (successor by merger to AmSouth Bank of Alabama, successor by conversion of charter, to AmSouth Bank N.A.) (hereinafter referred to as "AmSouth Bank"), as trustee (the "Subordinated Trustee," and together with the Senior Trustee, the "Trustees"), as amended and supplemented by Supplemental Indenture No. 1, dated as of June 9, 1994, Supplemental Indenture No. 2, dated as of August 1, 1994 and Supplemental Indenture No.3, dated as of April 29, 1997 (as so supplemented and amended, the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    The statements herein relating to the Debt Securities and the following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. Whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

    The Debt Securities will be unsecured obligations of Protective Life. The Senior Debt Securities will be unsecured and will rank PARI PASSU with all other unsecured and unsubordinated obligations of Protective Life. The Subordinated Debt Securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the Subordinated Indenture to all present and future Senior Indebtedness of Protective Life. See "-- Subordination under the Subordinated Indenture". The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder. Except as otherwise provided in the applicable Prospectus Supplement, the Indentures, as they apply to any series of Debt Securities, also do not limit the incurrence or issuance of other secured or unsecured debt of Protective Life.

    Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor;
(7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Protective Life; (9) the obligation, if any, of Protective Life to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations;
(10) the
denominations in which such Debt Securities are authorized to be issued; (11) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether Protective Life or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (12) if the amount of principal of, or any premium or interest on, any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (15) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (16) any addition to, or modification or deletion of, any Event of Default or any covenant of Protective Life specified in the Indenture with respect to such Debt Securities; (17) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (18) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities; (19) in the case of the Subordinated Indenture, the terms, if any, upon which such Debt Securities may be converted or exchanged, at the option of the holders thereof, into or for Common Stock of Protective Life or other securities or property; and (20) any other terms not inconsistent with the terms of the Indentures pertaining to such Debt Securities. (Section 3.1 of each Indenture.) Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange.

    Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer debt securities will be transferable by delivery. (Section 3.5 of each Indenture.)

    Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain federal income tax consequences and special considerations applicable to any such Debt Securities will be described in the applicable Prospectus Supplement.

    If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Debt Securities, special federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

    The general provisions of the Indentures do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving Protective Life that may adversely affect holders of the Debt Securities.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

    Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of Protective Life maintained for that purpose as Protective Life may designate from time to time, except that, at the option of Protective Life, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the register. (Sections 3.7(a) and 9.2 of each Indenture.) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each Indenture.)

    Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as Protective Life may appoint from time to time. The paying agents outside the United States initially appointed by Protective Life for a series of Debt Securities will be named in the Prospectus Supplement. Protective Life may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, Protective Life will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, Protective Life will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2 of each Indenture.)

    All moneys paid by Protective Life to the Debt Trustees or a paying agent for the payment of the principal of, or any premium or interest on, any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to Protective Life, and the holder of such Security thereafter may look only to Protective Life for payment thereof. (Section 9.3 of each Indenture.)

    Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of Protective Life maintained for such purpose as designated by Protective Life from time to time. (Sections 3.5 and 9.2 of each Indenture.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each Indenture.)

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security"). Each Registered Global Security will be registered in the name of a depository (the "Depository") or a nominee for the Depository identified in the applicable Prospectus Supplement, will be deposited with such Depository or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to each Indenture. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3 of each Indenture.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be transferred or exchanged except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such

Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5 of each Indenture.)

    The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. Protective Life expects that the following provisions will apply to depository arrangements.

    Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by Protective Life, if such Debt Securities are offered and sold directly by Protective Life. Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Securities.

    So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under each Indenture. (Section 3.8 of each Indenture.) Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.5 of each Indenture.)

    Ownership of beneficial interests in a Global Security will be limited to participants and to persons that may hold beneficial interests through participants. Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. Protective Life understands that, under existing industry practices, if Protective Life requests any action of holders or any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action a holder is entitled to give or take under the relevant Indenture, the Depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.

    Protective Life expects that the Depository for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depository. Protective Life also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names", and will be the responsibility of such participants. Nevertheless, payments, transfers, exchanges and other matters relating to beneficial interests in a Registered Global Security may be subject to various policies and procedures adopted by the Depository from time to time. None of Protective Life, the respective Debt Trustee or any agent of Protective Life or the respective Debt Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each Indenture.)

    Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security notifies Protective Life that it is unwilling or unable to continue as Depository and a successor Depository is not appointed by Protective Life within 90 days, Protective Life will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, Protective Life may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5 of each Indenture.)

    The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Securities may be issued in temporary or permanent form. (Section 3.4 of each Indenture.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY PROTECTIVE LIFE

    Protective Life shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (i) the corporation formed by such consolidation or into which Protective Life is merged or the corporation which acquires its assets is organized in the United States and expressly assumes all of the obligations of Protective Life under each Indenture, (ii) immediately after giving effect to such transaction, no Default (as defined herein) or Event of Default shall have happened and be continuing and (iii) if, as a result of such transaction, properties or assets of Protective Life would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Debt Securities of any series, Protective Life or its successor shall take steps necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereby. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Protective Life is merged or to which such sale is made, shall succeed to, and be substituted for Protective Life under each Indenture. (Section 7.1 of each Indenture.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

    Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Debt Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to Protective Life (and to the Debt Trustee for such series, if notice is given by such holders of Debt

Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities (including Subordinated Debentures) issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2 of each Indenture.)

    Except as otherwise provided in a Prospectus Supplement relating to the Debt Securities of a particular series, Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to Protective Life by the Debt Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default in payment of principal relating to indebtedness of Protective Life and its consolidated subsidiaries for borrowed money having an aggregate principal amount exceeding $25 million (after the expiration of any applicable grace period with respect thereto), or other default resulting in acceleration of indebtedness of Protective Life and its consolidated subsidiaries for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Protective Life by the respective Debt Trustee or to Protective Life and the respective Debt Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding; PROVIDED that such Event of Default will be remedied, cured or waived if the default that resulted in such Event of Default is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of Protective Life or Protective Life Insurance. (Section 5.1 of each Indenture.) Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1 (7) of each Indenture.)

    Each Indenture provides that the respective Debt Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; PROVIDED that except in the case of a Default in payment on the Debt Securities of that series, the respective Debt Trustee may withhold the notice if and so long as the Board of Directors of Protective Life, the executive committee thereof or a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6 of each Indenture.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1 of each Indenture.)

    Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee for such series, or exercising any trust or power conferred on such Debt Trustee. (Section 5.8 of each Indenture.)

    Each Indenture includes a covenant that Protective Life will file annually with the respective Debt Trustee a certificate as to Protective Life's compliance with all conditions and covenants of such Indenture. (Section 9.6 of each Indenture.)

    The holders of a majority in aggregate principal amount of any series of Debt Securities by written notice to the Debt Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security. (Section 5.7 of each Indenture.)

MODIFICATION OF THE INDENTURES

    Each Indenture contains provisions permitting Protective Life and the respective Debt Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to Protective Life and the assumption of the covenants of Protective Life by a successor to Protective Life; (ii) to add to the covenants of Protective Life or surrender any right or power of Protective Life; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Debt Trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate Debt Trustee or Debt Trustees for specific series of Debt Securities; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture or to cure any ambiguity or correct any mistake, PROVIDED that any such action does not adversely affect the interests of any holder of Debt Securities of any series then outstanding; or (xi) in the case of the Subordinated Indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of Subordinated Debentures of any series then outstanding (and in the case of Subordinated Debentures issued in return for the proceeds of Preferred Securities of any series then outstanding, not adverse to the holders of such Preferred Securities). (Section 8.1 of each Indenture.)

    Each Indenture also contains provisions permitting Protective Life and the respective Debt Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the interest rate, the amount of principal or the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Indexed Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of Protective Life to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) in the case of the Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debentures of any series then outstanding (and in the case of Subordinated Debentures issued in return for the proceeds of Preferred Securities of any series then outstanding, adverse to the holders of such Preferred Securities); or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of each Indenture.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

    In the Subordinated Indenture, Protective Life has covenanted and agreed that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all present and future Senior Indebtedness to the extent provided in the Subordinated Indenture. The Subordinated Indenture defines the term "Senior Indebtedness" as the principal, premium, if any, and interest on (i) all indebtedness of Protective Life, whether outstanding on the date of the issuance of Subordinated Debt Securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities, (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which Protective Life is responsible or liable as guarantor or otherwise and
(iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to Subordinated Debt Securities. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

    If (i) Protective Life defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to Protective Life by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities.

    In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective Life, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of Protective Life, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by Protective Life for the benefit of creditors or (iv) any other marshalling of the assets of Protective Life, all present and future Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Protective Life on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of Protective Life or any other corporation provided for by a plan of reorganization or a readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Protective Life being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all present and future Senior Indebtedness shall have been paid in full. No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of Protective Life.

    Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all present and future Senior Indebtedness, the holders of Subordinated Debt Securities shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt Securities shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between Protective Life and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by Protective Life on account of Senior Indebtedness, and not on account of Subordinated Debt Securities.

    The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

    The Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by Protective Life. Protective Life expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

DEFEASANCE AND COVENANT DEFEASANCE

    If indicated in the applicable Prospectus Supplement, Protective Life may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Debt Trustee (or other qualifying trustee), in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, Protective Life must deliver to the relevant Debt Trustee an Officer's Certificate and an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. Additional conditions to defeasance include (x) delivery by Protective Life to the relevant Debt Trustee of an Officer's Certificate to the effect that neither such Debt Securities nor any other Debt Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such defeasance, (y) no Event of Default with respect to such Debt Securities or any other Debt Securities occurring or continuing at the time of such defeasance or, in the case of certain bankruptcy Events of Default, at any time on or prior to the 90th day after the date of such defeasance and (z) such defeasance not resulting in the trust arising from the deposit of any moneys in respect of such defeasance constituting an "investment company" within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder. (Article 4 of each Indenture.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Sections 1.1 and 3.1 of each Indenture.)

    In addition, with respect to the Subordinated Indenture, in order to be discharged (i) no event or condition shall exist that, pursuant to certain provisions described under "--Subordination under the Subordinated Indenture" above, would prevent Protective Life from making payments of principal of (and premium, if any) and interest on Subordinated Debt Securities and coupons appertaining thereto at the date of the irrevocable deposit referred to above or at any time during the period ending on the 121st day after such deposit date, and (ii) Protective Life shall deliver to the Trustee under the Subordinated Indenture an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of Senior Indebtedness, and (b) after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally except that if a court were to rule under any such law in any case or proceeding that the trust refunds remained the property of Protective Life, then the Trustee under the Subordinated Indenture and the holders of Subordinated Debt Securities would be entitled to certain rights as secured creditors in such trust funds. (Section 4.6 of the Subordinated Indenture.)

    Protective Life may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If Protective Life exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If Protective Life exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

NOTICES

    Notices to holders of registered Debt Securities will be given by mail to the addresses of such holders as they may appear in the Register. (Section 1.6 of each Indenture)

TITLE

    Protective Life, the Debt Trustees and any agent of Protective Life or the Debt Trustees may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of receiving payment and for all other purposes. (Section 3.8 of each Indenture.)

GOVERNING LAW

    The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each Indenture.)

THE DEBT TRUSTEES

    The Bank of New York is the Debt Trustee under the Senior Indenture. AmSouth Bank is the Debt Trustee under the Subordinated Indenture. Protective Life may also maintain banking and other commercial relationships with each of the Debt Trustees and their affiliates in the ordinary course of business. The Indentures contain certain limitations on the right of each Debt Trustee, should it become a creditor of Protective Life, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. Each Debt Trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the Debt Securities, it must eliminate such conflict or resign.

                DESCRIPTION OF CAPITAL STOCK OF PROTECTIVE LIFE

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

    The authorized capital stock of Protective Life is 84,000,000 shares, consisting of:

        (a) 3,600,000 shares of Preferred Stock, par value $1.00 per share, of which no shares were outstanding as of March 31, 1997;

        (b) 400,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of which no shares were outstanding as of March 31, 1997; and

        (c) 80,000,000 shares of Common Stock, par value $.50 per share (the "Common Stock"), of which 30,807,526 shares (as well as the same number of Rights ("Rights") to purchase shares of Series A Junior Participating Cumulative Preferred Stock pursuant to the Rights Agreement, dated August 7, 1995 (the "Rights Agreement"), between Protective Life and AmSouth Bank, as Rights Agent) were outstanding as of March 31, 1997.

    In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective Life is empowered, without approval of the stockholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the (i) Restated Certificate of Incorporation of Protective Life, as amended (the "Restated Certificate of Incorporation"), (ii) the By-laws of Protective Life and (iii) the Rights Agreement, copies of each of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    No holders of any class of Protective Life's capital stock are entitled to preemptive rights.

               DESCRIPTION OF PREFERRED STOCK OF PROTECTIVE LIFE

    The particular terms of any series of Preferred Stock offered hereby ("Offered Preferred Stock") will be set forth in the Prospectus Supplement relating thereto. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the Offered Preferred Stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of Offered Preferred Stock that will be set forth in a Prospectus Supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

                 DESCRIPTION OF COMMON STOCK OF PROTECTIVE LIFE

GENERAL

    Subject to the rights of the holders of any shares of Preferred Stock which may at the time be outstanding, holders of Common Stock are entitled to such dividends as the Board of Directors may declare out of funds legally available therefor. The holders of Common Stock will possess exclusive voting rights in Protective Life, except to the extent the Board of Directors specifies voting power with respect to any Preferred Stock issued. Except as hereinafter described, holders of Common Stock are entitled to one vote for each share of Common Stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective Life, the holders of Common

Stock are entitled to receive, after payment of all of Protective Life's debts and liabilities and of all sums to which holders of any Preferred Stock may be entitled, the distribution of any remaining assets of Protective Life. Holders of Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of Common Stock sold hereunder will be fully paid and nonassessable. AmSouth Bank is the registrar and transfer agent for the Common Stock. The Common Stock is listed on the New York Stock Exchange under the symbol "PL."

CERTAIN PROVISIONS

    The provisions of Protective Life's Restated Certificate of Incorporation that are summarized below may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

    ISSUANCE OF PREFERRED STOCK. Pursuant to the Restated Certificate of Incorporation, the Board of Directors by resolution may establish one or more series of Preferred Stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective Life.

    BUSINESS COMBINATIONS. Protective Life's Restated Certificate of Incorporation contains a "fair price" provision which generally requires that certain "Business Combinations" (as defined herein) with a "Related Person" (generally the beneficial owner of at least 20 percent of Protective Life's voting stock) be approved by the holders of at least 80 percent of Protective Life's voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such Related Person, unless (a) at least a majority of the "Continuing Directors" of Protective Life (i) has expressly approved in advance the acquisition of Protective Life's voting stock that caused the Related Person involved in the Business Combination to become a Related Person or (ii) has approved the Business Combination, or (b) the Business Combination is either a "Reorganization" or a Business Combination in which Protective Life is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the Business Combination by holders of the Common Stock of Protective Life other than the Related Person is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions) paid by such Related Person in acquiring any holdings of Protective Life's Common Stock either in or subsequent to the transaction or series of transactions by reason of which the Related Person became a Related Person. Protective Life's Restated Certificate of Incorporation defines "Business Combination" as (i) any Reorganization of Protective Life or a subsidiary of Protective Life with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any "Substantial Part" (as defined herein) of the assets either of Protective Life or of a subsidiary of Protective Life, or both, to a Related Person, (iii) any Reorganization of a Related Person with or into Protective Life or a subsidiary of Protective Life, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to Protective Life or a subsidiary of Protective Life, (v) the issuance of any securities of Protective Life or any subsidiary of Protective Life to a Related Person except if such issuance were a stock split, stock dividend or other distribution PRO RATA to all holders of the same class of voting stock, (vi) any reclassification of Protective Life's securities (including any reverse stock split) or any other recapitalization that would have the effect of increasing the voting power of a Related Person, and (vii) any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of Business Transaction. "Continuing Director" is defined to mean a director who was a member of the Board of Directors of Protective Life immediately prior to the time such Related Person became a Related Person. "Substantial Part" is defined as more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the Continuing Directors as of the end of its most recent fiscal year ending prior to the time the determination is being made. "Reorganization" is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, as pertains to a subsidiary of Protective Life, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration. Under the Restated Certificate of Incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the Restated Certificate of Incorporation relating to Business Combinations with a Related Person requires the affirmative vote of the holders of at least 80 percent of Protective Life's voting stock and the holders of at least 67 percent of Protective Life's voting stock held by holders other than such Related Person.

SHARE PURCHASE RIGHTS PLAN

    On August 7, 1995, the Board of Directors of Protective Life declared a dividend distribution of one Right for each outstanding share of Common Stock. The distribution was payable on August 18, 1995 to the shareholders of record on that date. Each Right entitles the registered holder to purchase from Protective Life one one-hundredth of a share of Junior Preferred Stock at a price of $110 per one one-hundredth of a share of Junior Preferred Stock (the "Purchase Price"), subject to adjustment.

    Until the earlier to occur of (i) ten days following the time of a public announcement or notice to Protective Life that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of Protective Life (the "Stock Acquisition Time") or (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of August 18, 1995, by such Common Stock certificate with a copy of a "Summary of Rights" attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after August 18, 1995, upon transfer or new issuance of the Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of August 18, 1995, even without a copy of a "Summary of Rights" attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

    The Rights are not exercisable until the Distribution Date. The Rights will expire on August 18, 2005, unless earlier redeemed by Protective Life as described below or extended.

    The Purchase Price payable, and the number of shares of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the fixing of a record date for the issuance to holders of Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock or convertible securities at less than the current market price of Junior Preferred Stock or (iii) upon the fixing of a record date for the making of a distribution to holders of Junior Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends not exceeding 125% of the last regular periodic cash dividend or dividends payable in Junior Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights and number of shares of Junior Preferred

Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the Common Stock prior to the Distribution Date.

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market value of the Common Stock on the last trading date prior to the date of exercise.

    In the event that after the Stock Acquisition Time, Protective Life is acquired in a merger or other business combination transaction or 50% or more of its assets, cash flow or earning power are sold or otherwise transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right (other than the Acquiring Person) upon the exercise thereof at the then-current exercise price of the Right, shall thereafter be entitled to receive that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that Protective Life were the surviving corporation in a merger and its Common Stock was changed or exchanged, proper provision shall be made so that each holder of a Right (other than the Acquiring Person) will thereafter have the right to receive upon exercise, that number of shares of the Common Stock having a market value of two times the exercise price of the Right.

    In the event that a person or group becomes an Acquiring Person (otherwise than pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock at a price and on terms which are determined to be fair and in the best interests of Protective Life and its stockholders by a majority of the members of the Board of Directors of Protective Life who are not Acquiring Persons or representatives or nominees of or affiliated or associated with an Acquiring Person), proper provision shall be made so that each holder of a Right, other than Rights that were beneficially owned by the Acquiring Person, which will thereafter be void, will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value (as defined in the Rights Agreement) of two times the exercise price of the Right. A person or group will not be deemed to be an Acquiring Person if the Board of Directors of Protective Life determines that such person or group became an Acquiring Person inadvertently and such person or group promptly divests itself of a sufficient number of shares of Common Stock so that such person or group is no longer an Acquiring Person.

    At any time prior to the earlier of (i) the Stock Acquisition Time and (ii) August 18, 2005, Protective Life, by resolution of its Board of Directors, may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors electing to redeem the Rights (or at such time subsequent to such action as the Board of Directors may determine), the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    At any time after a person becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock of Protective Life, the Board of Directors of Protective Life may exchange the Rights (other than Rights beneficially owned by such person which have become void), in whole or in part, for Common Stock of Protective Life at an exchange ratio of one share of Common Stock per Right (subject to adjustment). Protective Life may at its option substitute shares of Junior Preferred Stock (or other series of substantially similar preferred stock of Protective Life) for some or all of the shares of Common Stock exchangeable for Rights, at an exchange ratio of one one-hundredth of a share of Junior Preferred Stock (or such other series of preferred stock) for each share of Common Stock to be exchanged.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Protective Life, other than rights resulting from such holder's ownership of shares of Common Stock, including, without limitation, the right to vote or to receive dividends. Stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common

Stock (or other consideration) of Protective Life or for common stock of the acquiring company as set forth above.

    The Rights and the Rights Agreement can be amended by the Board of Directors of Protective Life in any respect (including, without limitation, any extension of the period in which the Right Certificates may be redeemed) at any time prior to the Stock Acquisition Time. From and after such time, without the approval of the stockholders of Protective Life or the holders of the Rights, the Board of Directors may only supplement or amend the Rights Agreement in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision in the Rights Agreement, (iii) to shorten or lengthen any time period under the Rights Agreement or (iv) to make any changes or supplements which Protective Life may deem necessary or desirable which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an affiliate or associate of any such person), provided that any such action by the Board of Directors must have the concurrence of a majority of the Continuing Directors (as defined in the Rights Agreement) and provided that the Continuing Directors constitute a majority of directors then in office, and provided that the Rights Agreement may not be supplemented or amended to lengthen (A) a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of Protective Life's Board of Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for a purpose of protecting, enhancing or clarifying the Rights of or the benefits to the holders of Rights (other than an Acquiring Person or an affiliate or associate of any such person).

    For purposes of the Rights Agreement, the term "Continuing Director" means any member of the Board of Directors of Protective Life who was a member of the Board prior to the Stock Acquisition Time, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

    The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Protective Life in a manner which causes the Rights to become exercisable unless the offer is conditioned on the Rights being redeemed. This potential dilution may have the effect of delaying, deferring or discouraging attempts to acquire control of Protective Life which are not approved by Protective Life's Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by Protective Life's Board of Directors.

    The foregoing description of the Rights Agreement is qualified in its entirety by reference to the complete terms of the Rights as set forth in the Rights Agreement. The Rights Agreement is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. A copy of the Rights Agreement can be obtained as described under "Available Information".

DESCRIPTION OF JUNIOR PREFERRED STOCK

    GENERAL. In connection with the Rights Agreement, 400,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by the Board of Directors of Protective Life. No shares of Junior Preferred Stock are outstanding as of the date of this Prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of the Restated Certificate of Incorporation and the certificate of designation relating to the Junior Preferred Stock (the "Certificate of Designation"), which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

    RANKING. The Junior Preferred Stock shall rank junior to all other series of Protective Life's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

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    DIVIDENDS AND DISTRIBUTIONS.  Subject to the prior and superior rights of the holders of any share of any series of Preferred Stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum) or (b) (subject to adjustment upon certain dilutive events) 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

    Protective Life shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    VOTING RIGHTS. The holders of shares of Junior Preferred Stock shall have the following voting rights: (a) subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective Life; (b) except as otherwise provided by the Certificate of Designation, the Restated Certificate of Incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective Life; and (c) except as provided in the Certificate of Designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

    LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective Life, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (i) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

    CONSOLIDATION, MERGER, ETC. In case Protective Life shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

    CERTAIN RESTRICTIONS. Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective Life shall not: (i) declare or pay dividends on, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock; (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that Protective Life may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective Life ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or (iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. Protective Life shall not permit any subsidiary of Protective Life to purchase or otherwise acquire for consideration any shares of stock of Protective Life unless Protective Life could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

    REDEMPTION.  The shares of Junior Preferred Stock are not redeemable.

CERTAIN LIMITATIONS ON DIVIDENDS AND OTHER PAYMENTS

    Under the terms of the 9% Subordinated Debentures, Series A of Protective Life and the 8 1/4% Subordinated Debentures, Series B of Protective Life (together, the "A & B Debentures"), under certain conditions, Protective Life has the right at any time to extend the interest payment period with respect to the A & B Debentures. During any such extended interest period, or at any time during which there is an uncured Default or Event of Default (as defined in the Subordinated Indenture, see "Description of Debt Securities of Protective Life--Events of Default, Notice and Certain Rights on Default") under the A & B Debentures, Protective Life is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock or make any guarantee payments with respect to the foregoing, with certain limited exceptions.

         DESCRIPTION OF PREFERRED SECURITIES OF THE PLC CAPITAL TRUSTS

    Each PLC Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each PLC Capital Trust authorizes the Regular Trustees of such PLC Capital Trust to issue on behalf of such PLC Capital Trust one series of Preferred Securities. The Declarations will be qualified as indentures under the Trust Indenture Act. The Institutional Trustee, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the Preferred Securities, to be issued by each PLC Capital Trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the PLC Capital Trust and as described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the respective PLC Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such PLC Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such PLC Capital Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities issued by such PLC Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such PLC Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such PLC Capital Trust to the holders of Preferred Securities of such PLC Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such PLC Capital Trust; (vi) the obligation, if any, of such PLC Capital Trust to purchase or redeem Preferred Securities issued by such PLC Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such PLC Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among the Company and the Underwriters based on, among other factors, redemption prices of securities similar to the Preferred Securities and market conditions generally); (vii) the voting rights, if any, of Preferred Securities issued by such PLC Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more PLC Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such PLC Capital Trust;
(viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such PLC Capital Trust not inconsistent with the Declaration of such PLC Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." The Preferred Securities Guarantee of Protective Life, when taken together with Protective Life's obligations under the Subordinated Debt Securities and the relevant Supplemental Indenture, and its obligations under each Declaration, including obligations to pay costs, expenses, debts and liabilities of the PLC Capital Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee of amounts due on Preferred Securities issued by each of the PLC Capital Trusts. Any United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    In connection with the issuance of Preferred Securities, each PLC Capital Trust will issue one series of Common Securities. The Declaration of each PLC Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such PLC Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a PLC Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such trust and the Common Securities will rank PARI PASSU, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote, and appoint, remove or replace any of the PLC Capital Trustees of a PLC Capital Trust. All of the Common Securities of each PLC Capital Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If an Event of Default under the Declaration of a PLC Capital Trust occurs and is continuing, then the holders of Preferred Securities of such PLC Capital Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such PLC Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the applicable Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If an event of default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of Protective Life to pay interest or principal on the applicable series of Subordinated Debt Securities (a "Debt Payment Failure") on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date) and such Debt Payment Failure is continuing, a holder of Preferred Securities of such PLC Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by Protective Life for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable PLC Capital Trust.

GENERAL

    Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a PLC Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such PLC Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such PLC Capital Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a PLC Capital Trust to the extent not paid by such PLC Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such PLC Capital Trust shall have funds available therefor; (ii) the redemption price, and all accrued and unpaid distributions to the date of redemption (the "Redemption Price") to the extent such PLC Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such PLC Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such PLC Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such PLC Capital Trust has funds available therefor and (b) the amount of assets of such PLC Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such PLC Capital Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable PLC Capital Trust to pay such amounts to such holders.

    Each Preferred Securities Guarantee will be a guarantee with respect to the Preferred Securities issued by the applicable PLC Capital Trust, but will not apply to any payment of distributions except to the extent such PLC Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a PLC Capital Trust, such PLC Capital Trust will not pay distributions on the Preferred Securities issued by such PLC Capital Trust and will not have funds available therefor. The Preferred Securities Guarantee, when taken together with Protective Life's obligations under the Subordinated Debt Securities, the Subordinated Debt Securities Indenture, and the Declaration will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

    The Company will also agree separately, through the Common Guarantees, to irrevocably and unconditionally guarantee the obligations of the PLC Capital Trusts with respect to the Common Securities to the same extent as the Preferred Securities Guarantees, except that upon an event of default under the

Subordinated Debt Securities Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable PLC Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Declaration of such PLC Capital Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by Protective Life of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock, (ii) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of Protective Life capital stock for another class or series of Protective Life capital stock, (iii) the purchase of fractional interests in shares of Protective Life capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective Life capital stock or the security being converted or exchanged and (iv) redemptions or purchases pursuant to Protective Life's Rights Agreement, dated August 7, 1995, between Protective Life and AmSouth Bank as Rights Agent), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank PARI PASSU with or junior to Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Preferred Securities Guarantee, a Common Guarantee, the 8 1/4% TOPrS Guarantees and the Series A Guarantee.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable PLC Capital Trust. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable PLC Capital Trust then outstanding.

TERMINATION

    Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable PLC Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such PLC Capital Trust, (b) upon distribution of the Subordinated Debt Securities held by such PLC Capital Trust to the holders of the Preferred Securities of such PLC Capital Trust or
(c) upon full payment of the amounts payable in accordance with the Declaration of such PLC Capital Trust upon liquidation of such PLC Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable PLC Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

    An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

    The holders of a majority in liquidation amount of the Preferred Securities to which such Preferred Securities Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities to which such Preferred Securities Guarantee relates may institute a legal proceeding directly against the Company to enforce such holder's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant PLC Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such PLC Capital Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

    The Preferred Securities Guarantees will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to all present and future Senior Indebtedness (as such term is defined in the Subordinated Indenture), (ii) PARI PASSU with the Common Guarantees, the Subordinated Debt Securities, the Series A Guarantee, the Series A Subordinated Debentures, the 8 1/4% TOPrS Guarantees, the Series B Subordinated Debentures and any other liabilities or obligations that may be PARI PASSU by their terms and (iii) senior to the Company's common stock, the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by Protective Life in respect to any preferred or preference stock of any affiliate of the Company. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable PLC Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

    The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

    The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under such Preferred Securities Guarantee, from exercising the rights and powers vested in it by such Preferred Securities Guarantee.

GOVERNING LAW

    The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

          EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                    AND THE PREFERRED SECURITIES GUARANTEES

    As set forth in the Declarations, the sole purpose of the PLC Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the PLC Capital Trusts, and to invest the proceeds from such issuance and sale in Subordinated Debt Securities.

    As long as payments of interest and other payments are made when due on the Subordinated Debt Securities held by the PLC Capital Trusts, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of such Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on such Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Protective Life shall pay all, and the PLC Capital Trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of PLC Capital (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the PLC Capital Trustees shall not take or cause or permit the PLC Capital Trusts to, among other things, engage in any activity that is not consistent with the purposes of the applicable PLC Capital Trust.

    Payments of distributions (to the extent funds therefore are available) and other payments due on the Preferred Securities (to the extent funds therefore are available) are guaranteed by Protective Life as and to the extent set forth under "Description of Preferred Securities Guarantees." If Protective Life does not make interest payments on the Subordinated Debt Securities purchased by the applicable PLC Capital Trust, it is expected that the applicable PLC Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities and the Preferred Securities Guarantee will not apply, since the Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that Protective Life has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable PLC Capital Trust as its sole asset. However, the Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Subordinated Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of PLC Capital (other than with respect to the Trust Securities), provide a full and unconditional guarantee, on a subordinated basis, by the Company of amounts due on the Preferred Securities.

    If Protective Life fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period), the Declarations provide a mechanism whereby the holders of the Preferred Securities affected thereby, using the procedures described in any accompanying Prospectus Supplement, may direct the Property Trustee to enforce its rights under the Subordinated Debt Securities. If a Debt Payment Failure has occurred and is continuing, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, Protective Life will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Protective Life to such holder of Preferred Securities in such Direct Action. Protective Life, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If Protective Life fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Securities Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against Protective Life to enforce the Preferred Securities Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against PLC Capital, the Preferred Securities Guarantee Trustee, or any other person or entity.

    Protective Life and each of the PLC Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Protective Life on a subordinated basis of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantee-- General."

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

    Protective Life may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units consisting of a Stock Purchase Contract and Debt Securities or Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities, securing the holders' obligations to purchase the Common Stock under the Purchase Contracts. The Stock Purchase Contracts may require Protective Life to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

    The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not purport to be complete and will be qualified in its entirety by reference to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units.

                              PLAN OF DISTRIBUTION

    Protective Life may sell any of the Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units and the PLC Capital Trusts may sell any of the Preferred Securities, being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by Protective Life or the PLC Capital Trusts, as the case may be, to purchasers.

    The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase Offered Securities may be solicited by agents designated by Protective Life or the PLC Capital Trusts, as the case may be, from time to time. Any such agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Protective Life or the PLC Capital Trusts to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

    If Offered Securities are sold by means of an underwritten offering, Protective Life and/or the PLC Capital Trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Offered Securities in respect of which this

Prospectus is delivered to the public. If underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Offered Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Offered Securities will be obligated to purchase all such Offered Securities if any are purchased.

    If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Protective Life or the PLC Capital Trusts, as the case may be, will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Offered Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offers to purchase Offered Securities may be solicited directly by Protective Life or the PLC Capital Trusts, as the case may be, and the sale thereof may be made by Protective Life or the PLC Capital Trusts, as the case may be, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    Agents, underwriters and dealers may be entitled under relevant agreements with Protective Life and/ or the PLC Capital Trusts to indemnification by Protective Life and/or the PLC Capital Trusts against certain liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

    Each series of Offered Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the New York Stock Exchange. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. Protective Life may elect to list any series of Debt Securities, Preferred Stock, Stock Purchase Contracts or Stock Purchase Units and the PLC Capital Trusts may elect to list any series of Preferred Securities, on an exchange, but neither Protective Life, nor the PLC Capital Trusts shall be obligated to do so. It is possible that one or more underwriters may make a market in a series of Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Offered Securities.

    Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Protective Life and its subsidiaries (including the PLC Capital Trusts) in the ordinary course of business.

    Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Protective Life or the PLC Capital Trusts, as the case may be. Any remarketing firm will be identified and the terms of its agreement, if any, with Protective Life or the PLC Capital Trusts and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with Protective Life to indemnification or contribution by Protective Life and/or the PLC Capital Trusts against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Protective Life and its subsidiaries (including the PLC Capital Trusts) in the ordinary course of business.

    If so indicated in the applicable Prospectus Supplement, Protective Life or the PLC Capital Trusts, as the case may be, may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Offered Securities from Protective Life or the PLC Capital Trusts, as the case may be, at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Offered Securities pursuant to Contracts accepted by Protective Life.

                                 LEGAL MATTERS

    Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities of the PLC Capital Trusts will be passed upon for the Company and the PLC Capital Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Company and the PLC Capital Trusts, and the validity of any other Offered Securities offered hereby and of the Preferred Securities Guarantee and the Senior Debt Securities relating to any Preferred Securities of the PLC Capital Trusts offered hereby will be passed upon for Protective Life and the PLC Capital Trusts by Debevoise & Plimpton. Debevoise & Plimpton may rely upon Richards, Layton & Finger, P.A., special Delaware counsel to Protective Life and the PLC Capital Trusts, as to all matters of Delaware law relating to any Preferred Securities.

                                    EXPERTS

    The consolidated balance sheets of Protective Life as of December 31, 1996 and 1995 and the related consolidated statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996 and the related financial statement schedules which are incorporated by reference or included in Protective Life's Annual Report on Form 10-K for the year ended December 31, 1996 and which have been incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    With respect to the unaudited interim financial information for Protective Life and subsidiaries for the three-month periods ended March 31, 1997 and 1996 incorporated by reference in this Prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Registration Statement of which this Prospectus forms a part states that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

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    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PROTECTIVE LIFE CORPORATION, PLC CAPITAL TRUST II OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PROTECTIVE LIFE CORPORATION OR PLC CAPITAL TRUST II SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           --------------------------

                               TABLE OF CONTENTS

                PROSPECTUS SUPPLEMENT
                                              PAGE
                                            ---------
Prospectus Supplement Summary.............        S-6
Risk Factors..............................       S-22
The Company...............................       S-32
The Trust.................................       S-38
Use of Proceeds...........................       S-39
Third Quarter Results.....................       S-40
Price Range of Common Stock and
  Dividends...............................       S-43
Capitalization of Protective Life.........       S-44
Accounting Treatment......................       S-44
Selected Financial Information of the
  Company.................................       S-46
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................       S-48
Description of FELINE PRIDES..............       S-57
Description of the Purchase Contracts.....       S-60
Certain Provisions of the Purchase
  Contract Agreement and the Pledge
  Agreement...............................       S-69
Description of the Preferred Securities...       S-72
Description of the Preferred Securities
  Guarantee...............................       S-83
Description of the Subordinated Debt
  Securities..............................       S-85
Effect of Obligations Under the
  Subordinated Debt Securities and the
  Preferred Securities Guarantee..........       S-96
Certain Federal Income Tax Consequences...       S-97
Underwriting..............................      S-104
Legal Matters.............................      S-106
Index of Terms for Prospectus
  Supplement..............................      S-107
Index to Financial Statements.............        F-1
                     PROSPECTUS
Available Information.....................          3
Incorporation of Certain Documents by
  Reference...............................          4
Protective Life Corporation...............          5
The PLC Capital Trusts....................          6
Use of Proceeds...........................          6
Consolidated Earnings Ratios..............          7
Description of Debt Securities of
  Protective Life.........................          8
Description of Capital Stock of Protective
  Life....................................         18
Description of Preferred Stock of
  Protective Life.........................         18
Description of Common Stock of Protective
  Life....................................         18
Description of Preferred Securities of the
  PLC Capital Trusts......................         24
Description of the Preferred Securities
  Guarantees..............................         27
Effect of Obligations Under the
  Subordinated
  Debt Securities and the Preferred
  Securities Guarantees...................         30
Description of Stock Purchase Contracts
  and Stock Purchase Units................         31
Plan of Distribution......................         31
Legal Matters.............................         33
Experts...................................         33

                          2,000,000 FELINE PRIDES-SM-

                          PROTECTIVE LIFE CORPORATION

                              PLC CAPITAL TRUST II

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                              MERRILL LYNCH & CO.
                              GOLDMAN, SACHS & CO.
                             FOX-PITT, KELTON INC.
                         THE ROBINSON-HUMPHREY COMPANY

                               NOVEMBER 20, 1997

                  -SM-SERVICE MARK OF MERRILL LYNCH & CO. INC.

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